Exhibit 10.1

CREDIT AGREEMENT

by and among

SITEL CORPORATION

and

EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO
as Borrowers,

THE LENDERS THAT ARE SIGNATORIES HERETO
as the Lenders,

WELLS FARGO FOOTHILL, INC.
as the Arranger, Administrative Agent, European Administrative Agent, Collateral
Agent and Fronting Lender

and

WELLS FARGO FINANCIAL CORPORATION CANADA,
as Canadian Administrative Agent

Dated as of August 19, 2005

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION

	1.1.	Definitions
	1.2.	Accounting Terms
	1.3.	Code
	1.4.	Construction
	1.5.	Schedules and Exhibits

2.	LOAN AND TERMS OF PAYMENT

	2.1.	Revolver Advances
	2.2.	Term Loan A
	2.3.	Borrowing Procedures and Settlements
	2.4.	Payments
	2.5.	Overadvances
	2.6.	Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations
	2.7.	Cash Management
	2.8.	Crediting Payments; Clearance Charge
	2.9.	Designated Account
	2.10.	Maintenance of Loan Accounts; Statements of Obligations
	2.11.	Fees
	2.12.	Letters of Credit
	2.13.	LIBOR Option
	2.14.	Capital Requirements
	2.15.	Joint and Several Liability of Borrowers
	2.16.	Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest

3.	CONDITIONS; TERM OF AGREEMENT

	3.1.	Conditions Precedent to the Initial Extension of Credit
	3.2.	Conditions Precedent to all Extensions of Credit
	3.3.	Term
	3.4.	Effect of Termination
	3.5.	Early Termination by Borrowers

4.	REPRESENTATIONS AND WARRANTIES

	4.1.	No Encumbrances
	4.2.	Eligible Accounts
	4.3.	[Intentionally Omitted]
	4.4.	Equipment
	4.5.	Location of Inventory and Equipment
	4.6.	Inventory Records
	4.7.	State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims

	4.8.	Due Organization and Qualification; Subsidiaries
	4.9.	Due Authorization; No Conflict
	4.10.	Litigation
	4.11.	No Material Adverse Change
	4.12.	Fraudulent Transfer
	4.13.	Employee Benefits
	4.14.	Environmental Condition
	4.15.	Intellectual Property
	4.16.	Leases
	4.17.	Deposit Accounts and Securities Accounts
	4.18.	Complete Disclosure
	4.19.	Indebtedness
	4.20.	Withholdings and Remittances
	4.21.	Payments to Employees and Others
	4.22.	Term B Debt Documents

5.	AFFIRMATIVE COVENANTS

	5.1.	Accounting System
	5.2.	Collateral Reporting
	5.3.	Financial Statements, Reports, Certificates
	5.4.	Inspection
	5.5.	Maintenance of Properties
	5.6.	Taxes
	5.7.	Insurance
	5.8.	Location of Inventory and Equipment
	5.9.	Compliance with Laws
	5.10.	Leases
	5.11.	Existence
	5.12.	Environmental
	5.13.	Disclosure Updates
	5.14.	Control Agreements
	5.15.	Formation of Subsidiaries; Further Assurances
	5.16.	Term B Debt Documents

6.	NEGATIVE COVENANTS

	6.1.	Indebtedness
	6.2.	Liens
	6.3.	Restrictions on Fundamental Changes
	6.4.	Disposal of Assets
	6.5.	Change Name
	6.6.	Nature of Business
	6.7.	Prepayments and Amendments
	6.8.	Change of Control
	6.9.	[Intentionally Omitted]
	6.10.	Distributions

	6.11.	Accounting Methods
	6.12.	Investments
	6.13.	Transactions with Affiliates
	6.14.	Use of Proceeds
	6.15.	SITEL Mexico Holdings LLC and SITMEX-USA, LLC
	6.16.	Non-Loan Party Subsidiaries; Immaterial Subsidiaries
	6.17.	Financial Covenants

7.	EVENTS OF DEFAULT

8.	THE LENDER GROUP’S RIGHTS AND REMEDIES

	8.1.	Rights and Remedies
	8.2.	Remedies Cumulative

9.	TAXES AND EXPENSES.

10.	WAIVERS; INDEMNIFICATION

	10.1.	Demand; Protest; etc.
	10.2.	The Lender Group’s Liability for Borrower Collateral
	10.3.	Indemnification
	10.4.	Currency Indemnity

11.	NOTICES

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS

	13.1.	Assignments and Participations
	13.2.	Successors

14.	AMENDMENTS; WAIVERS

	14.1.	Amendments and Waivers
	14.2.	Replacement of Holdout Lender
	14.3.	No Waivers; Cumulative Remedies

15.	AGENT; THE LENDER GROUP

	15.1.	Appointment and Authorization of Administrative Agent
	15.2.	Delegation of Duties
	15.3.	Liability of Agents
	15.4.	Reliance by Agents
	15.5.	Notice of Default or Event of Default
	15.6.	Credit Decision
	15.7.	Costs and Expenses; Indemnification
	15.8.	Agents in Individual Capacity
	15.9.	Successor Agent
	15.10.	Lender in Individual Capacity
	15.11.	Withholding Taxes
	15.12.	Collateral Matters

	15.13.	Restrictions on Actions by Lenders; Sharing of Payments
	15.14.	Agency for Perfection
	15.15.	Payments by Agent to the Lenders
	15.16.	Concerning the Collateral and Related Loan Documents
	15.17.	Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information
	15.18.	Several Obligations; No Liability
	15.19.	Bank Product Providers
	15.20.	Quebec Security

16.	GENERAL PROVISIONS

	16.1.	Intentionally Omitted
	16.2.	Effectiveness
	16.3.	Section Headings
	16.4.	Interpretation
	16.5.	Severability of Provisions
	16.6.	Counterparts; Electronic Execution
	16.7.	Revival and Reinstatement of Obligations
	16.8.	Confidentiality
	16.9.	Know Your Customer
	16.10.	Integration
	16.11.	Parent as Administrative Agent for Borrowers

v

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1(A)	Form of US Borrowing Base Certificate
Exhibit B-1(B)	Form of Foreign Borrowing Base Certificate
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice
Exhibit U-1	Form of US Security Agreement

Schedule A-1	Administrative Agent’s Account
Schedule A-2	Canadian Administrative Agent’s Account
Schedule A-3	European Administrative Agent’s Account
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule I-1	Immaterial Subsidiaries
Schedule N-1	Non-Loan Party Subsidiaries
Schedule P-1	Permitted Liens
Schedule R-1	Real Property
Schedule S-1	Significant Subsidiaries
Schedule 1.1	Definitions
Schedule 2.7(a)	Cash Management Banks
Schedule 3.1	Conditions Precedent
Schedule 4.5	Locations of Inventory and Equipment
Schedule 4.7(a)	States of Organization
Schedule 4.7(b)	Chief Executive Offices
Schedule 4.7(c)	Organizational Identification Numbers
Schedule 4.7(d)	Commercial Tort Claims
Schedule 4.8(b)	Capitalization of Borrowers
Schedule 4.8(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.10	Litigation
Schedule 4.13	Employee Benefits
Schedule 4.14	Environmental Matters
Schedule 4.15	Intellectual Property
Schedule 4.17	Deposit Accounts and Securities Accounts
Schedule 4.19	Permitted Indebtedness
Schedule 5.2	Collateral Reporting
Schedule 5.3	Financial Statements, Reports, Certificates
Schedule 6.12	Investments
Schedule 6.13	Transactions with Affiliates

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of August 19, 2005 by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns and the Fronting Lender, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger, administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), European administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “European Administrative Agent”), collateral agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”) and fronting lender for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Fronting Lender”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as Canadian administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Canadian Administrative Agent”) and SITEL CORPORATION, a Minnesota corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof and that from time to time become parties to this Agreement (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and collectively, as the “Borrowers”).

The parties agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1.                            Definitions.

Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2.                            Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or financial requirement set forth in any Loan Document and the Administrative Borrower notifies the Administrative Agent that the Administrative Borrower requests an amendment of such provision to eliminate the effect of such change occurring after the date hereof in GAAP or the application thereof (or if the Administrative Agent notifies the Administrative Borrower that the Required Lenders request an amendment of any provision for such purpose), regardless of whether such notice is given before or after such change, the Administrative Agent, the Lenders and Borrowers shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP as in effect and as applied prior to such change therein and (ii) Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Borrowers” or the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.3.                            Code.

Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein, provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern and when used to describe a category or categories of Collateral owned by a Canadian Borrower, such term shall have the definition provided in the PPSA.

1.4.                            Construction.

Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to the satisfaction or payment or repayment in full of the Obligations shall mean the payment or repayment in full in cash (or collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or collateralized pursuant to the provisions of this Agreement.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5.                            Schedules and Exhibits.

All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.                                      LOAN AND TERMS OF PAYMENT.

2.1.                            Revolver Advances.

(a)                                  Subject to the terms and conditions of this Agreement, and during the term of this Agreement, (i) each Lender with a US Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“US Advances”) to US Borrowers in an aggregate Dollar Equivalent principal amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (x) the Maximum US Revolver Amount less the US Letter of Credit Usage, or (y) the US Borrowing Base less the US Letter of Credit Usage, (ii) each Lender with a Canadian Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Canadian Advances”) to Canadian Borrowers in an aggregate Dollar Equivalent principal amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (x) the Maximum Canadian Revolver Amount less the Canadian Letter of Credit Usage, or (y) the Canadian Borrowing Base less the Canadian Letter of Credit Usage and (iii) each Lender with a European Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“European Advances”) to European Borrowers in an aggregate Dollar Equivalent principal amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (x) the Maximum European Revolver Amount less the European Letter of Credit Usage, or (y) the European Borrowing Base less the European Letter of Credit Usage.  Notwithstanding anything to the contrary contained herein, with respect to any Offshore Currency Rate Loan, the Pro Rata Share of each Non-Offshore Currency Lender shall be fronted by the Fronting Lender (with each Non-Offshore Currency Lender hereby agreeing to participate in the risk associated with such Offshore Currency Rate Loan in accordance with Section 2.17), with each Non-Offshore Currency Lender having no obligation or commitment to fund in an Approved Offshore Currency, except as provided in Section 2.17.

(b)                                 Anything to the contrary in this Section 2.1 notwithstanding, Administrative Agent shall have the right to establish reserves (without duplication for reserves established pursuant to the definitions of US Borrowing Base and Foreign Borrowing Base) in such amounts, and with respect to such matters, as Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the US Borrowing Base or the Foreign Borrowing Base, as the case may be, including reserves (i) with respect to (A) sums that Borrowers are required to pay by any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay, and (B) amounts owing by Borrowers or their Significant Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Administrative Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, income, payroll, excise, sales, pension plan obligations, or other taxes where given priority under Applicable Law) in and to such item of the Collateral and (ii) after the occurrence and during the continuance of an Event of Default, with respect to such other matters as Administrative Agent in its Permitted Discretion shall deem necessary or appropriate.

(c)                                  Amounts borrowed pursuant to this Section 2.1 consisting of US Advances or European Advances shall be denominated in Dollars or an Approved Offshore Currency, and amounts borrowed pursuant to this Section 2.1 consisting of Canadian Advances shall be denominated in Dollars or Canadian Dollars.

(d)                                 Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

2.2.                            Term Loan A.

(a)                                  Subject to the terms and conditions of Section 3.2 of this Agreement and the prior or contemporaneous funding of the Term B Debt, within 35 days following the Closing Date each Lender with a Term Loan A Commitment agrees (severally, not jointly or jointly and severally) to make in one draw term loans (collectively, the “Term Loan A”) to US Borrowers in an amount equal to such Lender’s Pro Rata Share of the Term Loan A Amount.  The Term Loan A shall, subject to adjustment as provided below, be repaid on the following dates and in the following amounts:

Date	Installment Amount
The first day of each calendar month commencing on the first day of the calendar month immediately following the first full calendar month after the making of the Term Loan A	$300,000

Except as provided in Section 2.4(c) hereof and except in connection with the repayment of all of the Obligations and the termination of this Agreement, the US Borrowers may, at any time and from time to time, upon at least 5 Business Days’ prior written notice to Administrative Agent, prepay the principal amount of the Term Loan A in whole or in part (each an “Optional Prepayment”); provided that any such partial prepayment shall be in an amount equal to $5,000,000 or a higher integral multiple of $1,000,000.  The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan A shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration.  All amounts outstanding under the Term Loan A shall constitute Obligations.

(b)                                 Each Optional Prepayment of the Term Loan A shall be applied to the remaining installments due on the Term Loan A in inverse order of maturity.

(c)                                  Once any portion of the Term Loan A has been paid or prepaid, it may not be reborrowed.

(d)                                 Amounts borrowed pursuant to this Section 2.2 shall be denominated in Dollars.

2.3.                            Borrowing Procedures and Settlements.

(a)                                  Procedure for Borrowing.

(i)                                     Each US Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Administrative Agent specifying (i) the amount of such US Borrowing, (ii) the currency in which such US Borrowing will be made and (iii) the requested Funding Date, which shall be a Business Day.  Unless US Swing Lender is not obligated to make a US Swing Loan pursuant to Section 2.3(b) below or Administrative Borrower elects such US Borrowing to be an Offshore Currency Rate Loan or other LIBOR Rate Loan pursuant to Section 2.13(b), such notice must be received by Administrative Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date; provided, however, that if (x) US Swing Lender is not obligated to make a US Swing Loan as to a requested US Borrowing and Administrative Borrower has not elected such US Borrowing be an Offshore Currency Rate Loan or other LIBOR Rate Loan, such notice must be received by Administrative Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date, (y) Administrative Borrower requests that such US Borrowing be a LIBOR Rate Loan denominated in Dollars, such notice must be received by Administrative Agent no later than 11:00 a.m. (California time) at least 3 Business Days prior to the requested Funding Date, or (z) Administrative Borrower requests that such US Borrowing be an Offshore Currency Rate Loan, such notice must be received by Administrative Agent no later than 10:00 a.m. (California time) 3 Business Days prior to the date that is the requested Funding Date.  At Administrative Agent’s election with respect to US Borrowings denominated in Dollars, in lieu of delivering the above-described written request, any Authorized Person may give Administrative Agent telephonic notice of such request by the required time.  In such circumstances, US Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(ii)                                  Each Canadian Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Canadian Administrative Agent specifying (i) the amount of such Canadian Borrowing, (ii) the currency in which such Canadian Borrowing will be made and (iii) the requested Funding Date, which shall be a Business Day.  Unless Administrative Borrower elects such Canadian Borrowing to be a LIBOR Rate Loan pursuant to Section 2.13(b), such notice must be received by Canadian Administrative Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date; provided, however, that if Administrative Borrower requests that such Canadian Borrowing be a LIBOR Rate Loan denominated in Dollars or Canadian Dollars, such notice must be received by Canadian Administrative Agent no later than 11:00 a.m. (California time) at least 3 Business Days prior to the requested Funding Date.

(iii)                               Each European Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to European Administrative Agent specifying (i) the amount of such European Borrowing, (ii) the currency in which such European Borrowing will be made and (iii) the requested Funding Date, which shall be a Business Day.  Unless European Swing Lender is not obligated to make a European Swing Loan pursuant to Section 2.3(b) below or Administrative Borrower elects such European Borrowing to be an Offshore Currency Rate Loan or other LIBOR Rate Loan pursuant to Section 2.13(b), such notice must be received by European Administrative Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date; provided, however, that if (x) European Swing Lender is not obligated to make a European Swing Loan as to a requested European Borrowing and Administrative Borrower has not elected such European Borrowing be an Offshore Currency Rate Loan or other LIBOR Rate Loan, such notice must be received by European Administrative Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date, (y) Administrative Borrower requests that such European Borrowing be a LIBOR Rate Loan denominated in Dollars, such notice must be received by European Administrative Agent no later than 11:00 a.m. (California time) at least 3 Business Days prior to the requested Funding Date, or (z) Administrative Borrower requests that such European Borrowing be an Offshore Currency Rate Loan, such notice must be received by European Administrative Agent no later than 10:00 a.m. (California time) 3 Business Days prior to the date that is the requested Funding Date.  At European Administrative Agent’s election with respect to European Borrowings denominated in Dollars, in lieu of delivering the above-described written request, any Authorized Person may give European Administrative Agent telephonic notice of such request by the required time.  In such circumstances, European Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(iv)                              The Borrowing of the Term Loan A shall be made by an irrevocable written request by an Authorized Person delivered to Administrative Agent.  Unless Administrative Borrower elects such Borrowing to be a LIBOR Rate Loan pursuant to Section 2.13(b), such notice must be received by Administrative Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying the requested Funding Date, which shall be a Business Day; provided, however, that if Administrative Borrower requests that such Borrowing be a LIBOR Rate Loan, such notice must be received by Administrative Agent no later than 11:00 a.m. (California time) at least 3 Business Days prior to the requested Funding Date.  At Administrative Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Administrative Agent telephonic notice of such request by the required time.  In such circumstances, US Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b)                                 Making of Swing Loans.

(i)                                     In the case of a request for a US Advance and so long as (i) such US Advance is to be denominated in Dollars and (ii) either (A) the aggregate amount of US Swing Loans made since the last Settlement Date and not since repaid plus the amount of the requested US Advance does not exceed $5,000,000, or (B) US Swing Lender, in its sole discretion, shall agree to make a US Swing Loan notwithstanding the foregoing limitation, US Swing Lender, as a Lender, shall make a US Advance in the amount of such US Borrowing (any such US Advance made solely by US Swing Lender as a Lender pursuant to this Section 2.3(b)(i) being referred to as a “US Swing Loan” and such US Advances being referred to collectively as “US Swing Loans”) available to US Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the applicable US Designated Account.  Each US Swing Loan shall be deemed to be a US Advance hereunder and shall be subject to all the terms and conditions applicable to other US Advances, except that all payments on any US Swing Loan shall be payable to US Swing Lender as a Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(iv), US Swing Lender as a Lender shall not make and shall not be obligated to make any US Swing Loan if US Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 are required to, but will not, be satisfied on the requested Funding Date for the applicable US Borrowing unless such condition has been waived in accordance with the terms of this Agreement, or (ii) the requested US Borrowing would exceed the US Availability on such Funding Date.  US Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any US Swing Loan.  The US Swing Loans shall be secured by the Agent’s Liens in the US Collateral, constitute US Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to US Advances that are Base Rate Loans.

(ii)                                  In the case of a request for a Canadian Advance denominated in Dollars or Canadian Dollars and so long as either (i) the Dollar Equivalent of the aggregate amount of Canadian Swing Loans made since the last Settlement Date and not since repaid plus the Dollar Equivalent amount of the requested Canadian Advance does not exceed $2,500,000, or (ii) Canadian Swing Lender, in its sole discretion, shall agree to make a Canadian Swing Loan notwithstanding the foregoing limitation, Canadian Swing Lender, as a Lender, shall make a Canadian Advance in the amount of such Canadian Borrowing (any such Canadian Advance made solely by Canadian Swing Lender as a Lender pursuant to this Section 2.3(b)(ii) being referred to as a “Canadian Swing Loan” and such Canadian Advances being referred to collectively as “Canadian Swing Loans”) available to Canadian Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the applicable Canadian Designated Account.  Each Canadian Swing Loan shall be deemed to be a Canadian Advance hereunder and shall be subject to all the terms and conditions applicable to other Canadian Advances, except that all payments on any Canadian

Swing Loan shall be payable to Canadian Swing Lender as a Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(iv), Canadian Swing Lender as a Lender shall not make and shall not be obligated to make any Canadian Swing Loan if Canadian Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 are required to, but will not, be satisfied on the requested Funding Date for the applicable Canadian Borrowing unless such condition has been waived in accordance with the terms of this Agreement, or (ii) the Dollar Equivalent of the requested Canadian Borrowing would exceed the Dollar Equivalent of the Canadian Availability on such Funding Date.  Canadian Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Canadian Swing Loan.  The Canadian Swing Loans shall be secured by the Agent’s Liens in the Collateral, constitute Canadian Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Canadian Advances that are Base Rate Loans.

(iii)                               In the case of a request for a European Advance and so long as (i) such European Advance is to be denominated in Dollars and (ii) either (A) the aggregate amount of European Swing Loans made since the last Settlement Date and not since repaid plus the Dollar Equivalent amount of the requested European Advance does not exceed $2,500,000, or (B) European Swing Lender, in its sole discretion, shall agree to make a European Swing Loan notwithstanding the foregoing limitation, European Swing Lender, as a Lender, shall make a European Advance in the amount of such European Borrowing (any such European Advance made solely by European Swing Lender as a Lender pursuant to this Section 2.3(b)(iii) being referred to as a “European Swing Loan” and such European Advances being referred to collectively as “European Swing Loans”) available to European Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the applicable European Designated Account.  Each European Swing Loan shall be deemed to be a European Advance hereunder and shall be subject to all the terms and conditions applicable to other European Advances, except that all payments on any European Swing Loan shall be payable to European Swing Lender as a Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(iv), European Swing Lender as a Lender shall not make and shall not be obligated to make any European Swing Loan if European Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 are required to, but will not, be satisfied on the requested Funding Date for the applicable European Borrowing unless such condition has been waived in accordance with the terms of this Agreement, or (ii) the Dollar Equivalent of the requested European Borrowing would exceed the Dollar Equivalent of the European Availability on such Funding Date.  European Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any European Swing Loan.  The European Swing Loans shall be secured by the Agent’s Liens in the Collateral, constitute European Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to European Advances that are Base Rate Loans.

(c)                                  Making of Loans.

(i)                                     In the event that the US Swing Lender is not obligated to make a US Swing Loan, then promptly after receipt of a request for a US Borrowing pursuant to Section 2.3(a), (A) in the case of Borrowings other than Offshore Currency Rate Loans, Administrative Agent shall notify the US Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto by telecopy, telephone, or other similar form of transmission, of the requested US Borrowing (provided, that notice of a requested LIBOR Rate Loan shall be provided as set forth in Section 2.13(b)), and (B) in the case of Borrowings consisting of Offshore Currency Rate Loans, Administrative Agent shall notify the US Lenders, not later than 1:00 p.m. (California time) at least 3 Business Days prior to the Funding Date applicable thereto by telecopy, telephone, or other similar form of transmission, of the requested US Borrowing.  Each US Lender shall make the amount of such US Lender’s Pro Rata Share of the requested US Borrowing available to Administrative Agent in immediately available funds and in the Applicable Currency, to the applicable Administrative Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto.  After Administrative Agent’s receipt of the proceeds of such US Advances, Administrative Agent shall promptly make the proceeds thereof available to Administrative Borrower, for the benefit of the US Borrowers, on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Administrative Agent to the applicable US Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(iv), Administrative Agent shall not request any US Lender to make, and no US Lender shall have the obligation to make, any US Advance if Administrative Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 are required to, but will not, be satisfied on the requested Funding Date for the applicable US Borrowing unless such condition has been waived, or (2) the Dollar Equivalent of the requested US Borrowing would exceed the US Availability on such Funding Date.

(ii)                                  In the event that the Canadian Swing Lender is not obligated to make a Canadian Swing Loan, then promptly after receipt of a request for a Canadian Borrowing pursuant to Section 2.3(a), Canadian Administrative Agent shall notify the Canadian Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto by telecopy, telephone, or other similar form of transmission, of the requested Canadian Borrowing (provided, that notice of a requested LIBOR Rate Loan shall be provided as set forth in Section 2.13(b)).  Each Canadian Lender shall make the amount of such Canadian Lender’s Pro Rata Share of the requested Canadian Borrowing available to Canadian Administrative Agent in immediately available funds and in the Applicable Currency, to the applicable Canadian Administrative Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto.  After Canadian Administrative Agent’s receipt of the proceeds of such Canadian Advances, Canadian Administrative Agent shall promptly make the proceeds thereof available to Canadian Administrative Borrower, on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Canadian Administrative Agent to the applicable Canadian Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(iv), Canadian Administrative Agent shall not request any Canadian Lender to make, and no Canadian Lender shall have the obligation to make, any Canadian Advance if Canadian Administrative Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 are required to, but will not, be satisfied on the requested Funding Date for the applicable Canadian Borrowing unless such condition has been waived, or (2) the Dollar Equivalent of the requested Canadian Borrowing would exceed the Dollar Equivalent of the Canadian Availability on such Funding Date.

(iii)                               In the event that the European Swing Lender is not obligated to make a European Swing Loan, then promptly after receipt of a request for a European Borrowing pursuant to Section 2.3(a), (A) in the case of Borrowings other than Offshore Currency Rate Loans, European Administrative Agent shall notify the European Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto by telecopy, telephone, or other similar form of transmission, of the requested European Borrowing (provided, that notice of a requested LIBOR Rate Loan shall be provided as set forth in Section 2.13(b)), and (B) in the case of Borrowings consisting of Offshore Currency Rate Loans, European Administrative Agent shall notify the European Lenders, not later 1:00 p.m. (California time) at least 3 Business Days prior to the Funding Date applicable thereto by telecopy, telephone, or other similar form of transmission, of the requested European Borrowing.  Each European Lender shall make the amount of such European Lender’s Pro Rata Share of the requested European Borrowing available to European Administrative Agent in immediately available funds and in the Applicable Currency, to the applicable European Administrative Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto.  After European Administrative Agent’s receipt of the proceeds of such Advances, European Administrative Agent shall promptly make the proceeds thereof available to European Administrative Borrower, on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by European Administrative Agent to the applicable European Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(iv), European Administrative Agent shall not request any European Lender to make, and no European Lender shall have the obligation to make, any European Advance if European Administrative Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 are required to, but will not, be satisfied on the requested Funding Date for the applicable European Borrowing unless such condition has been waived, or (2) the Dollar Equivalent of the requested European Borrowing would exceed the Dollar Equivalent of the European Availability on such Funding Date.

(iv)                              Unless Administrative Agent or European Administrative Agent, as applicable, receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing other than Approved Offshore Rate Loans and prior to 1:00 p.m. (California time) 3 Business Days prior to the date of a Borrowing consisting of Approved Offshore Rate Loans, that such Lender will not make available as and when required hereunder to such Agent for the account of the US Borrowers or the European Borrowers, as the case may be, the amount of that Lender’s Pro Rata Share of the Borrowing, such Agent may assume that each Lender has made or will make such amount available to such Agent in immediately available funds and in the Applicable Currency on the Funding Date and such Agent may (but shall not be so required), in reliance upon such assumption, make available on such date, with respect to any US Borrowing, to the US Borrowers or, with respect to any European Borrowing, to the European Borrowers, a corresponding amount.  If and to the extent any Lender shall not have made its full amount available to Administrative Agent or European Administrative Agent, as applicable, in immediately available funds and such Agent in such circumstances has made available to US Borrowers or European Borrowers, as the case may be, such amount, that Lender shall on the Business Day following such Funding Date make such amount available to such Agent, together with interest at the Defaulting Lender Rate for each day during such period.  A notice submitted by Administrative Agent or European Administrative Agent, as applicable, to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error.  If such amount is so made available, such payment to Administrative Agent or European Administrative Agent, as applicable, shall constitute such Lender’s Advance on the date of such Borrowing for all purposes of this Agreement.  If such amount is not made available to Administrative Agent or European Administrative Agent, as applicable, on the Business Day following the Funding Date, such Agent will notify Administrative Borrower of such failure to fund and, upon demand by Administrative Agent, with respect to any US Borrowing, US Borrowers shall pay such amount to Administrative Agent for Administrative Agent’s account, and, with respect to any European Borrowing, European Borrowers shall pay such amount to European Administrative Agent for European Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances comprising such Borrowing.  Unless Canadian Administrative Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Canadian Administrative Agent for the account of the Canadian Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Canadian Administrative Agent may assume that each Lender has made or will make such amount available to Canadian Administrative Agent in immediately available funds and in the Applicable Currency on the Funding Date and Canadian Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available on such date, with respect to any Canadian Borrowing, to the Canadian Borrowers, a corresponding amount.  If and to the extent any Canadian Lender shall not have made its full amount available to Canadian Administrative Agent in immediately available funds and Canadian Administrative Agent in such circumstances has made available to Canadian Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Canadian Administrative Agent, together with interest at the Defaulting Lender Rate for each day during such period.  A notice submitted by Canadian Administrative Agent to any Canadian Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error.  If such amount is so made available, such payment to Canadian Administrative Agent shall constitute such Canadian Lender’s Advance on the date of such Borrowing for all purposes of this Agreement.  If such amount is not made available to Canadian Administrative Agent on the Business Day following the Funding Date, such

Agent will notify Administrative Borrower of such failure to fund and, upon demand by Canadian Administrative Agent, with respect to any Canadian Borrowing, Canadian Borrowers shall pay such amount to Canadian Administrative Agent for Canadian Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances comprising such Borrowing.  The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(v)                                 No Agent shall be obligated to transfer to a Defaulting Lender any payments made by US Borrowers, Canadian Borrowers or European Borrowers, as the case may be, to such Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, such Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), such Agent shall retain same to be re-advanced to the applicable Borrowers as if such Defaulting Lender had made Advances to such Borrowers.  Subject to the foregoing, Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, may hold and, in its Permitted Discretion, re-lend to the applicable Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by such Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero.  This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, and Administrative Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, all amounts owing by Defaulting Lender in respect thereof.  The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agents or to the Lenders other than such Defaulting Lender.  Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Administrative Agent, to arrange for a substitute Lender to assume the Advances and Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Administrative Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(d)                                 Protective Advances and Optional Overadvances.

(i)                                     Administrative Agent hereby is authorized by Borrowers and the Lenders, from time to time in Administrative Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make US Advances to US Borrowers on behalf of the US Lenders that Administrative Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (3) to pay any other amount chargeable to US Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “US Protective Advances”); provided, that the aggregate Dollar Equivalent of the principal amount of US Protective Advances made pursuant to this Section 2.3(d)(i), when taken together with the Dollar Equivalent of the outstanding principal amount of Overadvances made pursuant to Section 2.3(d)(iv), Canadian Protective Advances made pursuant to Section 2.3(d)(ii) and European Protective Advances made pursuant to Section 2.3(d)(iii), shall not exceed at any time an amount equal to the lesser of (x) 10% of the Foreign Borrowing Base (without giving effect to clause (c) of the definition thereof) then in effect and (y)  $7,500,000.

(ii)                                  Canadian Administrative Agent hereby is authorized by Borrowers and the Lenders, from time to time in Canadian Administrative Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Canadian Advances to Canadian Borrowers on behalf of the Canadian Lenders that Canadian Administrative Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (3) to pay any other amount chargeable to Canadian Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Canadian Advances described in this Section 2.3(d)(ii) shall be referred to as “Canadian Protective Advances”); provided, that the aggregate Dollar Equivalent of the principal amount of Canadian Protective Advances made pursuant to this Section 2.3(d)(ii), when taken together with the Dollar Equivalent of the outstanding principal amount of Overadvances made pursuant to Section 2.3(d)(iv), US

Protective Advances made pursuant to Section 2.3(d)(i) and European Protective Advances made pursuant to Section 2.3(d)(iii), shall not exceed at any time an amount equal to the lesser of (x) 10% of the Foreign Borrowing Base (without giving effect to clause (c) of the definition thereof) then in effect and (y) $7,500,000.

(iii)                               European Administrative Agent hereby is authorized by Borrowers and the Lenders, from time to time in European Administrative Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make European Advances to European Borrowers on behalf of the European Lenders that European Administrative Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (3) to pay any other amount chargeable to European Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the European Advances described in this Section 2.3(d)(iii) shall be referred to as “European Protective Advances”); provided, that the aggregate Dollar Equivalent of the principal amount of European Protective Advances made pursuant to this Section 2.3(d)(ii), when taken together with the Dollar Equivalent of the outstanding principal amount of Overadvances made pursuant to Section 2.3(d)(iv), US Protective Advances made pursuant to Section 2.3(d)(i) and Canadian Protective Advances made pursuant to Section 2.3(d)(ii), shall not exceed at any time an amount equal to the lesser of (x) 10% of the Foreign Borrowing Base (without giving effect to clause (c) of the definition thereof) then in effect and (y) $7,500,000.

(iv)                              Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Administrative Agent, Canadian Administrative Agent, European Administrative Agent, Fronting Lender, US Swing Lender, Canadian Swing Lender, or European Swing Lender, as applicable, and Administrative Agent, Canadian Administrative Agent, European Administrative Agent, Fronting Lender, US Swing Lender, Canadian Swing Lender, or European Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, (1) the outstanding US Revolver Usage does not exceed the US Borrowing Base by more than $7,500,000 and (2) the outstanding Revolver Usage does not exceed the Foreign Borrowing Base (without giving effect to clause (c) of the definition thereof) by more than the lesser of (x) 10% of the Foreign Borrowing Base (without giving effect to clause (c) of the definition thereof) then in effect and (y) $7,500,000, (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Accounts for interest, fees, or Lender Group Expenses) does not exceed the amount equal to the Maximum Revolver Amount less the Availability Reserve, (C) the aggregate Dollar Equivalent of the principal amount of Overadvances made pursuant to this Section 2.3(d)(iv), when taken together with the Dollar Equivalent of the outstanding principal amount of Protective Advances made pursuant to Sections 2.3(d)(i), (ii) and (iii), does not exceed at any time an amount equal to the lesser of

(x) 10% of the Foreign Borrowing Base (without giving effect to clause (c) of the definition thereof) then in effect and (y) $7,500,000 and (D) at the time of the making of such Advance, such Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days.  In the event Administrative Agent, Canadian Administrative Agent or European Administrative Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Administrative Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Accounts for interest, fees, or Lender Group Expenses) unless such Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with such Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the foregoing provisions.  In such circumstances, if any Lender disagrees with the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.  Each Lender with a Revolver Commitment shall be obligated to settle with Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, as provided in Section 2.3(e) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by such Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(iv), and any Overadvances resulting from the charging to a Loan Account of interest, fees, or Lender Group Expenses.

(v)                                 Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and all payments on the US Protective Advances and European Protective Advances shall be payable to Administrative Agent or European Administrative Agent, as the case may be, solely for its own account (to the extent such Advances have not been settled with Lenders pursuant to clause (e) of this Section) and all payments on the Canadian Protective Advances shall be payable to Canadian Administrative Agent solely for its own account (to the extent such Advances have not been settled with Lenders pursuant to clause (e) of this Section).  The Protective Advances and Overadvances shall be repayable on demand, secured by the Agent’s Liens (provided that Protective Advances and Overadvances to US Borrowers shall only be secured by the US Collateral), and shall constitute Obligations hereunder.  Protective Advances and Overadvances denominated in Dollars shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans denominated in Dollars, Protective Advances and Overadvances denominated in an Approved Offshore Currency shall bear interest at the rate applicable from time to time to Advances that are LIBOR Rate Loans denominated in such Approved Offshore Currency with an Interest Period of one month’s duration and Canadian Protective Advances and Canadian Overadvances denominated in Canadian Dollars shall bear interest at the rate applicable from time to time to Canadian Advances that are Base Rate Loans denominated in Canadian Dollars.  The provisions of this Section 2.3(d) are for the exclusive benefit of Agents, Fronting Lender, Swing Lenders, and the Lenders and are not intended to benefit any Borrower in any way.

(e)                                  Settlement.  It is agreed, subject to the last sentence of Section 2.1(a), that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances.  Such agreement notwithstanding, Agents, Fronting Lender, Swing Lenders, and the other Lenders agree (which agreement shall not be for the benefit of any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i)                                     Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by such Agent, (1) on behalf of US Swing Lender, with respect to each outstanding US Swing Loan, (2) on behalf of Canadian Swing Lender, with respect to each outstanding Canadian Swing Loan, (3) on behalf of European Swing Lender, with respect to each outstanding European Swing Loan, (4) for itself, with respect to the outstanding Protective Advances, and (5) with respect to Loan Parties’ Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”).  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein (including Section 2.3(c)(v)):  (u) if a Lender’s balance of the US Advances (including US Swing Loans and US Protective Advances) exceeds such Lender’s Pro Rata Share of the US Advances (including US Swing Loans and US Protective Advances) as of a Settlement Date, then Administrative Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount in the Applicable Currency such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the US Advances (including US Swing Loans and US Protective Advances), (v) if a Lender’s balance of the European Advances (including European Swing Loans and European Protective Advances) exceeds such Lender’s Pro Rata Share of the European Advances (including European Swing Loans and European Protective Advances) as of a Settlement Date, then European Administrative Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount in the Applicable Currency such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the European Advances (including European Swing Loans and European Protective Advances), (w) if a Canadian Lender’s balance of the Canadian Advances (including Canadian Swing Loans and Canadian Protective Advances) exceeds such Canadian Lender’s Pro Rata Share of the Canadian Advances (including Canadian Swing

Loans and Canadian Protective Advances) as of a Settlement Date, then Canadian Administrative Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Canadian Lender (as such Lender may designate), an amount in the Applicable Currency such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Canadian Advances (including Canadian Swing Loans and Canadian Protective Advances), (x) if a Lender’s balance of the US Advances (including US Swing Loans and US Protective Advances) is less than such Lender’s Pro Rata Share of the US Advances (including US Swing Loans and US Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the applicable Administrative Agent’s Account, an amount in the Applicable Currency such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the US Advances (including US Swing Loans and US Protective Advances), (y) if a Canadian Lender’s balance of the Canadian Advances (including Canadian Swing Loans and Canadian Protective Advances) is less than such Lender’s Pro Rata Share of the Canadian Advances (including Canadian Swing Loans and Canadian Protective Advances) as of a Settlement Date, such Canadian Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the applicable Canadian Administrative Agent’s Account, an amount in the Applicable Currency such that each such Canadian Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Canadian Advances (including Canadian Swing Loans and Canadian Protective Advances), and (z) if a Lender’s balance of the European Advances (including European Swing Loans and European Protective Advances) is less than such Lender’s Pro Rata Share of the European Advances (including European Swing Loans and European Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the applicable European Administrative Agent’s Account, an amount in the Applicable Currency such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the European Advances (including European Swing Loans and European Protective Advances).  Such amounts made available to Administrative Agent under clause (x) of the immediately preceding sentence shall be applied against the amounts of the applicable US Swing Loans or US Protective Advances and, together with the portion of such US Swing Loans or US Protective Advances representing the US Swing Lender’s Pro Rata Share thereof, shall constitute US Advances of such Lenders, such amounts made available to Canadian Administrative Agent under clause (y) of the immediately preceding sentence shall be applied against the amounts of the applicable Canadian Swing Loans or Canadian Protective Advances and, together with the portion of such Canadian Swing Loans or Canadian Protective Advances representing the Canadian Swing Lender’s Pro Rata Share thereof, shall constitute Canadian Advances of such Canadian Lenders, and such amounts made available to European Administrative Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable European Swing Loans or European Protective Advances and, together with the portion of such European Swing Loans or European Protective Advances representing the European Swing Lender’s Pro Rata Share thereof, shall constitute European Advances of such Lenders.  If any such amount is not made available to Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, such Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)                                  In determining whether a Lender’s balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by such Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral; provided, that, payments received from Foreign Borrowers and proceeds of Foreign Collateral shall be applied only to the Foreign Advances.  To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by such Agent to that Lender as part of the next Settlement.

(iii)                               Between Settlement Dates, (A) Administrative Agent, to the extent no US Protective Advances or US Swing Loans are outstanding, may pay over to US Swing Lender any payments received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the US Advances, for application to US Swing Lender’s Pro Rata Share of the US Advances, (B) Canadian Administrative Agent, to the extent no Canadian Protective Advances or Canadian Swing Loans are outstanding, may pay over to Canadian Swing Lender any payments received by Canadian Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Canadian Advances, for application to Canadian Swing Lender’s Pro Rata Share of the Canadian Advances, and (C) European Administrative Agent, to the extent no European Protective Advances or European Swing Loans are outstanding, may pay over to European Swing Lender any payments received by European Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the European Advances, for application to European Swing Lender’s Pro Rata Share of the European Advances.  If, as of any Settlement Date, Collections of US Loan Parties received since the then immediately preceding Settlement Date have been applied to US Swing Lender’s Pro Rata Share of the Advances other than to US Swing Loans, as provided for in the first sentence of this clause (iii), US Swing Lender shall pay to Administrative Agent for the accounts of the Lenders, and Administrative Agent shall pay to the Lenders, to be applied to the outstanding US Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the US Advances.  If, as of any Settlement Date, Collections of Foreign Loan Parties received since the then immediately preceding Settlement Date have been applied to Canadian Swing Lender’s Pro Rata Share of the Canadian Advances other than to Canadian Swing Loans, as provided for in the first sentence of this clause (iii), Canadian Swing Lender shall pay to Canadian Administrative Agent for the accounts of the Canadian Lenders, and Canadian Administrative Agent shall pay to the Canadian Lenders, to be applied to the outstanding

Canadian Advances of such Canadian Lenders, an amount such that each Canadian Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Canadian Advances.  If, as of any Settlement Date, Collections of Foreign Loan Parties received since the then immediately preceding Settlement Date have been applied to European Swing Lender’s Pro Rata Share of the Advances other than to European Swing Loans, as provided for in the first sentence of this clause (iii), European Swing Lender shall pay to European Administrative Agent for the accounts of the Lenders, and European Administrative Agent shall pay to the Lenders, to be applied to the outstanding European Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the European Advances.  During the period between Settlement Dates, US Swing Lender with respect to US Swing Loans, Canadian Swing Lender with respect to Canadian Swing Loans, European Swing Lender with respect to European Swing Loans, Administrative Agent with respect to US Protective Advances, Canadian Administrative Agent with respect to Canadian Protective Advances, European Administrative Agent with respect to European Protective Advances, and each Lender (subject to the effect of agreements between such Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lenders, Agents, or the Lenders, as applicable.

(f)                                    Notation.  Administrative Agent shall record on its books the principal amount of the US Advances (or portion of the Term Loan A, as applicable) owing to each US Lender, including the US Swing Loans owing to each Swing Lender, and US Protective Advances owing to Administrative Agent, and the interests therein of each US Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.  Administrative Agent and/or Canadian Administrative Agent shall record on its books the principal amount of the Canadian Advances owing to each Canadian Lender, including the Canadian Swing Loans owing to Canadian Swing Lender, and Canadian Protective Advances owing to Canadian Administrative Agent, and the interests therein of each Canadian Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.  European Administrative Agent shall record on its books the principal amount of the European Advances owing to each European Lender, including European Protective Advances owing to European Administrative Agent, and the interests therein of each European Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.  In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Advances (or portion of the Term Loan A, as applicable) in its books and records, including computer records.

(g)                                 Lenders’ Failure to Perform.  All Advances (other than Swing Loans and Protective Advances) and Term Loan A shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance or Term Loan A (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other

Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4.                            Payments.

(a)                                  Payments by Borrowers.

(i)                                     Except as otherwise expressly provided herein, all payments by US Borrowers shall be made in the Applicable Currency to the applicable Administrative Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein, all payments by Canadian Borrowers shall be made in the Applicable Currency to the applicable Canadian Administrative Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein and all payments by European Borrowers shall be made in the Applicable Currency to the applicable European Administrative Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein.  Any payment received by the applicable Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.  If any payment hereunder becomes due and payable on a day other than a Business Day, except to the extent the amount thereof is charged to a Loan Account pursuant to the terms of this Agreement on or as of such due date, the due date of such payment shall be extended to the next succeeding Business Day.

(ii)                                  Unless the applicable Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that the applicable Borrowers will not make such payment in full as and when required, such Agent may assume that such Borrowers have made (or will make) such payment in full to such Agent on such date in immediately available funds in the Applicable Currency and such Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the applicable Borrowers do not make such payment in full to the applicable Agent on the date when due, each Lender severally shall repay to such Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(iii)                               If, notwithstanding the terms of this Agreement, any Agent receives any payment from or on behalf of any Borrower in a currency other than the Applicable Currency, such Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the Applicable Currency at the Currency Exchange Rate in the manner contemplated by Section 10.4.  To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by such Agent upon such conversion.

(b)                                 Apportionment and Application.

(i)                                     Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for an Agent’s separate account, after giving effect to any agreements between an Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.  Except as otherwise specifically provided in paragraph (b)(iv) below or Section 2.4(c) or (d), all Collections, proceeds of Accounts or other Collateral owned by any US Loan Party and payments by any US Loan Party shall be applied in the order of payment set forth in subsection (A) below and all Collections, proceeds of Accounts or other Collateral owned by any Foreign Borrower or Foreign Guarantor and payments by any Foreign Borrower or Foreign Guarantor shall be applied in the order of payment set forth in subsection (B) below.

(A)                    Except as set forth above and subject to the terms of the Intercreditor Agreement, all Collections, proceeds of Accounts or other Collateral owned by any US Loan Party and payments by any US Loan Party shall be applied in the following order of payment:

(1)                                  first, ratably to pay any Lender Group Expenses payable by the US Loan Parties then due to Administrative Agent or Collateral Agent or any of the Lenders under the Loan Documents, until paid in full,

(2)                                  second, ratably to pay any fees or premiums payable by US Loan Parties then due to Administrative Agent or Collateral Agent (for their separate account, after giving effect to any agreements between Administrative Agent or Collateral Agent and individual Lenders) or any of the Lenders under the Loan Documents until paid in full,

(3)                                  third, to pay interest due in respect of all US Protective Advances until paid in full,

(4)                                  fourth, ratably to pay interest due in respect of the US Advances (other than US Protective Advances), the US Swing Loans, and the Term Loan A until paid in full,

(5)                                  fifth, to pay the principal of all US Protective Advances until paid in full,

(6)                                  sixth, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan A until paid in full,

(7)                                  seventh, to pay the principal of all US Swing Loans until paid in full,

(8)                                  eighth, so long as no Event of Default has occurred and is continuing, and at Administrative Agent’s election (which election Administrative Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by US Loan Parties in respect of Bank Products, until paid in full,

(9)                                  ninth, so long as no Event of Default has occurred and is continuing, to pay the principal of all US Advances until paid in full; provided, that payments shall be applied first to US Advances that are Base Rate Loans until paid in full and, second, to US Advances that are LIBOR Rate Loans until paid in full,

(10)                            tenth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all US Advances until paid in full, (ii) to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the US Letter of Credit Usage until collateralized in full, and (iii) to Collateral Agent, to be held by Collateral Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve in respect of Bank Products provided to any US Loan Party established prior to the occurrence of, and not in contemplation of, the subject Event of Default until US Loan Parties’ obligations in respect of such Bank Products have been paid in full or the cash collateral amount has been exhausted,

(11)                            eleventh, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of Term Loan A (in the inverse order of the maturity of the installments due thereunder) until Term Loan A is paid in full,

(12)                            twelfth, if an Event of Default has occurred and is continuing, to pay any other US Obligations (including the provision of amounts to Collateral Agent, to be held by Collateral Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Collateral Agent in its Permitted Discretion as the amount necessary to secure US Loan Parties’ obligations in respect of Bank Products),

(13)                            thirteenth, to the payment of the Foreign Obligations in the order of payment set forth in subsection (B) below, until paid in full; and

(14)                            fourteenth, to US Borrowers (to be wired to the applicable US Designated Account) or such other Person entitled thereto under Applicable Law.

(B)                      Except as set forth above, all Collections, proceeds of Accounts or other Collateral owned by any Foreign Borrower or Foreign Guarantor and payments by any Foreign Borrower or Foreign Guarantor shall be applied in the following order of payment:

(1)                                  first, ratably to pay any Lender Group Expenses payable by the Foreign Borrowers and Foreign Guarantors then due to Canadian Administrative Agent, the European Administrative Agent or Collateral Agent or any of the Lenders under the Loan Documents, until paid in full,

(2)                                  second, ratably to pay any fees or premiums payable by the Foreign Borrowers and Foreign Guarantors then due to Administrative Agent (for its separate account) or any of the Lenders under the Loan Documents until paid in full,

(3)                                  third, to pay interest due in respect of all Protective Advances to Foreign Borrowers until paid in full,

(4)                                  fourth, ratably to pay interest due in respect of the Foreign Advances (other than Protective Advances to Foreign Borrowers), the European Swing Loans and the Canadian Swing Loans until paid in full,

(5)                                  fifth, to pay the principal of all Protective Advances to Foreign Borrowers until paid in full,

(6)                                  sixth, ratably to pay the principal of all European Swing Loans and Canadian Swing Loans until paid in full,

(7)                                  seventh, so long as no Event of Default has occurred and is continuing, and at Administrative Agent’s election (which election Administrative Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Foreign Borrowers or Foreign Guarantors in respect of Bank Products, until paid in full,

(8)                                  eighth, so long as no Event of Default has occurred and is continuing, ratably, to pay the principal of all Foreign Advances until paid in full; provided, that payments applied to Canadian Advances shall be applied first to Canadian Advances that are Base Rate Loans until paid in full and, second, to Canadian Advances that are LIBOR Rate Loans until paid in full,

(9)                                  ninth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Foreign Advances until paid in full, and (ii) to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of the Canadian Issuing Lender and those Lenders having a Canadian Revolver Commitment, as cash collateral in an amount up to 105% of the Canadian Letter of Credit Usage until collateralized in full, and (iii) to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of the European Issuing Lender and those Lenders having a European Revolver Commitment, as cash collateral in an amount up to 105% of the European Letter of Credit Usage until collateralized in full, and (iv) to Collateral Agent, to be held by Collateral Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Foreign Bank Product Reserve in respect of Bank Products provided to Foreign Loan Parties until Foreign Loan Parties’ and the Significant Subsidiaries’ obligations in respect of such Bank Products have been paid in full or the cash collateral amount has been exhausted,

(10)                            tenth, if an Event of Default has occurred and is continuing, to pay any other Foreign Obligations (including the provision of amounts to Collateral Agent, to be held by Collateral Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Collateral Agent in its Permitted Discretion as the amount necessary to secure Foreign Loan Parties’ obligations in respect of Bank Products), and

(11)                            eleventh, to Foreign Borrowers (to be wired to the applicable Canadian Designated Account or European Designated Account) or such other Person entitled thereto under Applicable Law;

(ii)                                  Notwithstanding the foregoing Section 2.4(b)(i)(B), so long as no Event of Default has occurred and is continuing, except as set forth above, all Collections, proceeds of Accounts or other Collateral owned by (i) Canadian Borrowers shall first be applied only to Foreign Obligations of Canadian Borrowers in accordance with Section 2.4(b)(i)(B) and (ii) European Borrowers shall first be applied only to Foreign Obligations of European Borrowers in accordance with Section 2.4(b)(i)(B).

(iii)                               The applicable Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv)                              In each instance, so long as no Event of Default has occurred and is continuing, the order of payment provisions of this Section 2.4(b) shall not apply to any payment made by any Loan Party to Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, and specified by such Loan Party to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(v)                                 For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi)                              In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

(c)                                  Mandatory Prepayments.

(i)                                     Within 5 days after delivery to Administrative Agent of the audited annual financial statements pursuant to Section 5.3 with respect to any fiscal year, commencing with the delivery to Administrative Agent of the financial statements for the fiscal year ended December 31, 2005 or, if such financial statements are not delivered to Administrative Agent on or prior to the date such statements are required to be delivered pursuant to Section 5.3, 5 days after the date such statements are required to be delivered to Administrative Agent pursuant to Section 5.3, US Borrowers shall (unless the obligation to make such payment is waived in writing by the Required Lenders prior to the date on which such payment is required to be made) prepay the outstanding principal of the Term Loan A and, unless the obligation to make such payment is waived under the Term B Debt Documents, Term B Debt, in an aggregate amount equal to 50% of the Excess Cash Flow of Administrative Borrower and its Subsidiaries for such fiscal year (or with respect to the fiscal year ended December 31, 2005, for the period commencing on August 1, 2005 and ending on the last day of such fiscal year), such prepayment to be applied to the outstanding Term Loan A and Term B Debt in accordance with clause (d)(i) below.

(ii)                                  Within three Business Days following the consummation of any voluntary or involuntary sale or disposition by any US Loan Party of property or assets (other than sales or dispositions described in clauses (b), (c), (d), (f), (g), (i), (j), (k)(y), (l), or (n) of the definition of “Permitted Dispositions”), US Borrowers shall (unless the obligation to make such payment is waived in writing by the Required Lenders prior to the date on which such payment is required to be made) prepay the outstanding principal of the Obligations and, unless the obligation to make such payment is waived under the Term B

Debt Documents, Term B Debt in accordance with clause (d)(ii) below in an aggregate amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sale or disposition but only to the extent that the Dollar Equivalent of the aggregate amount of Net Cash Proceeds received by the US Loan Parties (and not applied as a prepayment of the Obligations or the Term B Debt) for all such sales or dispositions shall exceed $1,000,000 in any fiscal year; provided, that US Borrowers shall not be required to make such prepayment if (A) such sale involves the property described in, and is subject to the terms of, the Pre-approved Asset Disposition Letter, (B) such sale is consummated in accordance with the terms of the Pre-approved Asset Disposition Letter and (C) the Net Cash Proceeds of such sale are used to prepay the Term B Debt.  Nothing contained in this subclause (ii) shall permit any US Loan Party to sell or otherwise dispose of any property or assets other than in accordance with Section 6.4.

(iii)                               Within three Business Days following the receipt by any US Loan Party of any Extraordinary Receipts, US Borrowers shall (unless the obligation to make such payment is waived in writing by the Required Lenders prior to the date on which such payment is required to be made) prepay the outstanding principal of the Obligations and, unless the obligation to make such payment is waived under the Term B Debt Documents,  Term B Debt, in accordance with clause (d)(ii) below in an aggregate amount equal to 100% of such Extraordinary Receipts, net of any amounts payable by such Person as a result of such event and of any taxes, fees payable to Persons that are not Affiliates of any US Loan Party or reasonable expenses incurred in collecting such Extraordinary Receipts, but only to the extent that the Dollar Equivalent of the aggregate amount of such net Extraordinary Receipts received by the US Loan Parties (and not applied as a prepayment of the principal of the Obligations or the Term B Debt) for any single or related series of Extraordinary Receipts shall exceed $75,000 or for all such Extraordinary Receipts shall exceed $750,000 in any fiscal year.

(iv)                              Within three Business Days following the sale, issuance or incurrence by any US Loan Party of any Stock or Indebtedness (other than (i) Indebtedness permitted under Section 6.1 (other than Indebtedness in respect of a Convertible Note Offering), (ii) Stock issued by any US Loan Party on or before the Closing Date, (iii) Stock issued pursuant to a stock or option plan to any officer, independent contractor in a manner consistent with historical practices, employee or director of Administrative Borrower or any of its Subsidiaries, (iv) Stock issued upon exercise of any Stock referred to in clause (iii), and (v) Stock issued to any Loan Party), US Borrowers shall (unless the obligation to make such payment is waived in writing by the Required Lenders prior to the date on which such payment is required to be made) prepay the outstanding principal of the Obligations and, unless the obligation to make such payment is waived under the Term B Debt Documents, Term B Debt, in accordance with clause (d)(iii) in an aggregate amount equal to (A) 50% of the Net Cash Proceeds received by such US Loan Party in connection with such sale, issuance, or incurrence until the aggregate amount of Net Cash Proceeds received by US Loan Parties in connection with all such sales, issuances, and incurrences after the Closing Date is greater than $5,000,000 and (B) 100% of the Net Cash Proceeds received by such US Loan Party in connection with such sale, issuance, or incurrence after the aggregate amount of Net Cash Proceeds received by US Loan Parties in connection with all such sales, issuances, and incurrences after the Closing Date is greater than $5,000,000; provided, that US Borrowers shall not be required to make such prepayment if (A) the proceeds arise from a Convertible Note Offering permitted hereunder, and (B) the Net Cash Proceeds of such Convertible Note Offering are used to prepay the Term B Debt in full.

(v)                                 In the event (A) the sum of the Revolver Usage (after giving effect to any repayment or prepayment of the Loans made on or prior to the applicable date of determination but excluding Letter of Credit Usage cash collateralized in an amount up to 105% of such Letter of Credit Usage) and the outstanding principal balance of the Term Loan A at any time exceeds 2.25 times the amount of EBITDA for the most recently ended 12 month period, (B) the sum of the Revolver Usage (after giving effect to any repayment or prepayment of the Loans made on or prior to the applicable date of determination but excluding Letter of Credit Usage cash collateralized in an amount up to 105% of such Letter of Credit Usage) and the outstanding principal balance of the Term Loan A and the Term B Debt at any time exceeds 2.75 times the amount of EBITDA for the most recently ended 12 month period, or (C) the sum of the Revolver Usage (after giving effect to any repayment or prepayment of the Loans made on or prior to the applicable date of determination but excluding Letter of Credit Usage cash collateralized in an amount up to 105% of such Letter of Credit Usage) and the outstanding principal balance of the Term Loan A and the Term B Debt and the aggregate principal amount of all other Indebtedness (other than cash collateralized letters of credit) of Parent and its Subsidiaries outstanding as of such date in the amount that would be reflected as debt on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP at any time exceeds 3 times the amount of EBITDA for the most recently ended 12 month period, US Borrowers (unless the obligation to make such payment is waived in writing by the Required Lenders prior to the date on which such payment is required to be made) shall prepay the outstanding Obligations and, unless the obligation to make such payment is waived under the Term B Debt Documents, Term B Debt in accordance with clause (d)(iv) below in an aggregate amount equal to the greater of the excess resulting from Clause (A) above, the excess resulting from Clause (B) above or the excess resulting from Clause (C) above.

(d)                                 Application of Payments.

(i)                                     Each prepayment pursuant to subclause (c)(i) above (Excess Cash Flow) shall first, be applied to the outstanding principal amount of Term Loan A, until paid in full, and second, unless the prepayment requirement shall have been waived thereunder, paid to Term B Agent for application to the outstanding principal amount of Term B Debt, until paid in full; provided, that if an Event of Default shall have occurred and be continuing, (x) at Administrative Agent’s election, any payment to be paid to Term B Agent for application to the outstanding principal amount of Term B Debt shall be applied in the manner set forth in Section 2.4(b)(i)(A) and (y) at Administrative Agent’s election, any prepayment of the Term Loan A required pursuant to subclause (c)(i) above shall be applied in the manner set forth in Section 2.4(b)(i)(A).  Each such prepayment of the Term Loan A shall be without penalty or premium and shall be applied against the remaining installments of principal of the Term Loan A in the inverse order of maturity.

(ii)                                  Each prepayment pursuant to subclauses (c)(ii) above (Sales and Dispositions) and (c)(iii) above (Extraordinary Receipts), shall be applied as follows:

(1)                                  if the proceeds are from any sale or disposition of any Accounts of a US Loan Party or otherwise constitute proceeds of Accounts of a US Loan Party, such proceeds shall be applied, first, to the outstanding principal amount of the US Advances, until paid in full, second, to cash collateralize the US Letters of Credit in an amount equal to 105% at the then extant US Letter of Credit Usage, until cash collateralized in full, third, to the outstanding principal amount of Term Loan A, until paid in full, and fourth, unless the prepayment requirement shall have been waived under the Term B Debt Documents, paid to Term B Agent for application to the outstanding principal amount of Term B Debt, until paid in full; provided, that, any such proceeds that would be applied to cash collateralize the US Letters of Credit pursuant to clause second above may be retained by Borrowers to the extent US Availability, after giving effect to such sale or disposition, would be greater than $0 notwithstanding the failure to cash collateralize such US Letters of Credit.  Each such prepayment of the Term Loan A shall be without penalty or premium and shall be applied against the remaining installments of principal of the Term Loan A in the inverse order of maturity.

(2)                                  subject to clause (3) below, if the proceeds are from the sale or disposition of any other assets of a US Loan Party not described in clause (1) above or any insurance policy or condemnation award of a US Loan Party, such proceeds shall be applied, first, to the outstanding principal amount of Term Loan A, until paid in full, and second, unless the prepayment requirement shall have been waived under the Term B Debt Documents, paid to Term B Agent for application to the outstanding principal amount of Term B Debt, until paid in full.  Each such prepayment of the Term Loan A shall be without penalty or premium and shall be applied against the remaining installments of principal of the Term Loan A in the inverse order of maturity. Notwithstanding the foregoing, except during the continuance of an Event of Default, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace, repair, or restore the properties or assets in respect of which such proceeds were paid or are used to acquire equipment or other tangible fixed assets to be used in the business of the US Loan Parties if (i) the amount of proceeds received in respect of such sales, dispositions, insurance policies, condemnation awards or Extraordinary Receipts, that are used to replace, repair, or restore the properties or assets in respect of which such proceeds were paid or are used to acquire equipment or other tangible fixed assets are less than $2,000,000 in the aggregate during any 12 consecutive month period, (ii) Administrative Borrower delivers a certificate to Administrative Agent within 10 days after such sale or loss, destruction, or taking or Extraordinary Receipts event, stating that such proceeds shall be used to replace, repair, or restore such properties or assets or will be used to acquire equipment or other tangible fixed assets to be used in the business of the US Loan Parties within a period specified in such certificate not to exceed the earlier of (x) 180 days after the receipt of such proceeds, and (y) the Maturity Date (which certificate shall set forth estimates of the proceeds to be so expended), and (iii) such proceeds are immediately deposited in a Deposit Account subject to a Control Agreement in favor of Administrative Agent.  If all or any portion of such proceeds not so applied to the prepayment of the Obligations or the Term B Debt in accordance with this clause (2) are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Obligations and the Term B Debt in accordance with this clause (2) on the last day of such specified period; and

(3)                                  if the proceeds are from a sale or disposition of all or substantially all of the assets or Stock of any Person or any insurance, which sale, disposition, or proceeds of insurance includes both Accounts and other assets of a US Loan Party, such proceeds shall be applied as follows:  (x) an amount equal to the net book value of such Accounts of US Loan Parties (determined at the time of such sale or disposition or event resulting in such insurance proceeds) shall be applied first, to the outstanding principal amount of the US Advances, until paid in full, second, to cash collateralize the US Letters of Credit in an amount equal to 105% at the then extant US Letter of Credit Usage, until collateralized in full, third, to the outstanding principal balance of Term Loan A, until paid in full, and fourth, unless such prepayment requirement shall have been waived under the Term B Debt Documents, paid to Term B Agent for application to the outstanding principal amount of Term B Debt, until paid in full; provided, that, any such proceeds that would be applied to cash collateralize the US Letters of Credit pursuant to clause second above may be retained by Borrowers to the extent US Availability, after giving effect to such sale, disposition or casualty, would be greater than $0 notwithstanding the failure to cash collateralize such US Letters of Credit, and (y) the remaining proceeds shall be applied, first, to the outstanding principal amount of Term Loan A, until paid in full and second, unless such prepayment requirement shall have been waived under the Term B Debt Documents, paid to Term B Agent for application to the outstanding principal amount of Term B Debt, until paid in full.  Each such prepayment of the Term Loan A shall be without penalty or premium and shall be applied against the remaining installments of principal of the Term Loan A in the inverse order of maturity; and

(4)                                  subject to clauses (1), (2) and (3) above, any other prepayment pursuant to subclauses (c)(ii) and (iii) above shall, be applied, first, to the outstanding principal amount of Term Loan A, until paid in full, and second, unless such prepayment requirement shall have been waived under the Term B Debt Documents, paid to Term B Agent for application to the outstanding principal amount of Term B Debt, until paid in full.  Each such prepayment of the Term Loan A shall be without penalty or premium and shall be applied against the remaining installments of principal of the Term Loan A in the inverse order of maturity; and

(5)                                  if an Event of Default shall have occurred and be continuing, (x) at Administrative Agent’s election, any payment to be paid to Term B Agent for application to the outstanding principal amount of Term B Debt shall be applied in the manner set forth in Section 2.4(b)(i)(A) and (y) at Administrative Agent’s election, any prepayment of the Obligations required pursuant to subclause (c)(ii) or (c)(iii) above shall be applied in the manner set forth in Section 2.4(b)(i)(A).

(iii)                               Each prepayment pursuant to subclause (c)(iv) above (Issuance of Stock or incurrence of Indebtedness) shall first, be applied to the outstanding principal amount of Term Loan A, until paid in full, and second, unless such prepayment requirement shall have been waived under the Term B Debt Documents, paid to Term B Agent for application to the outstanding principal amount of Term B Debt, until paid in full; provided, that if an Event of Default shall have occurred and be continuing, (x) at Administrative Agent’s election, any payment to be paid to Term B Agent for application to the outstanding principal amount of Term B Debt shall be applied in the manner set forth in Section 2.4(b)(i)(A) and (y) at Administrative Agent’s election, any prepayment of the Term Loan A required pursuant to subclause (c)(iv) above shall be applied in the manner set forth in Section 2.4(b)(i)(A).  Each such prepayment of the Term Loan A shall be without penalty or premium and shall be applied against the remaining installments of principal of the Term Loan A in the inverse order of maturity.

(iv)                              Each prepayment pursuant to subclause (c)(v) (Leverage) above shall be applied, first, to outstanding principal amount of the US Advances, second, to cash collateralize the US Letters of Credit in an amount equal to 105% at the then extant US Letter of Credit Usage, until cash collateralized in full, third, to the outstanding principal balance of Term Loan A, until paid in full, and fourth, unless such prepayment requirement shall have been waived under the Term B Debt Documents, paid to Term B Agent for application to the outstanding principal amount of Term B Debt, until paid in full; provided, that if an Event of Default shall have occurred and be continuing, (x) at Administrative

Agent’s election, any payment to be paid to Term B Agent for application to the outstanding principal amount of Term B Debt shall be applied in the manner set forth in Section 2.4(b)(i)(A) and (y) at Administrative Agent’s election, any prepayment of the Obligations required pursuant to subclause (c)(v) above shall be applied in the manner set forth in Section 2.4(b)(i)(A).  Each prepayment of Term Loan A shall be without penalty or premium.  Each prepayment shall be applied against the remaining installments of principal of the Term Loan A in the inverse order of maturity.  With respect to any prepayment required under Section 2.4(c)(v), Administrative Agent shall establish and maintain a reserve against the US Borrowing Base and the Maximum Revolver Amount in an amount equal to such prepayment applied to the principal amount of the Advances (the “Leverage Reserve”).  Administrative Agent shall maintain the Leverage Reserve until such time as no Event of Default exists and (A) the sum of the Revolver Usage (excluding Letter of Credit Usage cash collateralized in an amount up to 105% of such Letter of Credit Usage), the outstanding principal balance of Term Loan A and the Leverage Reserve is less than 2.25 times the amount of EBITDA for the most recently ended 12 month period, (B) the sum of the Revolver Usage (excluding Letter of Credit Usage cash collateralized in an amount up to 105% of such Letter of Credit Usage) and the outstanding principal balance of Term Loan A and the Term B Debt and the Leverage Reserve is less than 2.75 times the amount of EBITDA for the most recently ended 12 month period and (C) the sum of the Revolver Usage (excluding Letter of Credit Usage cash collateralized in an amount up to 105% of such Letter of Credit Usage), the outstanding principal balance of Term Loan A and the Term B Debt, the aggregate principal amount of all other Indebtedness (other than cash collateralized letters of credit) of Parent and its Subsidiaries outstanding as of such date in the amount that would be reflected as debt on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP and the Leverage Reserve is less than 3 times the amount of EBITDA for the most recently ended 12 month period.

(v)                                 Notwithstanding anything to the contrary contained in this Section 2.4(d), if the Dollar Equivalent of Excess Availability would be less than or equal to $25,000,000 (or, at any time after the Term Loan A has been repaid in full, $20,000,000) immediately after giving effect to any prepayment that is required to be paid to the Term B Agent pursuant to any provision of this Section 2.4(d), no such prepayment shall be paid to the Term B Agent and (x) Administrative Agent shall apply such amounts to the payment of the US Advances and, concurrently with such payment of the US Advances, a corresponding reserve shall be established and maintained against the US Borrowing Base and the Maximum US Revolver Amount in an amount equal to the amount that would have otherwise been required to be paid by US Borrowers to the Term B Agent, and (y) the amount that was applied to the US Advances pursuant to subclause (x) shall be paid to the Term B Agent for application to the outstanding principal amount of Term B Debt, and the corresponding reserve against the US Borrowing Base and the Maximum US Revolver Amount shall be released, once the Dollar Equivalent of Excess Availability would be greater than $25,000,000 (or, at any time after the Term Loan A has been repaid in full, $20,000,000) immediately after giving effect to such prepayment of the Term B Debt so long as no Event of Default then exists.

2.5.                            Overadvances.

If, at any time or for any reason, the amount of US Revolver Usage owed by US Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (an “US Overadvance”), the applicable US Borrowers immediately shall pay to Administrative Agent, in cash, the amount of such excess, which amount shall be used by Administrative Agent to reduce US Revolver Usage in accordance with the priorities set forth in Section 2.4(b).  If, at any time or for any reason, the amount of Canadian Revolver Usage owed by Canadian Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (a “Canadian Overadvance”), the applicable Canadian Borrowers immediately shall pay to Canadian Administrative Agent, in cash, the amount of such excess, which amount shall be used by Canadian Administrative Agent to reduce the Canadian Revolver Usage in accordance with the priorities set forth in Section 2.4(b).  If, at any time or for any reason, the amount of European Revolver Usage owed by European Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (an “European Overadvance”; US Overadvances, Canadian Overadvances and European Overadvances are collectively, the “Overadvances”), the applicable European Borrowers immediately shall pay to European Administrative Agent, in cash, the amount of such excess, which amount shall be used by European Administrative Agent to reduce the European Revolver Usage in accordance with the priorities set forth in Section 2.4(b).  In addition, US Borrowers hereby promise to pay the US Obligations (including principal, interest, fees, costs, and expenses) in the Applicable Currency in full and Foreign Borrowers hereby promise to pay the Foreign Obligations (including principal, interest, fees, costs, and expenses) in the Applicable Currency in full, in each case as and when due and payable under the terms of this Agreement and the other Loan Documents.

2.6.                            Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.

(a)                                  Interest Rates.  Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) whether or not charged to the Loan Accounts pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance (whether a US Advance, Canadian Advance or European Advance) denominated in Dollars that is a LIBOR Rate Loan, at a per annum rate equal to the US LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a Canadian Advance denominated in Canadian Dollars that is a LIBOR Rate Loan, subject to Section 2.16, at a per annum rate equal to the Canadian LIBOR Rate plus the LIBOR Rate Margin, (iii) if the relevant Obligation is an Advance (whether a US Advance or European Advance) that is an Offshore Currency Rate Loan, at a per annum rate equal to the applicable Approved Offshore Currency Rate plus the LIBOR Rate Margin, (iv) if the relevant Obligation is a portion of the Term Loan A that is a LIBOR Rate Loan, at a per annum rate equal to the US LIBOR Rate plus the LIBOR Rate Term Loan A Margin, (v) if the relevant Obligation is a portion of the Term Loan A that is a Base Rate Loan, at a per annum rate equal to the US Base Rate plus the Base Rate Term Loan A

Margin, (vi) if the relevant Obligation is a Canadian Advance denominated in Canadian Dollars that is a Base Rate Loan, subject to Section 2.16, at a per annum rate equal to the Canadian Base Rate plus the Base Rate Margin, and (vii) otherwise with respect to Advances and other amounts corresponding to principal, at a per annum rate equal to the US Base Rate plus the Base Rate Margin.

The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 3%.  To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

(b)                                 Letter of Credit Fee.

(i)                                     US Borrowers shall pay Administrative Agent (for the ratable benefit of the Lenders with a US Revolver Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(a)(v)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding US Letters of Credit.

(ii)                                  Canadian Borrowers shall pay Canadian Administrative Agent (for the ratable benefit of the Lenders with a Canadian Revolver Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(b)(v)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding Canadian Letters of Credit.

(iii)                               European Borrowers shall pay European Administrative Agent (for the ratable benefit of the Lenders with a European Revolver Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(c)(v)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding European Letters of Credit.

(c)                                  Default Rate.  Upon the occurrence and during the continuation of an Event of Default,

(i)                                     at the election of Administrative Agent or the Required Lenders, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) whether or not charged to a Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 200 basis points above the per annum rate otherwise applicable hereunder, and

(ii)                                  at the election of Administrative Agent or the Required Lenders, the Letter of Credit fee provided for above shall be increased to 200 basis points above the per annum rate otherwise applicable hereunder.

(d)                                 Payment.  Except as provided to the contrary in Section 2.11 or Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first Business Day of each month at any time that Obligations or Commitments are outstanding.  US Borrowers hereby authorize Administrative Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.12(a)(v) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan A and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve), in each case attributable to the US Borrowers to the US Loan Account, which amounts thereafter shall constitute US Advances hereunder and, to the extent such amounts are denominated in Dollars, shall accrue interest at the rate then applicable to US Advances that are Base Rate Loans denominated in Dollars hereunder and, to the extent such amounts are denominated in an Approved Offshore Currency, shall accrue interest at the rate then applicable to US Advances that are LIBOR Rate Loans denominated in such Approved Offshore Currency with an Interest Period of one month’s duration hereunder.  Canadian Borrowers hereby authorize Canadian Administrative Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable) owed by Canadian Borrowers, all Lender Group Expenses (as and when incurred) owed by Canadian Borrowers, all charges, commissions, fees, and costs provided for in Section 2.12(b)(v) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred) owed by Canadian Borrowers, and all other payments as and when due and payable under any Loan Document by Canadian Borrowers to the Canadian Loan Account, which amounts thereafter shall constitute Canadian Advances hereunder and shall accrue interest at the rate then applicable to Canadian Advances that are Base Rate Loans denominated in the Applicable Currency hereunder.  European Borrowers hereby authorize European Administrative Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable) owed by European Borrowers, all Lender Group Expenses (as and when incurred) owed by European Borrowers, all charges, commissions, fees, and costs provided for in Section 2.12(c)(v) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred) owed by European Borrowers, and all other payments as and when due and payable under any Loan Document by European Borrowers to the European Loan Account, which amounts thereafter shall constitute European Advances hereunder and, to the extent such amounts are denominated in Dollars, shall accrue interest at the rate then applicable to European Advances that are Base Rate Loans denominated in Dollars hereunder and, to the extent such amounts are denominated in an Approved Offshore Currency, shall accrue interest at the rate then applicable to European Advances that are LIBOR Rate Loans denominated in such Approved Offshore Currency with an Interest Period of one month’s duration hereunder.  To the extent permitted by law, (i) any interest with respect to US Obligations that is not paid when due shall be compounded by being charged to the applicable Borrowers’ Loan Account and shall thereafter constitute US Advances to such Borrowers hereunder and shall accrue interest at the rate then applicable to US Advances that are Base Rate Loans denominated in Dollars hereunder, (ii) any interest with respect to Foreign Obligations owed by Canadian Borrowers that is not paid when due shall be compounded by being charged to the applicable Borrowers’ Loan Account and shall thereafter constitute Canadian Advances to such Borrowers hereunder and shall accrue interest at the rate then applicable to Canadian Advances that are Base Rate Loans denominated in the Applicable Currency hereunder and (iii) any interest with respect to Foreign Obligations owed by European Borrowers that is not paid when due shall be compounded by being charged to the applicable Borrowers’ Loan Account and shall thereafter constitute European Advances to such Borrowers hereunder and, to the extent such amounts are denominated in Dollars, shall accrue interest at the rate then applicable to European Advances that are Base Rate Loans denominated in Dollars hereunder and, to the extent such amounts are denominated in an Approved Offshore Currency, shall accrue interest at the rate then applicable to European Advances that are LIBOR Rate Loans denominated in such Approved Offshore Currency with an Interest Period of one month’s duration hereunder.

(e)                                  Computation.  Subject to the Interest Act (Canada) and Section 2.16, all interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.  In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f)                                    Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any fees, charges, costs and payments construed to be equivalent to interest and any other amounts paid in connection herewith, exceed the highest rate permissible under any Law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under Applicable Law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by Law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7.                            Cash Management.

(a)                                  Borrowers shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Collateral Agent at one or more of the banks set forth on Schedule 2.7(a) as amended or modified from time to time pursuant to clause (c) below (each a “Cash Management Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all of their Account Debtors forward payment of the amounts owed by them directly to such Cash Management Banks, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections from Account Debtors (including those sent directly by their Account Debtors to Borrowers) into a bank account (a “Cash Management Account”) at one of the Cash Management Banks.

(b)                                 Each Cash Management Bank shall establish and maintain Cash Management Agreements, in form and substance reasonably acceptable to Collateral Agent.  Unless the Collateral Agent otherwise agrees, each such Cash Management Agreement shall provide, among other things, that (i) at any time after notice from Collateral Agent and prior to the rescinding of such notice, the Cash Management Bank will comply with any instructions originated by Collateral Agent directing the disposition of the funds in such Cash Management Account without further consent by Borrowers, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) at any time after notice from Collateral Agent and prior to the rescinding of such notice, it will forward by daily sweep all amounts in the applicable Cash Management Account to the applicable Agent’s Account; provided that, unless (y) an Enforcement Event under and as such term is defined in the German account pledge agreements dated on or about the date hereof entered into or to be entered into between each of the German Borrowers and the Collateral Agent in connection with this Agreement has occurred, or (x) an Event of Default of a German Borrower has occurred and is continuing which Event of Default was not caused solely by an act or omission to act of a Borrower other than the German Borrowers through a cross default provision under this Agreement, the Collateral Agent shall not be entitled to provide any notice referred to in clause (i) or clause (iii) above pursuant to any Cash Management Agreement to which such German Borrower is a party if such German Borrower proves to the reasonable satisfaction of the Collateral Agent that such notice would constitute or result in an interference destroying the existence (existenzvernichtender Eingriff) of such German Borrower.  Collateral Agent agrees that at any time prior to the occurrence of a Cash Management Triggering Event and at any time after the occurrence of a subsequent Cash Management Reinstatement Event (to the extent no subsequent Cash Management Triggering Event has occurred), Collateral Agent shall instruct the Cash Management Banks to direct the funds in the Cash Management Accounts to such Deposit Accounts of Borrowers as Collateral Agent is directed by Administrative Borrower.  After the occurrence of a Cash Management Reinstatement Event, Collateral Agent further agrees to promptly notify each Cash Management Bank of the occurrence of such Cash Management Reinstatement Event and that such Cash Management Bank may resume directing the funds in the Cash Management Accounts to such Deposit Accounts of Borrowers as directed by Administrative Borrower.

(c)                                  So long as no Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Collateral Agent, and (ii) prior to the time of the opening of such Cash Management Account, the applicable Borrower and such prospective Cash Management Bank shall have executed and delivered to Collateral Agent a Cash Management Agreement.  Borrowers shall close any of their Cash Management

Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 60 days of notice from Collateral Agent (or such longer period as Administrative Borrower and Collateral Agent may agree) that the creditworthiness of any Cash Management Bank is no longer acceptable in Collateral Agent’s reasonable judgment, or as promptly as practicable and in any event within 90 days of notice from Collateral Agent (or such longer period as Administrative Borrower and Administrative Agent may agree) that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Collateral Agent’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Administrative Agent’s reasonable judgment.

(d)                                 The Cash Management Accounts shall be cash collateral accounts subject to Control Agreements.

2.8.                            Crediting Payments; Clearance Charge.

The receipt of any payment item by an Agent (whether from transfers to Administrative Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is in the Applicable Currency and is a wire transfer of immediately available federal funds made to the applicable Agent’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then the applicable Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by an Agent only if it is received into such Agent’s Account on a Business Day on or before 11:00 a.m. (California time).  If any payment item is received into an Agent’s Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by such Agent as of the opening of business on the immediately following Business Day.  From and after the Closing Date, the applicable Agent shall be entitled to charge (i) the US Borrowers for 1 Business Day of ‘clearance’ at the rate then applicable under Section 2.6 to US Advances that are Base Rate Loans denominated in Dollars on the Dollar Equivalent of all Collections that are received by Loan Parties other than Foreign Loan Parties (regardless of whether forwarded by the Cash Management Banks to such Agent), (ii) the Canadian Borrowers (A) for 1 Business Day of ‘clearance’ at the rate then applicable under Section 2.6 to Canadian Advances that are Base Rate Loans denominated in Canadian Dollars on all Collections denominated in Canadian Dollars that are received by Canadian Borrowers (regardless of whether forwarded by the Cash Management Banks to such Agent) and (B) for 1 Business Day of ‘clearance’ at the rate then applicable under Section 2.6 to Canadian Advances that are Base Rate Loans denominated in Dollars on the Dollar Equivalent of all Collections denominated in a currency other than Canadian Dollars that are received by Canadian Borrowers (regardless of whether forwarded by the Cash Management Banks to such Agent) and (iii) the European Borrowers for 1 Business Day of ‘clearance’ at the rate then applicable under Section 2.6 to Advances that are Base Rate Loans denominated in Dollars on the Dollar Equivalent of all Collections that are received by European

Borrowers (regardless of whether forwarded by the Cash Management Banks to such Agent).  This across-the-board 1 Business Day clearance charge on all Collections of Borrowers is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance charge being the equivalent of charging interest on such Collections through the completion of a period ending 1 Business Day after the receipt thereof.  The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agents.

2.9.                            Designated Account.

Administrative Agent is authorized to make the US Advances and the Term Loan A, and US Issuing Lenders are authorized to issue the US Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).  Canadian Administrative Agent is authorized to make the Canadian Advances, and Canadian Issuing Lenders are authorized to issue the Canadian Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).  European Administrative Agent is authorized to make the European Advances, and European Issuing Lenders are authorized to issue the European Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).  Administrative Borrower agrees to establish and maintain each US Designated Account with the US Designated Account Bank for the purpose of receiving the proceeds of the US Advances requested by US Borrowers and made by Administrative Agent or the US Lenders hereunder.  Unless otherwise agreed by Administrative Agent and Administrative Borrower, any US Advance, US Protective Advance, or US Swing Loan requested by US Borrowers and made by Administrative Agent or the US Lenders hereunder shall be made to the applicable US Designated Account.  Administrative Borrower further agrees to cause Canadian Administrative Borrower to establish and maintain each Canadian Designated Account with the Canadian Designated Account Bank for the purpose of receiving the proceeds of the Canadian Advances requested by Canadian Borrowers and made by Canadian Administrative Agent or the Canadian Lenders hereunder.  Unless otherwise agreed by Canadian Administrative Agent and Administrative Borrower, any Canadian Advance, Canadian Protective Advance, or Canadian Swing Loan requested by Canadian Borrowers and made by Canadian Administrative Agent or the Canadian Lenders hereunder shall be made to the applicable Canadian Designated Account.  Administrative Borrower further agrees to cause European Administrative Borrower to establish and maintain each European Designated Account with the European Designated Account Bank for the purpose of receiving the proceeds of the European Advances requested by European Borrowers and made by European Administrative Agent or the European Lenders hereunder.  Unless otherwise agreed by European Administrative Agent and Administrative Borrower, any European Advance, European Swing Loan or European Protective Advance requested by European Borrowers and made by European Administrative Agent or the European Lenders hereunder shall be made to the applicable European Designated Account.

2.10.                     Maintenance of Loan Accounts; Statements of Obligations.

Administrative Agent shall maintain an account on its books in the name of US Borrowers (the “US Loan Account”) on which US Borrowers will be charged with the Term Loan A, all US Advances (including Protective Advances to US Borrowers and US Swing Loans) made by Administrative Agent, US Swing Lender, Fronting Lender, or the US Lenders to US Borrowers or for US Borrowers’ account, the US Letters of Credit issued by a US Issuing Lender for US Borrowers’ account, and with all other payment US Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses.  Canadian Administrative Agent shall maintain an account on its books in the name of Canadian Borrowers (the “Canadian Loan Account”) on which all Canadian Advances (including Protective Advances to Canadian Borrowers and Canadian Swing Loans) made by Canadian Administrative Agent, Canadian Swing Lender, or the Canadian Lenders to Canadian Borrowers or for Canadian Borrowers’ account, the Canadian Letters of Credit issued by a Canadian Issuing Lender for Canadian Borrowers’ account, and with all other payment Foreign Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses attributable to the Canadian Borrowers.  European Administrative Agent shall maintain an account on its books in the name of European Borrowers (the “European Loan Account”; together with the US Loan Account and the Canadian Loan Account, each a “Loan Account” and, collectively, the “Loan Accounts”) on which European Borrowers will be charged with all European Advances (including Protective Advances to European Borrowers and European Swing Loans) made by European Administrative Agent, or the European Lenders to European Borrowers or for European Borrowers’ account, the European Letters of Credit issued by a European Issuing Lender for European Borrowers’ account, and with all other payment Foreign Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses attributable to the European Borrowers.  In accordance with Section 2.8, the US Loan Account will be credited with all payments received by Administrative Agent from US Borrowers or for US Borrowers’ account, including all amounts received in the applicable Administrative Agent’s Account from any Cash Management Bank of any US Borrower, the Canadian Loan Account will be credited with all payments received by Canadian Administrative Agent from Canadian Borrowers or for Canadian Borrowers’ account, including all amounts received in the applicable Canadian Administrative Agent’s Account from any Cash Management Bank of any Canadian Borrower and the European Loan Account will be credited with all payments received by European Administrative Agent from European Borrowers or for European Borrowers’ account, including all amounts received in the applicable European Administrative Agent’s Account from any Cash Management Bank of any European Borrower.  Administrative Agent shall render statements regarding the Loan Accounts to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Administrative Agent written objection thereto describing the error or errors contained in any such statements.

2.11.                     Fees.

Borrowers shall pay to the applicable Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

2.12.                     Letters of Credit.

(a)                                  US Letters of Credit.

(i)                                     Subject to the terms and conditions of this Agreement, the US Issuing Lender agrees to issue letters of credit for the account of US Borrowers (each, a “US L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, a “US L/C Undertaking”) with respect to letters of credit issued by a US Underlying Issuer (as of the Closing Date, the prospective US Underlying Issuer is to be Wells Fargo) for the account of US Borrowers.  Each request for the issuance of a US Letter of Credit or the amendment, renewal, or extension of any outstanding US Letter of Credit shall be made in writing by an Authorized Person and delivered to the applicable US Issuing Lender and Administrative Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension.  Each such request shall be in form and substance satisfactory to the US Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such US Letter of Credit, (ii) the currency in which amounts under such US Letter of Credit shall be payable, (iii) the date of issuance, amendment, renewal, or extension of such US Letter of Credit, (iv) the expiration date of such US Letter of Credit, (v) the name and address of the beneficiary thereof (or the beneficiary of the US Underlying Letter of Credit, as applicable), and (vi) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding US Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such US Letter of Credit.  If requested by the US Issuing Lender, US Borrowers also shall be an applicant under the application with respect to any US Underlying Letter of Credit that is to be the subject of a US L/C Undertaking.  The US Issuing Lender shall have no obligation to issue a US Letter of Credit if any of the following would result after giving effect to the issuance of such requested US Letter of Credit:

(A)                    the US Letter of Credit Usage would exceed the US Borrowing Base less the Dollar Equivalent of the outstanding principal amount of US Advances, or

(B)                      the US Letter of Credit Usage would exceed $30,000,000 less the sum of the Canadian Letter of Credit Usage and European Letter of Credit Usage, or

(C)                      the US Letter of Credit Usage would exceed the Maximum US Revolver Amount less the Dollar Equivalent of the outstanding principal amount of US Advances.

US Borrowers and the Lender Group acknowledge and agree that certain US Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date.  Each US Letter of Credit (and corresponding US Underlying Letter of Credit) shall be in form and substance acceptable to the US Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars or an Approved Offshore Currency.  If US Issuing Lender is obligated to advance funds under a US Letter of Credit, US Borrowers immediately shall reimburse such US L/C Disbursement to US Issuing Lender by paying to Administrative Agent an amount equal to such US L/C Disbursement not later than 11:00 a.m., California time, on the date that such US L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such US L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (x) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt of such notice or (y) the next Business Day, if such notice is not received before such time on the date of receipt of such notice, and, in the absence of such reimbursement, the US L/C Disbursement immediately and automatically shall, if the US L/C Disbursement is payable in an Approved Offshore Currency, be converted at the Currency Exchange Rate from the applicable Approved Offshore Currency to Dollars and shall be deemed to be a US Advance hereunder and, thereafter, shall bear interest at the rate then applicable to US Advances that are US Base Rate Loans denominated in Dollars under Section 2.6.  To the extent a US L/C Disbursement is deemed to be a US Advance hereunder, US Borrowers’ obligation to reimburse such US L/C Disbursement shall be discharged and replaced by the resulting US Advance.  Promptly following receipt by Administrative Agent of any payment from US Borrowers pursuant to this paragraph, Administrative Agent shall distribute such payment to the US Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(a)(ii) to reimburse the US Issuing Lender, then to such Lenders and the US Issuing Lender as their interests may appear.

(ii)                                  Promptly following receipt of a notice of a US L/C Disbursement pursuant to Section 2.12(a)(i), each Lender with a US Revolver Commitment agrees to fund its Pro Rata Share of any US Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if US Borrowers had requested such US Advance and Administrative Agent shall promptly pay to US Issuing Lender the amounts so received by it from the Lenders.  By the issuance of a US Letter of Credit (or an amendment to a US Letter of Credit increasing the amount thereof) and without any further action on the part of the US Issuing Lender or the Lenders with US Revolver Commitments, the US Issuing Lender shall be deemed to have granted to each Lender with a US Revolver Commitment, and each Lender with a US Revolver Commitment shall be deemed to have purchased, a participation in each US Letter of Credit, in an amount equal to its Pro Rata

Share of the US Risk Participation Liability of such US Letter of Credit, and each such Lender agrees to pay to Administrative Agent, for the account of the US Issuing Lender, such Lender’s Pro Rata Share of any payments made by the US Issuing Lender under such US Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender with a US Revolver Commitment hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of the US Issuing Lender, such Lender’s Pro Rata Share of each US L/C Disbursement made by the US Issuing Lender and not reimbursed by US Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to US Borrowers for any reason.  Each Lender with a US Revolver Commitment acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of the US Issuing Lender, an amount equal to its respective Pro Rata Share of each US L/C Disbursement made by the US Issuing Lender pursuant to this Section 2.12(a)(ii) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof.  If any such Lender fails to make available to Administrative Agent the amount of such Lender’s Pro Rata Share of each US L/C Disbursement made by the US Issuing Lender in respect of such US Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Administrative Agent (for the account of the US Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(iii)                               Each US Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any US Letter of Credit; provided, however, that no US Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the US Issuing Lender or any other member of the Lender Group.  Each US Borrower agrees to be bound by the US Underlying Issuer’s regulations and interpretations of any US Underlying Letter of Credit or by US Issuing Lender’s interpretations of any US L/C issued by US Issuing Lender to or for such US Borrower’s account, even though this interpretation may be different from such US Borrower’s own, and each US Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following US Borrowers’ instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, other than those resulting from the gross negligence or willful misconduct of the US Issuing Lender or any other member of the Lender Group.  Each US Borrower understands that the US L/C Undertakings may require US Issuing Lender to indemnify the US Underlying Issuer for certain costs or liabilities arising out of claims by US Borrowers against such US Underlying Issuer.  Each US Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any US L/C Undertaking as a result of the Lender Group’s indemnification of any US Underlying Issuer; provided, however, that no US Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the US Issuing Lender or any other member of the Lender Group.  Each US Borrower hereby acknowledges and agrees that neither the Lender Group nor the US Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(iv)                              Each US Borrower hereby authorizes and directs any US Underlying Issuer to deliver to the US Issuing Lender all instruments, documents, and other writings and property received by such US Underlying Issuer pursuant to such US Underlying Letter of Credit and to accept and rely upon the US Issuing Lender’s instructions with respect to all matters arising in connection with such US Underlying Letter of Credit and the related application.

(v)                                 Any and all issuance charges, commissions, fees, and costs incurred by the US Issuing Lender relating to US Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by US Borrowers to Administrative Agent for the account of the US Issuing Lender; it being acknowledged and agreed by each US Borrower that, as of the Closing Date, the issuance charge imposed by the prospective US Underlying Issuer is .825% per annum times the face amount of each US Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the US Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(vi)                              If by reason of (i) any change after the Closing Date in any Applicable Law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the US Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(A)                    any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any US Letter of Credit issued hereunder, or

(B)                      there shall be imposed on the US Underlying Issuer or the Lender Group any other condition regarding any US Underlying Letter of Credit or any US Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any US Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Administrative Agent may, at any time within a reasonable period (not exceeding 180 days) after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and US Borrowers shall pay on demand such amounts as Administrative Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans denominated in Dollars hereunder.  The determination by Administrative Agent of any amount due pursuant to this Section, as set forth in a certificate delivered to the Administrative Borrower setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(b)                                  Canadian Letters of Credit.

(i)                                     Subject to the terms and conditions of this Agreement, the Canadian Issuing Lender agrees to issue letters of credit for the account of Canadian Borrowers (each, a “Canadian L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, a “Canadian L/C Undertaking”) with respect to letters of credit issued by a Canadian Underlying Issuer (as of the Closing Date, the prospective Canadian Underlying Issuer is to be Wells Fargo) for the account of Canadian Borrowers.  Each request for the issuance of a Canadian Letter of Credit or the amendment, renewal, or extension of any outstanding Canadian Letter of Credit shall be made in writing by an Authorized Person and delivered to the applicable Canadian Issuing Lender and Canadian Administrative Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension.  Each such request shall be in form and substance satisfactory to the Canadian Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Canadian Letter of Credit, (ii) the currency in which amounts under such Canadian Letter of Credit shall be payable, (iii) the date of issuance, amendment, renewal, or extension of such Canadian Letter of Credit, (iv) the expiration date of such Canadian Letter of Credit, (v) the name and address of the beneficiary thereof (or the beneficiary of the Canadian Underlying Letter of Credit, as applicable), and (vi) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Canadian Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Canadian Letter of Credit.  If requested by the Canadian Issuing Lender, Canadian Borrowers also shall be an applicant under the application with respect to any Canadian Underlying Letter of Credit that is to be the subject of a Canadian L/C Undertaking.  The Canadian Issuing Lender shall have no obligation to issue a Canadian Letter of Credit if any of the following would result after giving effect to the issuance of such requested Canadian Letter of Credit:

(A)                    the Canadian Letter of Credit Usage would exceed the Canadian Borrowing Base less the Dollar Equivalent of the outstanding principal amount of Canadian Advances, or

(B)                      the Canadian Letter of Credit Usage would exceed the lesser of (x) $10,000,000 and (y) $30,000,000 less the sum of the US Letter of Credit Usage and European Letter of Credit Usage, or

(C)                      the Canadian Letter of Credit Usage would exceed the Maximum Canadian Revolver Amount less the Dollar Equivalent of the outstanding principal amount of Canadian Advances.

Canadian Borrowers and the Lender Group acknowledge and agree that certain Canadian Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date.  Each Canadian Letter of Credit (and corresponding Canadian Underlying Letter of Credit) shall be in form and substance acceptable to the Canadian Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars or Canadian Dollars.  If Canadian Issuing Lender is obligated to advance funds under a Canadian Letter of Credit, Canadian Borrowers immediately shall reimburse such Canadian L/C Disbursement to Canadian Issuing Lender by paying to Canadian Administrative Agent an amount in the Applicable Currency equal to such Canadian L/C Disbursement not later than 11:00 a.m., California time, on the date that such Canadian L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such Canadian L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (x) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt of such notice or (y) the next Business Day, if such notice is not received before such time on the date of receipt of such notice, and, in the absence of such reimbursement, the Canadian L/C Disbursement immediately and automatically shall be deemed to be a Canadian Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Canadian Advances that are Base Rate Loans denominated in the Applicable Currency under Section 2.6.  To the extent a Canadian L/C Disbursement is deemed to be a Canadian Advance hereunder, Canadian Borrowers’ obligation to reimburse such Canadian L/C Disbursement shall be discharged and replaced by the resulting Canadian Advance.  Promptly following receipt by Canadian Administrative Agent of any payment from Canadian Borrowers pursuant to this paragraph, Canadian Administrative Agent shall distribute such payment to the Canadian Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(b)(ii) to reimburse the Canadian Issuing Lender, then to such Lenders and the Canadian Issuing Lender as their interests may appear.

(ii)                                  Promptly following receipt of a notice of a Canadian L/C Disbursement pursuant to Section 2.12(b)(i), each Lender with a Canadian Revolver Commitment agrees to fund its Pro Rata Share of any Canadian Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Canadian Borrowers had requested such Canadian Advance and Canadian Administrative Agent shall promptly pay to Canadian Issuing Lender the amounts so received by it from the Lenders.  By the issuance of a Canadian Letter of Credit (or an amendment to a Canadian Letter of Credit increasing the amount thereof) and without any further action on the part of the Canadian Issuing Lender or the Lenders with Canadian Revolver Commitments, the Canadian Issuing Lender shall be deemed to have granted to each Lender with a Canadian Revolver Commitment, and each Lender with a Canadian Revolver Commitment shall be deemed to have purchased, a participation in each Canadian Letter of Credit, in an amount equal to its Pro Rata Share of the Canadian Risk Participation Liability of such Canadian Letter of Credit, and each such Lender agrees to pay in the Applicable Currency to Canadian Administrative Agent, for the account of the Canadian Issuing Lender, such Lender’s Pro

Rata Share of any payments made by the Canadian Issuing Lender under such Canadian Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender with a Canadian Revolver Commitment hereby absolutely and unconditionally agrees to pay to Canadian Administrative Agent, for the account of the Canadian Issuing Lender, such Lender’s Pro Rata Share of each Canadian L/C Disbursement made by the Canadian Issuing Lender and not reimbursed by Canadian Borrowers on the date due as provided in clause (b) of this Section, or of any reimbursement payment required to be refunded to Canadian Borrowers for any reason.  Each Lender with a Canadian Revolver Commitment acknowledges and agrees that its obligation to deliver to Canadian Administrative Agent, for the account of the Canadian Issuing Lender, an amount in the Applicable Currency equal to its respective Pro Rata Share of each Canadian L/C Disbursement made by the Canadian Issuing Lender pursuant to this Section 2.12(b)(ii) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof.  If any such Lender fails to make available to Canadian Administrative Agent the amount of such Lender’s Pro Rata Share of each Canadian L/C Disbursement made by the Canadian Issuing Lender in respect of such Canadian Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Canadian Administrative Agent (for the account of the Canadian Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(iii)                               Each Canadian Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Canadian Letter of Credit; provided, however, that no Canadian Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Canadian Issuing Lender or any other member of the Lender Group.  Each Canadian Borrower agrees to be bound by the Canadian Underlying Issuer’s regulations and interpretations of any Canadian Underlying Letter of Credit or by Canadian Issuing Lender’s interpretations of any Canadian L/C issued by Canadian Issuing Lender to or for such Canadian Borrower’s account, even though this interpretation may be different from such Canadian Borrower’s own, and each Canadian Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Canadian Borrowers’ instructions or those contained in the Canadian Letter of Credit or any modifications, amendments, or supplements thereto; other than those resulting from the gross negligence or willful misconduct of the Canadian Issuing Lender or any other member of the Lender Group.  Each Canadian Borrower understands that the Canadian L/C Undertakings may require Canadian Issuing Lender to indemnify the Canadian Underlying Issuer for certain costs or liabilities arising out of claims by Canadian Borrowers against such Canadian Underlying Issuer.  Each Canadian Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any Canadian L/C Undertaking as a result of the Lender Group’s indemnification of any Canadian Underlying

Issuer; provided, however, that no Canadian Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Canadian Issuing Lender or any other member of the Lender Group.  Each Canadian Borrower hereby acknowledges and agrees that neither the Lender Group nor the Canadian Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Canadian Letter of Credit.

(iv)                              Each Canadian Borrower hereby authorizes and directs any Canadian Underlying Issuer to deliver to the Canadian Issuing Lender all instruments, documents, and other writings and property received by such Canadian Underlying Issuer pursuant to such Canadian Underlying Letter of Credit and to accept and rely upon the Canadian Issuing Lender’s instructions with respect to all matters arising in connection with such Canadian Underlying Letter of Credit and the related application.

(v)                                 Any and all issuance charges, commissions, fees, and costs incurred by the Canadian Issuing Lender relating to Canadian Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Canadian Borrowers to Canadian Administrative Agent for the account of the Canadian Issuing Lender; it being acknowledged and agreed by each Canadian Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Canadian Underlying Issuer is .825% per annum times the face amount of each Canadian Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Canadian Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(vi)                              If by reason of (i) any change after the Closing Date in any Applicable Law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Canadian Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(A)                    any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Canadian Letter of Credit issued hereunder, or

(B)                      there shall be imposed on the Canadian Underlying Issuer or the Lender Group any other condition regarding any Canadian Underlying Letter of Credit or any Canadian Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Canadian Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Canadian Administrative Agent may, at any time within a reasonable period (not exceeding 180 days) after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Canadian Borrowers shall pay on demand such amounts as Canadian Administrative Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans denominated in Dollars hereunder.  The determination by Canadian Administrative Agent of any amount due pursuant to this Section, as set forth in a certificate delivered to the Administrative Borrower setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(c)                                  European Letters of Credit.

(i)                                     Subject to the terms and conditions of this Agreement, the European Issuing Lender agrees to issue letters of credit for the account of European Borrowers (each, a “European L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, a “European L/C Undertaking”) with respect to letters of credit issued by a European Underlying Issuer (as of the Closing Date, the prospective European Underlying Issuer is to be Wells Fargo) for the account of European Borrowers.  Each request for the issuance of a European Letter of Credit or the amendment, renewal, or extension of any outstanding European Letter of Credit shall be made in writing by an Authorized Person and delivered to the applicable European Issuing Lender and European Administrative Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension.  Each such request shall be in form and substance satisfactory to the European Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such European Letter of Credit, (ii) the currency in which amounts under such European Letter of Credit shall be payable, (iii) the date of issuance, amendment, renewal, or extension of such European Letter of Credit, (iv) the expiration date of such European Letter of Credit, (v) the name and address of the beneficiary thereof (or the beneficiary of the European Underlying Letter of Credit, as applicable), and (vi) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding European Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such European Letter of Credit.  If requested by the European Issuing Lender, European Borrowers also shall be an applicant under the application with respect to any European Underlying Letter of Credit that is to be the subject of a European L/C Undertaking.  The European Issuing Lender shall have no obligation to issue a European Letter of Credit if any of the following would result after giving effect to the issuance of such requested European Letter of Credit:

(A)                    the European Letter of Credit Usage would exceed the European Borrowing Base less the Dollar Equivalent of the outstanding principal amount of European Advances, or

(B)                      the European Letter of Credit Usage would exceed $30,000,000 less the sum of US Letter of Credit Usage and Canadian Letter of Credit Usage, or

(C)                      the European Letter of Credit Usage would exceed the Maximum European Revolver Amount less the Dollar Equivalent of the outstanding principal amount of European Advances.

European Borrowers and the Lender Group acknowledge and agree that certain European Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date.  Each European Letter of Credit (and corresponding European Underlying Letter of Credit) shall be in form and substance acceptable to the European Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars or an Approved Offshore Currency.  If European Issuing Lender is obligated to advance funds under a European Letter of Credit, European Borrowers immediately shall reimburse such European L/C Disbursement to European Issuing Lender by paying to European Administrative Agent an amount in the Applicable Currency equal to such European L/C Disbursement not later than 11:00 a.m., California time, on the date that such European L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such European L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (x) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt of such notice or (y) the next Business Day, if such notice is not received before such time on the date of receipt of such notice,, and, in the absence of such reimbursement, the European L/C Disbursement immediately and automatically shall, if the European L/C Disbursement is payable in an Approved Offshore Currency, be converted at the Currency Exchange Rate from the applicable Approved Offshore Currency to Dollars and shall be deemed to be a European Advance hereunder and, thereafter, shall bear interest at the rate then applicable to European Advances that are European Base Rate Loans denominated in Dollars under Section 2.6.  To the extent a European L/C Disbursement is deemed to be a European Advance hereunder, European Borrowers’ obligation to reimburse such European L/C Disbursement shall be discharged and replaced by the resulting European Advance.  Promptly following receipt by European Administrative Agent of any payment from European Borrowers pursuant to this paragraph, European Administrative Agent shall distribute such payment to the European Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c)(ii) to reimburse the European Issuing Lender, then to such Lenders and the European Issuing Lender as their interests may appear.

(ii)                                  Promptly following receipt of a notice of a European L/C Disbursement pursuant to Section 2.12(c)(i), each Lender with a European Revolver Commitment agrees to fund its Pro Rata Share of any European Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if European Borrowers had requested such European Advance and European Administrative Agent shall promptly pay to European Issuing Lender the amounts so received by it from the Lenders.  By the issuance of a European Letter of Credit (or an amendment to a European Letter of Credit increasing the amount thereof) and without any further action on the part of the

European Issuing Lender or the Lenders with European Revolver Commitments, the European Issuing Lender shall be deemed to have granted to each Lender with a European Revolver Commitment, and each Lender with a European Revolver Commitment shall be deemed to have purchased, a participation in each European Letter of Credit, in an amount equal to its Pro Rata Share of the European Risk Participation Liability of such European Letter of Credit, and each such Lender agrees to pay in the Applicable Currency to European Administrative Agent, for the account of the European Issuing Lender, such Lender’s Pro Rata Share of any payments made by the European Issuing Lender under such European Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender with a European Revolver Commitment hereby absolutely and unconditionally agrees to pay to European Administrative Agent, for the account of the European Issuing Lender, such Lender’s Pro Rata Share of each European L/C Disbursement made by the European Issuing Lender and not reimbursed by European Borrowers on the date due as provided in clause (c) of this Section, or of any reimbursement payment required to be refunded to European Borrowers for any reason.  Each Lender with a European Revolver Commitment acknowledges and agrees that its obligation to deliver to European Administrative Agent, for the account of the European Issuing Lender, an amount in the Applicable Currency equal to its respective Pro Rata Share of each European L/C Disbursement made by the European Issuing Lender pursuant to this Section 2.12(c)(ii) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof.  If any such Lender fails to make available to European Administrative Agent the amount of such Lender’s Pro Rata Share of each European L/C Disbursement made by the European Issuing Lender in respect of such European Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and European Administrative Agent (for the account of the European Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(iii)                               Each European Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any European Letter of Credit; provided, however, that no European Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the European Issuing Lender or any other member of the Lender Group.  Each European Borrower agrees to be bound by the European Underlying Issuer’s regulations and interpretations of any European Underlying Letter of Credit or by European Issuing Lender’s interpretations of any European L/C issued by European Issuing Lender to or for such European Borrower’s account, even though this interpretation may be different from such European Borrower’s own, and each European Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following European Borrowers’ instructions or those contained in the European Letter of Credit or any modifications, amendments, or supplements thereto; other than those resulting from the gross negligence or willful misconduct of the European Issuing Lender or any other member of the

Lender Group.  Each European Borrower understands that the European L/C Undertakings may require European Issuing Lender to indemnify the European Underlying Issuer for certain costs or liabilities arising out of claims by European Borrowers against such European Underlying Issuer.  Each European Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any European L/C Undertaking as a result of the Lender Group’s indemnification of any European Underlying Issuer; provided, however, that no European Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the European Issuing Lender or any other member of the Lender Group.  Each European Borrower hereby acknowledges and agrees that neither the Lender Group nor the European Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any European Letter of Credit.

(iv)                              Each European Borrower hereby authorizes and directs any European Underlying Issuer to deliver to the European Issuing Lender all instruments, documents, and other writings and property received by such European Underlying Issuer pursuant to such European Underlying Letter of Credit and to accept and rely upon the European Issuing Lender’s instructions with respect to all matters arising in connection with such European Underlying Letter of Credit and the related application.

(v)                                 Any and all issuance charges, commissions, fees, and costs incurred by the European Issuing Lender relating to European Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by European Borrowers to European Administrative Agent for the account of the European Issuing Lender; it being acknowledged and agreed by each European Borrower that, as of the Closing Date, the issuance charge imposed by the prospective European Underlying Issuer is .825% per annum times the face amount of each European Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the European Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(vi)                              If by reason of (i) any change after the Closing Date in any Applicable Law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the European Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(A)                    any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any European Letter of Credit issued hereunder, or

(B)                      there shall be imposed on the European Underlying Issuer or the Lender Group any other condition regarding any European Underlying Letter of Credit or any European Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any European Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, European Administrative Agent may, at any time within a reasonable period (not exceeding 180 days) after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and European Borrowers shall pay on demand such amounts as European Administrative Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans denominated in Dollars hereunder.  The determination by European Administrative Agent of any amount due pursuant to this Section, as set forth in a certificate delivered to the Administrative Borrower setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.13.                     LIBOR Option.

(a)                                  Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances or the Term Loan A be charged at a rate of interest based upon the applicable LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 1 month in duration, interest shall be payable at 1 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Administrative Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder and, with respect to Approved Offshore Rate Loans, the outstanding principal balance of such Approved Offshore Rate Loan automatically shall be continued as a LIBOR Rate Loan with an Interest Period of one month’s duration.  At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances or the Term Loan A bear interest at a rate based upon the applicable LIBOR Rate and Administrative Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder and to convert the outstanding principal balance of all outstanding Offshore Currency Rate Loans to Dollars.

(b)                                 LIBOR Election.

(i)                                     Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying the Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Administrative Borrower’s election of the LIBOR Option for a permitted portion of the Advances or the Term Loan A and an Interest Period pursuant to this Section shall be made by delivery to the applicable Agent of a LIBOR Notice received by such Agent before the LIBOR Deadline, or by telephonic notice received by such Agent before the LIBOR Deadline (to be confirmed by delivery to such Agent of a LIBOR Notice received by such Agent prior to 5:00 p.m. (California time) on the same day).  Promptly upon its receipt of each such LIBOR Notice, Administrative Agent shall provide a copy thereof to each of the US Lenders, Canadian Administrative Agent shall provide a copy thereof to each of the Canadian Lenders and European Administrative Agent shall provide a copy thereof to each of the European Lenders, as applicable.

(ii)                                  Each LIBOR Notice shall be irrevocable and binding on Borrowers.  In connection with each LIBOR Rate Loan, Borrowers shall jointly and severally indemnify, defend, and hold the applicable Agent and the Lenders harmless against any loss, cost, or expense incurred by such Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow (other than solely as a result of the failure of such Agent or a Lender to make an Advance or Term Loan A required to be made pursuant to the terms hereof), convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”); provided, that Foreign Borrowers shall only provide indemnities with respect to Funding Losses arising in connection with Foreign Borrowings and LIBOR Rate Loans made to Foreign Borrowers.  Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal (i) with respect to Offshore Currency Rate Loans, any currency conversion costs incurred by any Agent, Fronting Lender or any other Lender and (ii) with respect to all LIBOR Rate Loans, the amount determined by such Agent or such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (B) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits, Canadian Dollar deposits or Approved Offshore Currency deposits, as applicable, of a comparable amount and period in the London interbank market.  A certificate of an Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

(iii)                               Borrowers shall have not more than 8 LIBOR Rate Loans in effect at any given time.  With respect to LIBOR Rate Loans other than Approved Offshore Rate Loans, Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of a Dollar Equivalent principal amount of at least $1,000,000 and integral multiples of a Dollar Equivalent principal amount of $500,000 in excess thereof and, with respect to LIBOR Rate Loans consisting of Approved Offshore Rate Loans, Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of a Dollar Equivalent principal amount of at least $2,000,000 and integral multiples of a Dollar Equivalent principal amount of $1,000,000 in excess thereof.

(c)                                  Prepayments.  Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that (i) Borrowers may only prepay Approved Offshore Rate Loans upon notice to Administrative Agent or European Administrative Agent, as applicable, 3 Business Days prior to any date of prepayment of Approved Offshore Rate Loans and (ii) in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by the applicable Agent of proceeds of Loan Parties’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold such Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above; provided, that Foreign Loan Parties shall only provide indemnities with respect to Funding Losses arising in connection with Foreign Borrowings and LIBOR Rate Loans made to Foreign Borrowers.

(d)                                 Special Provisions Applicable to LIBOR Rate.

(i)                                     The applicable LIBOR Rate may be adjusted by the applicable Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits, Canadian Dollar deposits or Approved Offshore Currency deposits or increased costs, in each case, due to changes in Applicable Law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except for (A) changes of general applicability in corporate income tax laws or changes in tax laws with respect to franchise taxes imposed in lieu of income taxes and (B) changes in tax laws with respect to any Taxes required to be withheld or deducted by Borrowers, which shall be addressed in Section 15.11) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the applicable LIBOR Rate.  In any such event, the affected Lender shall give Administrative Borrower and the applicable Agent notice of such a determination and adjustment and such Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected

Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).  Notwithstanding anything to the contrary herein, no such adjustment of the applicable LIBOR Rate shall be effective in respect of any additional or increased costs incurred prior to the Administrative Borrower’s receipt of the notice referred to below, if the event giving rise to such additional or increased costs occurred more than 180 days before the relevant Lender’s notice of such event and the related adjustment is received by the Administrative Borrower.

(ii)                                  In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the applicable Agent and Administrative Borrower and such Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans and the outstanding principal balance of the Approved Offshore Rate Loans shall convert to Dollars, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so; provided, that if any such notice is delivered, Borrowers shall be entitled, at their option at any time that Borrowings denominated in an Approved Offshore Currency are unavailable, to terminate this Agreement in accordance with Section 3.5, except that no Applicable Prepayment Premium shall be due.  Each Lender agrees to use reasonable efforts to designate a different Lending Office if such designation will avoid the need for such notice of changed circumstances and would not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

(e)                                  No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither any Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar, Canadian Dollar or Approved Offshore Currency deposits to fund or otherwise match fund any Obligation as to which interest accrues at the applicable LIBOR Rate.  The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the applicable LIBOR Rate by acquiring eurodollar, Canadian Dollar or Approved Offshore Currency deposits for each Interest Period in the amount of the LIBOR Rate Loans.

(f)                                    Offshore Currency Rate Loans.  All Offshore Currency Rate Loans shall be LIBOR Rate Loans.

2.14.                     Capital Requirements.

If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and the applicable Agent thereof.  Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Notwithstanding anything to the contrary in this Section 2.14, (i) no Borrower will be required to compensate any Lender pursuant to this Section 2.14 for any reduction incurred more than 180 days before such Lender notified Administrative Borrower of the change in law (or other circumstance) giving rise to such reduction and of its claim to compensation therefore and (ii) Foreign Borrowers shall not be required to compensate any Lender for any reduction incurred with respect to US Borrowings.

2.15.                     Joint and Several Liability of Borrowers.

(a)                                  Each US Borrower is accepting joint and several liability with respect to the Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other US Borrowers to accept joint and several liability for the Obligations.  Each US Borrower hereby further irrevocably and unconditionally guaranties as and for its own debt, until final payment in full thereof has been made, (a) the payment of the Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each US Borrower that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by each Borrower of all of the agreements, conditions, covenants, and obligations of such Borrower contained in this Agreement and under each of the other Loan Documents.  Each Foreign Borrower is accepting joint and several liability with respect to the Obligations of the Foreign Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender

Group under this Agreement, for the mutual benefit, directly and indirectly, of each Foreign Borrower and in consideration of the undertakings of the other Foreign Borrowers to accept joint and several liability for the Foreign Obligations.  The Obligations of the Foreign Borrowers under this Agreement, including all indemnities, reimbursement obligations and expense recovery obligations hereunder, shall be limited to the Foreign Obligations.

(b)                                 Each US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other US Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each US Borrower without preferences or distinction among them.  Each Foreign Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Foreign Borrowers, with respect to the payment and performance of all of the Foreign Obligations (including, without limitation, any Foreign Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Foreign Obligations shall be the joint and several obligations of each Foreign Borrower without preferences or distinction among them.

(c)                                  If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event each US Borrower agrees that it will make such payment with respect to, or perform, such Obligation.  If and to the extent that any Foreign Borrower shall fail to make any payment with respect to any of the Foreign Obligations as and when due or to perform any of the Foreign Obligations in accordance with the terms thereof, then in each such event the other Foreign Borrowers will make such payment with respect to, or perform, such Foreign Obligation.

(d)                                 The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e)                                  Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agents or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by Applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agents or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agents or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Applicable Laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender; it being understood that other Persons may also become liable for the Obligations in connection with mergers, consolidations or other corporate reorganizations.

(f)                                    Each Borrower represents and warrants to Agents and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Agents and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)                                 The provisions of this Section 2.15 are made for the benefit of Agents, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h)                                 Until such time as all of the Obligations have been finally paid in full:  (i) each Borrower hereby waives and postpones any right of subrogation such Borrower has or may have as against any other Borrower with respect to the Obligations; (ii) each Borrower hereby waives and postpones any right to proceed against any other Borrower, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Obligations; and (iii) each Borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Borrower with respect to the Obligations.

(i)                                     Notwithstanding anything to the contrary set forth in this Agreement, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any Applicable Law of any state, province or other governmental unit (“Fraudulent Conveyance”). Consequently, each Borrower, each Agent and each Lender hereby agrees that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly.

(j)                                     The Lenders shall not be entitled to request payment or performance from a German Borrower under the joint and several liability pursuant to this Section 2.15 if and to the extent that the joint and several liability of a German Borrower extends to Obligations of an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 et seq. of the German Stock Corporation Act (Aktiengesetz) of such German Borrower (other than such German Borrower’s subsidiaries and their subsidiaries) and if and to the extent that such enforcement would lead to a situation in which such German Borrower’s assets (the calculation of which shall take into account the captions reflected in Section 266 subsection (2) A, B and C of the German Commercial Code (HGB, Handelsgesetzbuch)) less the sum of (A) the liabilities of such German Borrower (the calculation of which shall take into account the captions reflected in Section 266 sub-section (3) B, C and D of the German Commercial Code), and (B) the stated share capital (Stammkapital) of such German Borrower (the “Net Assets”) are less than zero;

(i)                                     for the purposes of the calculation of the Net Assets following balance sheet items shall be adjusted as follows:

(A)                    the amount of any increase of the stated share capital after the date hereof (excluding any such increase of stated share capital permitted pursuant to any other agreement to which the Loan Parties and such German Borrower are a party) (A) that has been effected without the prior written consent of the Lenders, (B) that has been effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) or to the extent that it is not fully paid up, shall be deducted from the stated share capital; and

(B)                      loans and other contractual liabilities incurred in grossly negligent (grob fahrlässig) or wilful (vorsätzlich) violation of the provisions of the Loan Documents shall be disregarded;

(ii)                                  in addition, such German Borrower shall realise, to the extent legally permitted and commercially justifiable, in a situation where such German Borrower’s Net Assets are or become as a consequence of payment or performance under the joint and several liability less than zero any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets if the asset is not necessary for such German Borrower’s business (betriebsnotwendig);

(iii)                               for the purpose of the calculation of the Net Assets and thus the enforceable amount, such German Borrower will deliver within thirty days following the demand against such German Borrower under this Section 2.15 by the Lenders, to the Lenders an up to date balance sheet drawn-up by a firm of auditors of international standard and repute together with a determination of the Net Assets.  Such balance sheet and determination of Net Assets shall be prepared in accordance with accounting principles pursuant to the German Commercial Code and be based on the same principles that were applied when establishing the previous year’s balance sheet;

(iv)                              the determination by the auditors (as set forth above, the “Auditors’ Determination”) pertaining to such German Borrower shall be up to date and in any event such Auditors’ Determination shall have been prepared as of a date no earlier than fifteen Business Days prior to the date of the enforcement of the security interest created under this Agreement; and

(v)                                 should such German Borrower fail to deliver such balance sheet and/or determination of the Net Assets, the Lenders shall be entitled to enforce the joint and several liability created under this Section 2.15 without limitation, but agree to release proceeds from such enforcement to the extent required to ensure that the Net Assets shall not be less than zero.

2.16.                     Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest payable by a Foreign Borrower created or organized under the laws of Canada or any province thereof in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of the province of Ontario or the federal laws of Canada:

(a)                                  whenever interest payable by such Foreign Borrower is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation, expressed as an annual rate of interest for the purposes of the Interest Act (Canada), shall be equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation;

(b)                                 in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by such Foreign Borrower to any Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Agents, Lenders and such Foreign Borrower and the amount of such payment or collection shall be refunded by the applicable Agent and Lenders to such Foreign Borrower.  For the purposes of this Agreement and each other Loan Document to which such Foreign Borrower is a party, the effective annual rate of interest payable by such Foreign Borrower shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by Canadian Administrative Agent for the account of Foreign Borrower will be conclusive for the purpose of such determination in the absence of evidence to the contrary; and

(c)                                  all calculations of interest payable by such Foreign Borrower under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.  The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

2.17.                     Additional Provisions Regarding Offshore Currency Rate Loans and Fronting Lender.

(a)                                  Non-Offshore Currency Lender. If any Lender (other than the Fronting Lender) determines (which determination shall be conclusive) that an Approved Offshore Currency is not freely transferable and convertible by such Lender into Dollars or that it will be impracticable for such Lender to fund Advances in such Approved Offshore Currency, then such Lender shall immediately so notify the Administrative Agent which notification shall be given immediately by the Administrative Agent to the Fronting Lender, and such Lender shall thereafter be deemed to be a Non-Offshore Currency Lender hereunder.

(b)                                 Application of Interest Payments.  As promptly as is practicable following each date upon which Administrative Agent or European Administrative Agent receives a payment of interest under this Agreement on account of any Offshore Currency Rate Loans, such Agent shall distribute to the Fronting Lender the amount thereof that is allocable to the Offshore Currency Rate Loans held by the Fronting Lender.  In consideration of the agreement of the Non-Offshore Currency Lenders to purchase participating interests in any Offshore Currency Rate Loans held by the Fronting Lender, the Fronting Lender shall, with respect to US Advances consisting of Offshore Currency Rate Loans, pay to the Administrative Agent, for the ratable accounts of each Non-Offshore Currency Lender that is a US Lender, a risk participation fee, in the currency of such interest payment or, if requested by each Non-Offshore Currency Lender that is a US Lender and agreed to by the Administrative Agent, in Dollars, in an amount equal to the portion of such interest payment which constitutes the LIBOR Rate Margin less 0.50% (other than any such proceeds payable for the account of any Defaulting Lender, which proceeds shall be retained by the Fronting Lender for its own account) and, with respect to European Advances consisting of Offshore Currency Rate Loans, pay to the European Administrative Agent, for the ratable accounts of each Non-Offshore Currency Lender that is a European Lender, a risk participation fee, in the currency of such interest payment or, if requested by each Non-Offshore Currency Lender and agreed to by the European Administrative Agent, in Dollars, in an amount equal to the portion of such interest payment which constitutes the LIBOR Rate Margin less 0.50% (other than any such proceeds payable for the account of any Defaulting Lender, which proceeds shall be retained by the Fronting Lender for its own account); provided, however, that with respect to each Non-Offshore Currency Lender which has funded the purchase of participating interests in the extensions of credit on account of which such interest was paid hereunder, the Fronting Lender shall instead pay to applicable Agent, for the account of such Non-Offshore Currency Lender which has so funded such purchase, the amount equal to such Lender’s Pro Rata Share of such interest payment.  Such amount shall be payable to the applicable Agent, in the currency of such interest payment or from a conversion of such currency to Dollars, if requested by each Non-Offshore Currency Lender and agreed to by applicable Agent, on the date upon which the Fronting Lender receives the interest payment (or, as applicable, the proceeds of such conversion).

(c)                                  Currency Conversion and Contingent Funding Agreement.  Each Non-Offshore Currency Lender that is a US Lender hereby unconditionally and irrevocably agrees to purchase (in the currency in which the applicable Offshore Currency Rate Loan is made) as and when requested by the Administrative Agent or the Fronting Lender at any time, an undivided participating interest equal to its Pro Rata Share of all Offshore Currency Rate Loans that are US Advances that are made by the Fronting Lender and each Non-Offshore Currency Lender that is a European Lender hereby unconditionally and irrevocably agrees to purchase (in the currency in which the applicable Offshore Currency Rate Loan is made) as and when requested by the European Administrative Agent or the Fronting Lender at any time, an undivided participating interest equal to its Pro Rata Share of all Offshore Currency Rate Loans that are European Advances that are made by the Fronting Lender, provided that:

(i)                                     the Administrative Agent, the European Administrative Agent and the Fronting Lender hereby agree that, unless an Event of Default has occurred and is continuing or a Fronting Loan Event has occurred, such Persons will not request any such purchase of participating interests; and

(ii)                                  in the event that any Event of Default specified in Section 7.4 or 7.5 shall have occurred with respect to any Borrower, each Non-Offshore Currency Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Advances denominated in the applicable Approved Offshore Currency.

Any such request with respect to US Advances shall be made in writing to each Non-Offshore Currency Lender that is a US Lender and shall specify the amount of the applicable Approved Offshore Currency required from such Non-Offshore Currency Lender in order to effect the purchase by such Non-Offshore Currency Lender of a participating interest in the amount equal to its Pro Rata Share times the aggregate then outstanding principal amount (in the applicable Approved Offshore Currency) of the US Advances denominated in such Applicable Offshore Currency and any such request with respect to European Advances shall be made in writing to each Non-Offshore Currency Lender that is a European Lender and shall specify the amount of the applicable Approved Offshore Currency required from such Non-Offshore Currency Lender in order to effect the purchase by such Non-Offshore Currency Lender of a participating interest in the amount equal to its Pro Rata Share times the aggregate then outstanding principal amount (in the applicable Approved Offshore Currency) of the European Advances denominated in such Applicable Offshore Currency.  Promptly upon receipt of such request by any Non-Offshore Currency Lender, such Non-Offshore Currency Lender shall deliver to the applicable Agent (in immediately available funds) the amount so specified by such Agent.  The applicable Agent shall promptly deliver the proceeds of such payments to the Fronting Lender in immediately available funds.  Promptly following receipt thereof, the Fronting Lender will deliver to such Non-Offshore Currency Lender (through the applicable Agent) a certificate setting forth the amount of the Advances purchased by such Non-Offshore Currency Lender, dated the date of receipt of such funds and in such amount.  Notwithstanding anything to the contrary contained in this Section 2.17, the failure of any Non-Offshore Currency Lender to purchase its participating interest in any Advances shall not relieve any other Non-Offshore Currency Lender of its obligations hereunder to purchase its participating interest in a timely manner, but no Non-Offshore Currency Lender shall be responsible for the failure of any other Non-Offshore Currency Lender to purchase the participating interest to be purchased by such other Non-Offshore Currency Lenders on any date.

(d)                                 Interest Payable for the Benefit of the Fronting Lender.  If any amount required to be paid by any Non-Offshore Currency Lender with respect to any Advance pursuant to Section 2.17(c) is not paid to the applicable Agent within one (1) Business Day following the date upon which such Non-Offshore Currency Lender receives a request from the applicable Agent or the Fronting Lender that such Non-Offshore Currency Lender fund its participating interest relating to such Advance, such Non-Offshore Currency Lender shall pay to the applicable Agent on demand interest on such amount at a rate per annum equal to the Defaulting Lender Rate, during the period from and including the date such payment is required to be made to the date on which such payment is immediately available to such Agent.  A certificate from an Agent submitted to any Non-Offshore Currency Lender with respect to any amounts owing under Section 2.17(c) or this Section 2.17(d) shall be conclusive in the absence of manifest error. Amounts payable by any Non-Offshore Currency Lender pursuant to Section 2.17(c) or this Section 2.17(d) shall be paid to the applicable Agent, for the account of the Fronting Lender; provided that, if the applicable Agent (in its sole discretion) has elected to fund on behalf of such Non-Offshore Currency Lender the amounts owing to the Fronting Lender then the amounts shall be paid to such Agent, for its own account.

(e)                                  Distributions of Payments Made on Fronted Loans.  Whenever, at any time after the Fronting Lender has received from any Non-Offshore Currency Lender payment in respect of such Non-Offshore Currency Lender’s participating interest in an Advance pursuant to the above provisions of this Section 2.17, the Fronting Lender receives any payment on account thereof, the Fronting Lender will distribute to the Administrative Agent with respect to US Advances and to the European Administrative Agent with respect to European Advances, for the account of such Non-Offshore Currency Lender, such Non-Offshore Currency Lender’s participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Non-Offshore Currency Lender’s participating interest was outstanding and funded) in like funds received; provided, however, that in the event that any such payment received by the Fronting Lender is required to be returned, such Non-Offshore Currency Lender will return to the Fronting Lender any portion thereof previously distributed by the Fronting Lender to the Non-Offshore Currency Lender in like funds as such payment is required to be returned by the Fronting Lender.

(f)                                    Obligations Unconditional Regarding Fronted Loans.  Each Non-Offshore Currency Lender’s obligation to purchase participating interests pursuant to this Section 2.17 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Fronting Lender, any Loan Party or any other Person for any reason whatsoever; (ii) the occurrence and continuation of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Person party hereto; (iv) any breach of any of the Loan Documents by any Person; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(g)                                 Resignation of Fronting Lender.   The Fronting Lender may resign as such upon 60 days notice to the Lenders and the Administrative Borrower.  If the Fronting Lender resigns under this Agreement, the Required Lenders shall, so long as no Event of Default has occurred and is continuing in consultation with Administrative Borrower, appoint a successor Fronting Lender for the Lenders.  If no successor Fronting Lender shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty 30 days after the retiring Fronting Lender’s giving of notice of resignation, then the retiring Fronting Lender shall, on behalf of the Lenders so long as no Event of Default has occurred and is continuing in consultation with Administrative Borrower, appoint a successor Fronting Lender.  Upon the acceptance of any appointment as Fronting Lender hereunder by a successor Fronting Lender such successor Fronting Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Fronting Lender and the retiring Fronting Lender shall be discharged from its duties and obligations hereunder. After any retiring Fronting Lender’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Fronting Lender.

3.                                      CONDITIONS; TERM OF AGREEMENT.

3.1.                            Conditions Precedent to the Initial Extension of Credit.

This Agreement shall be effective upon the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1.

3.2.                            Conditions Precedent to all Extensions of Credit.

The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

(a)                                  the representations and warranties contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c)                                  no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, any Agent, any Lender, or any of their Affiliates; and

(d)                                 no Material Adverse Change shall have occurred since the date of the latest financial statements submitted to Administrative Agent on or before the Closing Date.

3.3.                            Term.

This Agreement shall continue in full force and effect for a term ending on August 19, 2010 (the “Maturity Date”).  The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4.                            Effect of Termination.

On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Product Obligations other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized by the applicable Bank Product Provider) immediately shall become due and payable without notice or demand (including (a) (i) providing cash collateral to be held by Collateral Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, (ii) causing the original Letters of Credit to be returned to the Issuing Lenders or (iii) providing the applicable Issuing Lender with a letter of credit issued by a financial institution reasonably satisfactory to such Issuing Lender in a face amount equal to 105% of the aggregate face amount of all extant Letters of Credit issued by such Issuing Lender, and (b) providing cash collateral (in an amount determined by Collateral Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Collateral Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized by the applicable Bank Product Provider).  Such cash collateral shall be provided (i) with respect to any Letter of Credit Usage denominated in Canadian Dollars, in Canadian Dollars, (ii) with respect to any Letter of Credit Usage denominated in an Approved Offshore Currency, in the applicable Approved Offshore Currency, and (iii) with respect to any Letter of Credit Usage denominated in Dollars, in Dollars.  No termination of this Agreement, however, shall relieve or discharge Loan Parties of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full (or collateralized as provided above) and the Lender Group’s obligations to provide additional credit hereunder have been terminated.  When this Agreement has been terminated and all of the Obligations have been paid in full (or collateralized as provided above) and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Collateral Agent will, at Borrowers’ sole expense, return to Borrowers any possessory Collateral held in its possession, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent’s Liens and all notices of security interests and liens previously filed by Collateral Agent with respect to the Obligations; provided, however, that the Foreign Borrowers shall only be responsible for the expenses of the Collateral Agent relating to the Foreign Obligations and the security held therefor.

3.5.                            Early Termination by Borrowers.

Borrowers have the option, at any time upon 15 days (or such lesser period as agreed by the Administrative Agent) prior written notice by Administrative Borrower to Administrative Agent, to terminate this Agreement by paying to the applicable Agent, in cash, the Obligations (including (a) (i) providing cash collateral to be held by Collateral Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, (ii) causing the original Letters of Credit to be returned to the Issuing Lenders or (iii) providing the applicable Issuing Lender with a letter of credit issued by a financial institution reasonably satisfactory to such Issuing Lender in a face amount equal to 105% of the aggregate face amount of all extant Letters of Credit issued by such Issuing Lender, and (b) providing cash collateral (in an amount determined by Collateral Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Collateral Agent for the benefit of the Bank Product Providers with respect to the Bank Products Obligations other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized by the applicable Bank Product Provider) in full.  If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) (i) providing cash collateral to be held by Collateral Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, (ii) causing the original Letters of Credit to be returned to the Issuing Lenders or (iii) providing the applicable Issuing Lender with a letter of credit issued by a financial institution reasonably satisfactory to such Issuing Lender in a face amount equal to 105% of the aggregate face amount of all extant Letters of Credit issued by such Issuing Lender, and (b) providing cash collateral (in an amount determined by Collateral Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Collateral Agent for the benefit of the Bank Product Providers with respect to the Bank Products Obligations other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized by the applicable Bank Product Provider), in full on the date set forth as the date of termination of this Agreement in such notice.  Cash collateral provided with respect to Letter of Credit Usage shall be required to be provided (i) with respect to any Letter of Credit Usage denominated in Canadian Dollars, in Canadian Dollars, (ii) with respect to any Letter of Credit Usage denominated in an Approved Offshore Currency, in the applicable Approved Offshore Currency, and (iii) with respect to any Letter of Credit Usage denominated in Dollars, in Dollars.

4.                                      REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1.                            No Encumbrances.

Each Loan Party and each Significant Subsidiary has good title to, or a valid leasehold interest in, its material personal property assets and good and marketable title to, or a valid leasehold interest in, its material Real Property, in each case, free and clear of Liens except for Permitted Liens.

4.2.                            Eligible Accounts.

As to each Account that is identified by a Borrower as an Eligible Account or an Eligible Unbilled Account in a borrowing base report submitted to Administrative Agent, (a) such Account is a bona fide existing payment obligation of the applicable Account Debtors created by the sale and delivery of goods or the rendition of services to such Account Debtors in the ordinary course of such Borrower’s business, (b) the portion of such Account identified as an Eligible Account or an Eligible Unbilled Account is owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) such Account is, with respect to Eligible US Accounts, not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible US Accounts, with respect to Eligible Foreign Accounts, not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Foreign Accounts, with respect to Eligible Unbilled US Accounts, not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Unbilled US Accounts, and with respect to Eligible Unbilled Foreign Accounts, not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Unbilled Foreign Accounts.

4.3.                            [Intentionally Omitted].

4.4.                            Equipment.

Each material item of Equipment of Loan Parties and the Significant Subsidiaries is used or held for use in their business and is in good working order, ordinary wear and tear and damage by casualty excepted.

4.5.                            Location of Inventory and Equipment.

The Inventory and Equipment (other than vehicles or Equipment out for repair) of Loan Parties and the Significant Subsidiaries are located only at, or in-transit between, the locations identified on Schedule 4.5 (as such Schedule may be updated pursuant to Section 5.8(a)) or locations (i) not in existence on the Closing Date and not then required to be disclosed pursuant to Section 5.8(a), or (ii) at which there are not more than 100 seats and at which the aggregate book value of all assets at such location does not exceed $750,000.

4.6.                            Inventory Records.

Each Loan Party and Significant Subsidiary keeps records that are correct and accurate in all material respects itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

4.7.                            State of Incorporation; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a)                                  The jurisdiction of organization or continuance of each Loan Party and each Significant Subsidiary is set forth on Schedule 4.7(a) except to the extent such jurisdiction of organization or continuance has changed pursuant to a transaction permitted by Section 6.3(a) or (b).

(b)                                 As of the Closing Date, the chief executive office of each Loan Party and each Significant Subsidiary is located at the address indicated on Schedule 4.7(b).

(c)                                  Each Loan Party’s and each Significant Subsidiary’s organizational identification number, if any, (or, in the case of the Canadian Borrowers, the business number assigned by Canada Revenue Agency (Canada), if any) is identified on Schedule 4.7(c) (as such schedule may be updated by notice to Administrative Agent).

(d)                                 As of the Closing Date, Loan Parties do not, to their knowledge, hold any commercial tort claims involving a claim of more than $500,000, except as set forth on Schedule 4.7(d).

4.8.                            Due Organization and Qualification; Subsidiaries.

(a)                                  Each Borrower is duly organized and existing and, if applicable, in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state, province or territory where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

(b)                                 Set forth on Schedule 4.8(b), is a complete and accurate description as of the Closing Date of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each Borrower (other than the Parent) of each such class that are issued and outstanding.  Other than as described on Schedule 4.8(b), as of the Closing Date, there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower’s (other than Parent’s) capital Stock, including any right of conversion or exchange under any outstanding security or other instrument.  Other than as described on Schedule 4.8(b) and other than the obligation to convert or exchange Indebtedness with respect to a Convertible Note Offering to Stock, no Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c)                                  Set forth on Schedule 4.8(c), is a complete and accurate list of each Borrower’s direct and indirect Subsidiaries as of the Closing Date, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower.  All of the outstanding capital Stock of each such Subsidiary has been validly issued and, if applicable, is fully paid and non-assessable.

(d)                                 Except as set forth on Schedule 4.8(c), as of the Closing Date, there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument.  No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire (i) any shares of any Borrower’s Subsidiaries’ capital Stock or (ii) any security convertible into or exchangeable for any such capital Stock.

4.9.                            Due Authorization; No Conflict.

(a)                                  As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

(b)                                 As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower (other than a conflict with, or breach of, the Term B Debt Documents arising during the continuance of an Event of Default solely as a result of Administrative Agent electing pursuant to Section 2.4(d) that any payment to be otherwise paid to Term B Agent in accordance with Section 2.4(d) for application to the outstanding principal amount of Term B Debt shall be applied in the manner set forth in Section 2.4(b)(i)(A)), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of any of such Borrower’s interestholders or any approval or consent of any Person under any material contractual obligation of such Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

(c)                                  Other than the filing of financing statements and intellectual property security agreements and any filings and registrations required to be made to perfect Agent’s Liens in the Foreign Collateral, and continuations thereof, and the recordation of the Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any

Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

(d)                                 As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e)                                  [Intentionally Omitted]

(f)                                    The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

(g)                                 The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor (other than a conflict with, or breach of, the Term B Debt Documents arising during the continuance of an Event of Default solely as a result of Administrative Agent electing pursuant to Section 2.4(d) that any payment to be otherwise paid to Term B Agent in accordance with Section 2.4(d) for application to the outstanding principal amount of Term B Debt shall be applied in the manner set forth in Section 2.4(b)(i)(A)), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor’s interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

(h)                                 Other than the filing of financing statements and intellectual property security agreements and any filings and registrations required to be made to perfect Agent’s Liens in the Foreign Collateral, and continuations thereof, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

(i)                                     The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

4.10.                     Litigation.

Other than those matters disclosed on Schedule 4.10, and other than matters that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of each Borrower, threatened against any Loan Party or any Significant Subsidiary.

4.11.                     No Material Adverse Change.

All financial statements relating to Borrowers and their Subsidiaries that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers’ and their Subsidiaries’ financial condition as of the date thereof and results of operations for the period then ended.  There has not been a Material Adverse Change since the date of the latest financial statements submitted to Administrative Agent on or before the Closing Date.

4.12.                     Fraudulent Transfer.

(a)                                  Each Borrower is Solvent.

(b)                                 No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.13.                     Employee Benefits.

(a)                                  None of Loan Parties, the Significant Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, and, except as set forth in Schedule 4.13, none of Loan Parties nor the Significant Subsidiaries to which Canadian Employee Benefits Legislation applies has maintained, contributed or currently maintains or contributes to any Benefit Plan.

(b)                                 Except as set forth in Schedule 4.13, no Canadian Borrower has, or is subject to, any present or future material obligation or liability under, any pension plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, or bonus plan, with respect to its employees.

(c)                                  Schedule 4.13 lists all the material employee bonus, pension, profit sharing, stock compensation, stock purchase, retirement, and similar plans or arrangements or practices relating to the employees or former employees of each Canadian Borrower which are currently maintained or were maintained at any time in the five calendar years preceding the Closing Date (the “Canadian Employee Plans”).

(d)                                 All of the Canadian Employee Plans are and have been established, registered, qualified, invested and administered in all material respects in accordance with all Laws applicable to the Canadian Employee Plans.  No material fact or circumstance exists that could adversely affect the tax-exempt status of a Canadian Employee Plan.

(e)                                  All material obligations regarding the Canadian Employee Plans have been satisfied, there are no material outstanding defaults or violations by any party to any Canadian Employee Plan and no material taxes, penalties or fees are owing or eligible under any of the Canadian Employee Plans.

4.14.                     Environmental Condition.

Except as could not reasonably be expected to result in a Material Adverse Change or as set forth on Schedule 4.14, (a) to Borrowers’ knowledge, none of Loan Parties’ or the Significant Subsidiaries’ properties or assets has ever been used by Loan Parties, the Significant Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrowers’ knowledge, none of Loan Parties’ nor the Significant Subsidiaries’ properties or assets has been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Loan Parties nor the Significant Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Loan Parties or the Significant Subsidiaries, and (d) none of Loan Parties nor the Significant Subsidiaries have received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Loan Party or any Significant Subsidiary resulting in the releasing or disposing of Hazardous Materials into the environment.

4.15.                     Intellectual Property.

Each Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which any US Loan Party is the owner or is an exclusive licensee.

4.16.                     Leases.

Loan Parties and the Significant Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating and all of such material leases are valid and subsisting and no material default by Loan Parties and the Significant Subsidiaries exists under any of them.

4.17.                     Deposit Accounts and Securities Accounts.

Set forth on Schedule 4.17 is a listing of all of Loan Parties’ Deposit Accounts and Securities Accounts as of the Closing Date, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.18.                     Complete Disclosure.

All factual information (taken as a whole) furnished by or on behalf of Borrowers or their Subsidiaries in writing to any Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents, as updated from time to time in accordance with the terms of the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers or their Subsidiaries in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided; provided, that any projections and forecasts shall be subject to the next sentence.  On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Administrative Agent, such additional Projections represent, Borrowers’ good faith estimate of their and their Subsidiaries’ future performance for the periods covered thereby (it being understood that such projections and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers and that no assurance can be given that such projections or forecasts will be realized).

4.19.                     Indebtedness.

Set forth on Schedule 4.19 is a true and complete list of all Indebtedness (other than Indebtedness permitted under Section 6.1 (other than clause (b) thereof)) of each Loan Party and each Significant Subsidiary outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and describes the maturity date thereof as of the Closing Date.

4.20.                     Withholdings and Remittances.

Each Canadian Borrower has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Canadian Income Tax Act all material amounts required by Applicable Law to be withheld, including all payroll deductions required to be withheld, and furthermore, has remitted, where applicable, such withheld amounts within the prescribed periods to the appropriate Governmental Authority.  Such Canadian Borrower has remitted all Canadian Pension Plan contributions, provincial pension plan contributions, workers compensation assessments, employment insurance premiums, employer health taxes, municipal real estate taxes and other taxes payable under the Applicable Law by it (the “Statutory Lien Payments”) and has remitted such amounts to the proper Governmental Authority within the time required under the Applicable Law, save and except for contributions, assessments, premiums and taxes which are the subject of Permitted Protests.

4.21.                     Payments to Employees and Others.

Each Canadian Borrower has paid or accrued as a liability on its books and will pay, all material payments due from it to any employee, independent contractor, Person or Governmental Authority on account of wages, workers’ compensation or other compensation and, as applicable, employee health and welfare insurance and other benefits.

4.22.                     Term B Debt Documents.

Borrowers have delivered to Administrative Agent true and correct copies of the Term B Debt Documents.  The transactions contemplated by the Term B Debt Documents will be, contemporaneously with the Closing Date, consummated in accordance with their respective terms.  All of the representations and warranties of the US Borrowers in the Term B Debt Documents are true and correct in all material respects.

5.                                      AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers shall and shall cause each other Loan Party and each Significant Subsidiary to do all of the following:

5.1.                            Accounting System.

Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Administrative Agent.  Borrowers also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their sales (it being understood that Borrowers’ reporting system as in effect on the Closing Date shall be deemed to satisfy the requirements of this sentence).

5.2.                            Collateral Reporting.

Provide Administrative Agent (and if so requested by Administrative Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein.  In addition, each Borrower agrees to cooperate fully with Administrative Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on Schedule 5.2, it being understood that the system of electronic reporting used by Borrowers on the Closing Date is acceptable to Administrative Agent.

5.3.                            Financial Statements, Reports, Certificates.

Deliver to Administrative Agent, with copies for each Lender, each of the financial statements, reports, or other items set forth on Schedule 5.3 at the time specified therein.  In addition, Parent agrees that no Loan Party will have a fiscal year different from that of Parent.  Parent and Borrowers agree to cooperate with Administrative Agent to allow Administrative Agent to consult with its independent certified public accountants if Administrative Agent reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Administrative Agent and to release to Administrative Agent whatever financial information concerning the Loan Parties and the Significant Subsidiaries that Administrative Agent reasonably may request.

5.4.                            Inspection.

Permit Administrative Agent and, if an Event of Default shall have occurred and be continuing, any Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees handling financial matters and managerial employees at such reasonable times and intervals during normal business hours as Administrative Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower.

5.5.                            Maintenance of Properties.

Maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear, tear, and casualty excepted, in each case except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.  Comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder except to the extent the subject of a Permitted Protest or except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.6.                            Taxes.

Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers, the other Loan Parties, the Significant Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that (a) the validity of such assessment or tax shall be the subject of a Permitted Protest or (b) the aggregate amount of all such unpaid past due (taking into account any extensions) taxes that are not the subject of a Permitted Protest (other than with respect to taxes due to any taxing authority in the United States or any state thereof or the District of Columbia) does not exceed, at any one time, $100,000.  Borrowers will and will cause the other Loan Parties and the Significant Subsidiaries to make timely payment or deposit of all withholding taxes, social security and unemployment taxes required of them by Applicable Laws, including the Canadian Income Tax Act, Statutory Lien Payments and those laws concerning F.I.C.A., F.U.T.A., and state disability, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, and will, upon request, furnish Administrative Agent with proof reasonably satisfactory to Administrative Agent indicating that the applicable Borrower, Loan Party or Significant Subsidiary has made such payments or deposits.

5.7.                            Insurance.

(a)                                  At Borrowers’ expense, maintain insurance respecting their and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses; provided, that no Borrower shall be required to maintain insurance with respect to leased real property if the landlord thereof maintains such insurance.  Borrowers also shall maintain business interruption, and public liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.  All such policies of insurance shall be in such amounts and with such insurance companies (or with respect to health insurance and workers compensation insurance, self insurance programs) as are reasonably satisfactory to Collateral Agent.  Borrowers shall deliver copies of all such policies to Collateral Agent with an endorsement naming Collateral Agent as the sole (other than the Term B Agent) loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate.  Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Collateral Agent in the event of cancellation of the policy for any reason whatsoever, or otherwise acceptable to Collateral Agent.

(b)                                 Administrative Borrower shall give Collateral Agent prompt notice of any property or casualty loss in a Dollar Equivalent amount exceeding $500,000 covered by such insurance.  So long as no Event of Default has occurred and is continuing, Borrowers shall have the exclusive right to adjust any losses payable under any such insurance policies which are in a Dollar Equivalent amount less than $1,000,000.  Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance in a Dollar Equivalent amount exceeding $1,000,000, Collateral Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrowers whatsoever in respect of such adjustments.  Any monies received as payment for any loss under any insurance policy of a US Borrower mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Collateral Agent to be applied to the prepayment of the Obligations in accordance with Section 2.4 or to be disbursed to Administrative Borrower for application to the cost of repairs, replacements, restorations or acquisitions in accordance with Section 2.4.

5.8.                            Location of Inventory and Equipment.

(a)                                  Keep Loan Parties’ Inventory and Equipment (other than vehicles and Equipment out for repair and items in transit) only at the locations identified on Schedule 4.5 or locations (i) not in existence on the Closing Date and not then required to be disclosed pursuant to the following proviso, or (ii) at which there are not more than 100 seats and at which the aggregate book value of all assets at such location does not exceed $750,000; provided, however, that Administrative Borrower may amend Schedule 4.5 (it being understood that the Administrative Borrower shall, to the extent necessary, update such schedule as part of the quarterly Compliance Certificate for the second fiscal quarter of each fiscal year, as part of the annual Compliance Certificate and upon the request of Administrative Agent), so long as any such new location of a US Borrower is within the continental United States and any such new location of a Foreign Borrower is within the continental United States, Ireland, United Kingdom, Germany or Canada, and so long as, with respect to any such location at which a US Borrower’s books and records are located, at the time of such written notification, the applicable US Borrower uses commercially reasonable efforts to obtain a Collateral Access Agreement with respect thereto.

(b)                                 Keep Loan Parties’ and Significant Subsidiaries’ chief executive offices only at the locations identified on Schedule 4.7(b); provided, however, that Administrative Borrower may change any Loan Party’s or any Significant Subsidiary’s chief executive office and notify Administrative Agent of such change of a Loan Party’s or such Significant Subsidiary’s chief executive office (i) 30 days prior to the date on which such chief executive office is relocated to the extent any Borrower’s books and records are located at such office or (ii) otherwise as part of the quarterly Compliance Certificate for the second fiscal quarter of each fiscal year, as part of the annual Compliance Certificate and upon the request of Administrative Agent, in each case so long as any such new location of a US Loan Party is within the continental United States and any such new location of a Foreign Loan Party is within the continental United States, Ireland, United Kingdom, Germany or Canada, and so long as, with respect to any such location at which a US Borrower’s books and records are located, at the time of such written notification, the applicable US Borrower uses commercially reasonable efforts to obtain a Collateral Access Agreement with respect thereto.

5.9.                            Compliance with Laws.

Comply with the requirements of all Applicable Laws, rules, regulations, and orders of any Governmental Authority, other than Laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.10.                     Leases.

Pay when due all rents and other amounts payable under any material leases to which any Loan Party or any Significant Subsidiary is a party or by which any Loan Party’s or any Significant Subsidiary’s properties and assets are bound, unless such payments are the subject of a Permitted Protest or failure to make such payments could not reasonably be expected to result in a Material Adverse Change.

5.11.                     Existence.

At all times preserve and keep in full force and effect each Loan Party’s and each Significant Subsidiary’s (a) valid existence and, if applicable, good standing in its jurisdiction of organization and (b) qualifications to do business as a foreign entity in each jurisdiction in which it is required to be so qualified and any rights and franchises material to their businesses except to the extent (i) permitted under Section 6.3 or 6.4 or (ii) failure to maintain such qualifications, rights or franchises could not reasonably be expected to result in a Material Adverse Change.

5.12.                     Environmental.

(a) Except as could not reasonably be expected to result in a Material Adverse Change, keep any property either owned or operated by any Borrower or any Subsidiary of a Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply with Environmental Laws except to the extent non-compliance could not reasonably be expected to result in a Material Adverse Change and provide to Administrative Agent documentation of such compliance which Administrative Agent reasonably requests, (c) promptly upon obtaining knowledge thereof, notify Administrative Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or any Subsidiary of a Borrower that could reasonably be expected to result in a Material Adverse Change and take any Remedial Actions required to come into compliance with applicable Environmental Law (except to the extent such noncompliance could not reasonably be expected to result in a Material Adverse Change), and (d) promptly, but in any event within 10 days of its receipt thereof, provide Administrative Agent with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or any Subsidiary of a Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any Subsidiary of a Borrower, and (iii) notice of a violation, citation, or other administrative order relating to Environmental Laws or Environmental Liabilities which reasonably could be expected to result in a Material Adverse Change.

5.13.                     Disclosure Updates.

Promptly and in no event later than 10 Business Days after obtaining knowledge thereof, notify Administrative Agent if any written information, exhibit, or report furnished on its behalf to the Lender Group contained, at the time it was furnished, when taken together with all other information, exhibits or reports previously furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

5.14.                     Control Agreements.

Take all reasonable steps in order for Collateral Agent to obtain control in accordance with Sections 8-106, 9-104, and 9-106 of the Code with respect to (subject to the proviso contained in Section 6.12) all of the US Borrowers’ Securities Accounts and Deposit Accounts.  Take all reasonable steps in order for Collateral Agent to obtain control in accordance with Applicable Law with respect to (subject to the proviso contained in Section 6.12) all of the Foreign Borrowers’ Securities Accounts and Deposit Accounts.  Provide written notice to Collateral Agent of any electronic chattel paper, investment property, and letter of credit rights of any US Loan Party and, upon the request of Collateral Agent, take all reasonable steps in order for Collateral Agent to obtain control in accordance with Sections 8-106, 9-105, 9-106, and 9-107 of the Code with respect thereto, in each case to the extent required by the US Security Agreement.  Notwithstanding anything in this Agreement or in any Control Agreement or any other Loan Document to the contrary, Collateral Agent agrees that unless and until an Event of Default has occurred and is continuing, Collateral Agent shall not give the applicable bank or securities intermediary notice instructing the bank or securities intermediary to cease honoring the applicable Loan Party’s instructions.

5.15.                     Formation of Subsidiaries; Further Assurances.

(a)                                  At the time that any Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, other than a Non-Loan Party Subsidiary or an Immaterial Subsidiary, or any Borrower or any Guarantor designates any Non-Loan Party Subsidiary or any Immaterial Subsidiary to be a Loan Party after the Closing Date, such Borrower or such Guarantor shall (i) cause such new Subsidiary (or such newly designated Loan Party) created or organized under the laws of the United States, Ireland, United Kingdom, Germany or Canada or any state or province thereof or the District of Columbia to provide to Administrative Agent a joinder to this Agreement and a Security Agreement, together with such other security documents (including, if requested by Administrative Agent, Mortgages with respect to any Real Property of any such new US Borrower), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Administrative Agent and Collateral Agent (including being sufficient to grant Collateral Agent a first priority Lien (subject to Permitted Liens) in and to substantially all of the assets of such newly formed or acquired Subsidiary); provided, that any new Subsidiary (or such newly designated Loan Party) created or organized under the laws of the Ireland, United Kingdom, Germany or Canada or any state or province thereof shall not be required to grant a Lien in any of its assets other than its Accounts and rights related thereto, and any guaranty or security provided by any such Foreign Subsidiary shall support only the Foreign Obligations; provided, that any such pledge with respect to the Accounts and related rights of a Subsidiary created or organized under the laws of Ireland, United Kingdom, Germany or Canada or any state or province thereof shall be substantially in the form of the pledge provided under the laws of such jurisdiction on the Closing Date, (ii) if such Borrower or Guarantor is a US Loan Party, provide to Collateral Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary (or such newly designated Loan Party) created or organized under the laws of the United States or any state thereof or the District of Columbia owned directly by such Borrower or Guarantor, in form and substance reasonably satisfactory to Collateral Agent, (iii) if such Borrower or Guarantor is a US Loan Party, upon the request of Collateral Agent, provide to Collateral Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating 65% of all of the total outstanding voting Stock in such new Subsidiary (or such newly designated Loan Party) created or organized under the laws of any jurisdiction other than the United States or any state thereof or the District of Columbia owned directly by such Borrower or Guarantor, in form and substance reasonably satisfactory to Collateral Agent, to secure the US Obligations; provided, that (x) any such pledge with respect to the Stock of a Subsidiary created or organized under the laws of United Kingdom or Canada or any state or province thereof shall be substantially in the form of the pledge provided under the laws of such jurisdiction on the Closing Date and (y) the Administrative Agent shall not require any legal opinion with respect to any pledge with respect to the Stock of a Subsidiary created or organized under any jurisdiction other than Ireland, United Kingdom, Germany or Canada or any state or province thereof, and (iv) provide to Administrative Agent and Collateral Agent all other documentation, including (subject to the proviso in clause (iii) above) one or more opinions of counsel satisfactory to Administrative Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 5.15(a) shall be a Loan Document.

(b)                                 Upon the request of Collateral Agent, each US Loan Party shall (i) provide to Collateral Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating 65% of all of the direct or beneficial ownership interest of such US Loan Party in each Non-Loan Party Subsidiary, in form and substance satisfactory to Collateral Agent, to secure the US Obligations, and (ii) provide to Collateral Agent all other documentation (excluding opinions of counsel) satisfactory to Collateral Agent, which in its opinion is necessary and appropriate with respect to the pledges referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 5.15(b) shall be a Loan Document.

5.16.                     Term B Debt Documents.

Promptly provide Administrative Agent with true and complete copies of any and all material documents and other material information delivered by or to any US Loan Party pursuant to the terms of the Term B Debt Documents, except any such documents or other information otherwise required to be delivered hereunder.

6.                                      NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers will not and will not permit any other Loan Party or any Significant Subsidiary to do any of the following:

6.1.                            Indebtedness.

Create, incur, assume, suffer to exist, or otherwise become or remain, directly or indirectly, liable with respect to, any Indebtedness, except:

(a)                                  Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to US Underlying Issuers with respect to US Underlying Letters of Credit, owed to Canadian Underlying Issuers with respect to Canadian Underlying Letters of Credit or owed to European Underlying Issuers with respect to European Underlying Letters of Credit;

(b)                                 Indebtedness set forth on Schedule 4.19;

(c)                                  Permitted Purchase Money Indebtedness;

(d)                                 refinancings, renewals, or extensions of Indebtedness originally permitted under clauses (b) and (o) of this Section 6.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of (except for increases related to the costs of such issuances that do not exceed 1.5% of the original principal amount), or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more Loan Parties as liable with respect thereto if such additional Loan Parties were not liable with respect to the original Indebtedness, (ii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrowers, and (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(e)                                  endorsement of instruments or other payment items for deposit;

(f)                                    Indebtedness comprising Permitted Investments;

(g)                                 (i) guaranties of any Indebtedness permitted under this Section 6.1 solely to the extent such Loan Party or such Significant Subsidiary would be permitted to incur such Indebtedness under this Section 6.1 as a primary obligor (other than pursuant to this clause (g)) and (ii) other guarantees issued by Loan Parties and Significant Subsidiaries of Purchase Money Indebtedness incurred by any Subsidiary of Parent in connection with the acquisition of such Subsidiary in an aggregate Dollar Equivalent amount not to exceed $1,000,000 at any one time outstanding;

(h)                                 (i) Indebtedness under Hedge Agreements entered into for business and not speculative purposes incurred in order to protect against (A) price fluctuations with respect to materials used in or services provided for the business of a Borrower, (B) fluctuations in interest rates or (C) fluctuations in foreign exchange rates and (ii) Indebtedness of Loan Parties that are not Borrowers and Significant Subsidiaries under Hedge Agreements entered into for business and not speculative purposes incurred in order to protect against (A) price fluctuations with respect to materials used in or services provided for the business of a Loan Party or Significant Subsidiary, (B) fluctuations in interest rates or (C) fluctuations in foreign exchange rates;

(i)                                     Indebtedness in respect of (i) intercompany loans among US Borrowers, (ii) intercompany loans among Foreign Borrowers made with the proceeds of Foreign Advances and (iii) intercompany loans made by a Foreign Subsidiary to a US Borrower; provided, that (x) such intercompany loans are evidenced by promissory notes, in form and substance acceptable to Collateral Agent, and, in the case of notes evidencing Indebtedness owed to a US Loan Party, which promissory notes have been pledged to Collateral Agent and (y) such intercompany loans are unsecured;

(j)                                     Indebtedness of Loan Parties and their respective Subsidiaries in respect of intercompany loans permitted under clauses (g) and (h) of the definition of Permitted Investments;

(k)                                  Indebtedness in an aggregate Dollar Equivalent amount not to exceed $5,000,000 for all Loan Parties and Significant Subsidiaries at any one time outstanding arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within 10 Business Days of the incurrence thereof;

(l)                                     Indebtedness of SITEL Iberica Teleservices, S.A. in an aggregate Dollar Equivalent principal amount not to exceed $20,000,000 at any time outstanding;

(m)                               the Term B Debt;

(n)                                 Indebtedness of any Loan Party or Significant Subsidiary in respect of a Convertible Note Offering, so long as the Term B Debt has been paid in full (or will be paid in full with the proceeds of the Convertible Note Offering) and, immediately before and after giving effect to the incurrence of such Convertible Note Offering, no Event of Default has occurred and is continuing;

(o)                                 so long as the Term Loan A and Term B Debt have been paid in full (or will be paid in full with the proceeds of Additional Permitted Debt), Indebtedness of any Loan Party or Significant Subsidiary in respect of the Additional Permitted Debt; provided, that, the principal amount of Indebtedness permitted under this clause (o) shall be reduced by the outstanding principal amount of any refinancings, renewals, or extensions of such Indebtedness made under clause (d) of this Section 6.1;

(p)                                 at any time prior to the incurrence of the Term B Debt, Indebtedness under the Indenture; and

(q)                                 additional Indebtedness of Loan Parties and Significant Subsidiaries (other than SITEL Iberica Teleservices, S.A.) not incurred in reliance on clauses (a) through (p) above in an aggregate Dollar Equivalent principal amount that does not exceed $5,000,000 at any one time outstanding.

6.2.                            Liens.

Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3.                            Restrictions on Fundamental Changes.

(a)                                  Enter into any amalgamation, merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (1) any Subsidiary of a Borrower may be amalgamated, merged or consolidated with or into any Loan Party or any Significant Subsidiary (provided that in any such amalgamation, merger or consolidation involving (w) a US Borrower, a US Borrower shall be the continuing or surviving entity, (x) a US Loan Party but not a US Borrower, a US Loan Party shall be the continuing or surviving entity, (y) a Foreign Borrower but not a US Loan Party, a Foreign Borrower shall be the continuing or surviving entity and (z) a Foreign Loan Party but not a US Loan Party or a Foreign Borrower, a Foreign Loan Party shall be the continuing or surviving entity) and (2) the transactions described in the Pre-approved Restructurings Letter shall be permitted,

(b)                                 Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (1) a Significant Subsidiary may liquidate, wind-up or dissolve with and into a Subsidiary of a Borrower if the Administrative Borrower determines in good faith that such transaction is in the best interests of the Administrative Borrower, and such transaction is not materially disadvantageous to the Lenders; provided, that, a Significant Subsidiary that is not a Foreign Subsidiary may only liquidate, wind-up or dissolve with and into another Subsidiary that is not a Foreign Subsidiary and (2) the transactions described in the Pre-approved Restructurings Letter shall be permitted,

(c)                                  Except as permitted under Section 6.4, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, or

(d)                                 Suspend or go out of a substantial portion of its or their business except (1) to the extent such suspension or going out of business could not reasonably be expected to result in a Material Adverse Change and (2) the transactions described in the Pre-approved Restructurings Letter shall be permitted.

6.4.                            Disposal of Assets.

Other than as permitted under Section 6.3 and Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Loan Party or any Significant Subsidiary.

6.5.                            Change Name.

Except in connection with a transaction permitted pursuant to Section 6.3, change any Loan Party’s or any Significant Subsidiary’s name, organizational identification number, state of organization, or organizational identity; provided, however, that a Loan Party or a Significant Subsidiary may change its name or organizational identification number upon at least 15 Business Days prior written notice by Administrative Borrower to Collateral Agent of such change and so long as, at the time of such written notification, such Loan Party or such Significant Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent’s Liens.

6.6.                            Nature of Business.

Make any material change in the principal nature of the business of the Loan Parties and the Significant Subsidiaries, taken as a whole.

6.7.                            Prepayments and Amendments.

Except in connection with a refinancing permitted by Section 6.1(c), (d), or (n),

(a)                                  optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or Significant Subsidiary (other than (i) the Obligations in accordance with this Agreement, (ii) the Term B Debt or (iii) intercompany loans owed to US Borrowers, intercompany loans among Foreign Borrowers, intercompany loans among US Guarantors, intercompany loans among Foreign Guarantors, intercompany loans among Foreign Subsidiaries that are not Loan Parties, intercompany loans owed by any US Guarantor to a US Borrower, intercompany loans owed by any Foreign Subsidiary to a Borrower or intercompany loans owed by any Foreign Subsidiary that is not a Loan Party to a Loan Party), unless (x) with respect to Indebtedness other than intercompany Indebtedness subordinated pursuant to the terms of the Intercompany Subordination Agreement, such Indebtedness has not been contractually subordinated to the Obligations in right of payment,

(y) no Event of Default shall have occurred and be continuing or would result from such prepayment, redemption, defeasement, purchase or acquisition and (z) daily average Dollar Equivalent of Excess Availability for the immediately preceding 30 consecutive day period is at least $15,000,000 and, immediately prior to such prepayment, redemption, defeasement, purchase or acquisition and immediately after giving effect to such prepayment, redemption, defeasement, purchase or acquisition, the Dollar Equivalent of Excess Availability is at least $15,000,000; provided, that, any Loan Party or Significant Subsidiary may make optional prepayments of intercompany Indebtedness by set off (and not in cash) against obligations owed to such Loan Party or Significant Subsidiary by another Borrower or Subsidiary of a Borrower so long as no Event of Default shall have occurred and be continuing or would result from such set off, provided, that, no Foreign Subsidiary may make any optional prepayment of intercompany Indebtedness owed by such Foreign Subsidiary to a US Loan Party by set off to the extent such prepayment is prohibited in the definition of “Permitted Investment”,

(b)                                 optionally prepay, redeem, defease, purchase, or otherwise acquire any Term B Debt, except (i) using the proceeds of a Convertible Note Offering permitted hereunder or using the proceeds of the sale involving the property described in, and subject to the terms of, the Pre-approved Asset Disposition Letter, in each case to the extent permitted under Section 2.4(c) and (ii) using other funds available to such Person unless (A) an Event of Default shall have occurred and be continuing or would result from such prepayment, redemption, defeasement, purchase or acquisition, (B) after giving effect to such prepayment, redemption, defeasement, purchase or acquisition, Borrowers are not in compliance with the financial covenants included in Section 6.17 on a pro forma basis as of the most recent month end for which financial statements have been delivered or (C) immediately prior to such prepayment, redemption, defeasement, purchase or acquisition and immediately after giving effect to such prepayment, redemption, defeasement, purchase or acquisition, daily average Dollar Equivalent of Excess Availability for the immediately preceding 30 consecutive day period is less than $25,000,000 and the Dollar Equivalent of Excess Availability as of such date is less than $25,000,000,

(c)                                  make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

(d)                                 directly or indirectly, amend, modify, alter, or change any of the terms or conditions of (i) the Term B Debt Documents to the extent that the Intercreditor Agreement prohibits the holders of the Term B Debt from so amending, modifying or supplementing the same or (ii) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b) in a manner that is materially adverse to the Lenders.

6.8.                            Change of Control.

Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9.                            [Intentionally Omitted].

6.10.                     Distributions.

Make any distribution or declare or pay any dividends (in cash or other property) on, or purchase, acquire, redeem, or retire, any of any Borrower’s Stock, of any class, (any of the foregoing, a “Restricted Payment”), whether now or hereafter outstanding; provided that the following shall be permitted: (a) Restricted Payments by a Foreign Borrower to another Borrower (including, solely for purposes thereof, Restricted Payments to any intermediate holding company) or by a US Borrower to another US Borrower, (b) Restricted Payments paid solely in common Stock, (c) Restricted Payments in amounts necessary to permit a Borrower to repurchase Stock of such Borrower from employees of such Borrower or another Borrower upon the termination of their employment, so long as no Default or Event of Default exists at the time of or would be caused by the making of such Restricted Payment and so long as the aggregate Dollar Equivalent amount of all such Restricted Payments for all Borrowers made pursuant to this clause (c) does not exceed $2,000,000 during any fiscal year of Borrowers, and (d) commencing on the date the Term Loan A has been repaid in full, so long as (i) either the Term B Debt has been repaid in full or the holders of the Term B Debt have consented to any such Restricted Payment under the Term B Debt Documents, (ii) no Event of Default exists or would result from the making of any such Restricted Payments and (iii) immediately prior to the making of any such Restricted Payments and immediately after giving effect to the making of any such Restricted Payments, daily average Dollar Equivalent of Excess Availability for the immediately preceding 30 consecutive day period is at least $15,000,000 and the Dollar Equivalent of Excess Availability as of such date is at least $15,000,000, Restricted Payments by Borrowers in an aggregate Dollar Equivalent amount not exceeding $5,000,000 with respect to all such Restricted Payments made pursuant to this clause (d) made by all Borrowers within any fiscal year of Borrowers.

6.11.                     Accounting Methods.

Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into, with any third party accounting firm or service bureau for the preparation or storage of Borrowers’ or their Subsidiaries’ accounting records without said accounting firm or service bureau agreeing to provide Administrative Agent information regarding Borrowers’ and their Subsidiaries’ financial condition.

6.12.                     Investments.

Except for Permitted Investments, directly or indirectly, make or acquire any Investment; provided, however, that US Borrowers shall not have Permitted Investments (other than in the Deposit Accounts and Securities Accounts subject to Control Agreements and Excluded Deposit Accounts) in Deposit Accounts or Securities Accounts in an aggregate Dollar Equivalent amount in excess of $500,000 at any one time and the Borrowers shall not have Permitted Investments (other than in the Deposit Accounts and Securities Accounts subject to Control Agreements and Excluded Deposit Accounts) in Deposit Accounts or Securities Accounts in an aggregate Dollar Equivalent amount in excess of $5,000,000 at any one time unless the applicable Borrower and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments.  Subject to the foregoing proviso, Borrowers shall not establish or maintain any Deposit Account or Securities Account unless Collateral Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

6.13.                     Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except:

(i)                                     transactions that (a) are upon fair and reasonable terms, (b) if they involve one or more payments by any Borrower or any of its Subsidiaries which are in a Dollar Equivalent amount in excess of $250,000 for any single transaction or series of transactions, are fully disclosed to Administrative Agent, and (c) are no less favorable to Borrowers or their respective Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate;

(ii)                                  intercompany loans among Loan Parties and their Subsidiaries permitted under Section 6.1, investments permitted under Section 6.12 or any transaction expressly permitted under Section 6.2, 6.3, 6.4 or 6.10;

(iii)                               transactions among Loan Parties and transactions among Significant Subsidiaries;

(iv)                              reasonable director’s fees for any director;

(v)                                 indemnification arrangements for directors, officers, employees or consultants;

(vi)                              any arrangements as in effect as of the date of this Agreement and described on Schedule 6.13 hereto or any transaction contemplated thereby (including pursuant to an amendment thereto or any replacement agreement thereto so long as any amendment or replacement agreement is not more disadvantageous to the Administrative Agent and Lenders in any material respect than the original agreement on the date of this Agreement);

(vii)                           transactions in the ordinary course of business between and among Loan Parties and Subsidiaries of Parent in connection with subcontractor arrangements and guarantees of ordinary course obligations of Subsidiaries of Parent not constituting Indebtedness; and

(viii)                        management fees payable to US Borrowers and management fees payable by any Foreign Subsidiary to any Foreign Borrower organized in the United Kingdom.

6.14.                     Use of Proceeds.

Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.  Use the proceeds of the Term Loan A for any purpose other than, together with the proceeds of Advances and the Term B Debt, to repay in full the outstanding principal, accrued interest, and accrued fees and expenses evidenced by the Indenture.

6.15.                     SITEL Mexico Holdings LLC and SITMEX-USA, LLC

Permit SITEL Mexico Holdings LLC, a Nebraska limited liability company, or SITMEX-USA, LLC, a Delaware limited liability company, to engage in any business, other than acting as a holding company and transactions incidental thereto, the making of Investments in Persons that are not Loan Parties, the performance of ministerial activities and the payment of taxes and administrative fees and expenses; provided, that the transactions described in the Pre-approved Restructurings Letter shall be permitted to the extent such transactions are consummated on the terms set forth in the Pre-approved Restructurings Letter.

6.16.                     Non-Loan Party Subsidiaries; Immaterial Subsidiaries.

(a)                                  Permit (i) any Liens (other than Agent’s Liens and Liens in favor of Term B Agent, if any) on the capital stock of any Non-Loan Party Subsidiary, (ii)  the Non-Loan Party Subsidiaries to (A) incur any Indebtedness (other than intercompany loans permitted under Section 6.12) in an aggregate amount at any time outstanding in excess of $7,000,000 less any outstanding Indebtedness incurred in reliance on clause (q) of Section 6.1, or (B) incur any Liens other than Liens that would constitute Permitted Liens if all such Subsidiaries were deemed to be Significant Subsidiaries or (iii) (A) the aggregate revenue of all Non-Loan Party Subsidiaries for any fiscal quarter to exceed the Maximum Non-Loan Party Percentage of the aggregate revenue of Administrative Borrower and its Subsidiaries for such fiscal quarter or (B) the revenue of all Non-Loan Party Subsidiaries organized under the laws of any single jurisdiction for any fiscal quarter to exceed 2.5% of the aggregate revenue of Administrative Borrower and its Subsidiaries for such fiscal quarter; provided, that, any failure of Borrowers to comply with this clause (iii) shall not constitute a breach of this Agreement if, on or prior to the earlier of (x) 10 days of such failure becoming known to an officer of Administrative Borrower and (y) the date of Administrative Borrower’s filing of its quarterly report on form 10-Q for any fiscal quarter, Administrative Borrower designates in a written notice certain Non-Loan Party Subsidiaries to be Loan Parties or Significant

Subsidiaries such that, after giving effect to such designation, on a pro forma basis, Borrowers shall be in compliance with this clause (iii), so long as immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

(b)                                 Permit any Immaterial Subsidiary to (i) engage in any type of business activity or (ii) own assets with a fair market value in excess of $250,000.

6.17.                     Financial Covenants.

(a)                                  At any time prior to the Covenant Suspension Date and at any time on or after the occurrence of a Covenant Event, fail to maintain or achieve:

(i)                                     Minimum EBITDA.  EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Amount
For the 12 month periods ending August 31, 2005 and September 30, 2005	$44,000,000
For the 12 month period ending each month thereafter	$45,000,000

(ii)                                  Fixed Charge Coverage Ratio.  A Fixed Charge Coverage Ratio, measured on a month-end basis, of at least the required ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.0:1.0	For the 12 month periods ending August 31, 2005 and September 30, 2005
1.1:1.0	For the 12 month period ending each month thereafter

(iii)                               Leverage Ratio.  A Leverage Ratio, measured on a quarter-end basis, of not more than the ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
2.75:1.0	For the 4 fiscal quarters ending September 30, 2005 and December 31, 2005
2.50:1.0	For the 4 fiscal quarters ending March 31, 2006
2.25:1.0	For the 4 fiscal quarters ending June 30, 2006
2.00:1.0	For the 4 fiscal quarters ending each fiscal quarter thereafter

(b)                                 Capital Expenditures.  Make, or permit any Subsidiary of Parent to make, Capital Expenditures in any fiscal year, (i) at any time prior to the Covenant Suspension Date, (ii)(A) at any time on or after the occurrence of a Covenant Event or (B) if a Covenant Event would occur upon the making of such Capital Expenditures, that would cause the aggregate amount of all Capital Expenditures made by the Parent and its Subsidiaries to exceed the amount set forth in the following table for the applicable period:

Fiscal Year	Amount
2005	$40,000,000
2006	$42,000,000
2007	$44,000,000
2008	$46,000,000
each Fiscal Year thereafter	$50,000,000

(c)                                  US Excess Availability.  Fail to maintain at any time US Excess Availability equal to or in excess of $7,500,000.

7.                                      EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

7.1.                              If any Loan Party fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

7.2.                              If any Loan Party

(a)                                  fails to perform or observe any covenant or other agreement contained in any of Sections 2.7, 5.2, 5.3, 5.4, 5.7, 5.11, 5.13, 5.14, and 6.1 through 6.17 of this Agreement;

(b)                                 fails to perform or observe any covenant or other agreement contained in any of Sections 5.5, 5.6, 5.8, 5.9, 5.10 and 5.15 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) written notice thereof is given to Administrative Borrower by Administrative Agent; or

(c)                                  fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, provided for therein), in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section 7 shall govern), and such failure continues for a period of 20 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) written notice thereof is given to Administrative Borrower by Administrative Agent;

7.3.                              If any material portion of US Loan Parties’ assets, taken as a whole, or Foreign Loan Parties’ assets, taken as a whole, is attached, seized, subjected to a writ or distress warrant, or is levied upon, or, in connection with a claim of any third Person, comes into the possession of such third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party;

7.4.                              If an Insolvency Proceeding is commenced by any Loan Party or any Subsidiary of a Loan Party;

7.5.                              If an Insolvency Proceeding is commenced against any Loan Party or any Subsidiary of a Loan Party (other than Immaterial Subsidiaries), and any of the following events occur:  (a) the applicable Loan Party or Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; (d) an interim trustee (or if applicable, a trustee, an administrator, administrative or other receiver or similar officer) is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any Subsidiary of a Borrower, or (e) an order for relief shall have been issued or entered therein;

7.6.                              If any Loan Party or any Significant Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

7.7.                              If one or more judgments involving an aggregate Dollar Equivalent amount of $1,500,000, or more (except to the extent covered by insurance pursuant to which coverage is not denied or excluded by the insurer and the applicable Loan Party or Significant Subsidiary is in receipt of the insurance proceeds within one hundred eighty (180) days of the entry of such judgment) shall be entered against any Loan Party or any Significant Subsidiary or with respect to a material portion of any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by the applicable Loan Party or applicable Significant Subsidiary;

7.8.                              If there is a default in (a) the Term B Debt Documents, or (b) one or more agreements to which any Loan Party or any Significant Subsidiary is a party with one or more third Persons relative to Indebtedness of any Loan Party or any Significant Subsidiary (other than Indebtedness of a Foreign Subsidiary to a US Loan Party) involving an aggregate Dollar Equivalent amount of $5,000,000 or more, and in the case of clauses (a) or (b), such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party’s or any Significant Subsidiary’s obligations thereunder;

7.9.                              If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect as of the date of issuance or making or deemed making thereof;

7.10.                        If the obligation of any Guarantor under any Guaranty is limited or terminated by operation of Law or, except as expressly permitted under the Loan Documents, by such Guarantor;

7.11.                        If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in a material portion of the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement or (b) as a result of Administrative Agent’s failure to maintain possession of stock certificates, notes or other instruments delivered to it; or

7.12.                        Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Subsidiary of a Loan Party, or a proceeding shall be commenced by any Loan Party or any Subsidiary of a Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party or any Subsidiary of a Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document.

8.                                      THE LENDER GROUP’S RIGHTS AND REMEDIES.

8.1.                            Rights and Remedies.

Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct the applicable Agent to do any one or more of the following on behalf of the Lender Group (and the applicable Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrowers:

(a)                                  Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b)                                 Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

(c)                                  Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent’s Liens in the Collateral and without affecting the Obligations; and

(d)                                 Exercise all other rights and remedies available at Law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5 as to any Borrower, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrowers.  The Administrative Agent agrees to endeavor to notify Administrative Borrower of its or the Required Lenders’ election to terminate the Commitments or its or the Required Lenders’ election to declare all of the Obligations immediately due and payable; provided, that failure to provide such notice shall not (i) affect the validity of any such action taken by Administrative Agent and/or the Required Lenders, (ii) constitute a breach by Administrative Agent or any Lender of its obligations hereunder or under the other Loan Documents or (iii) expose Administrative Agent or any Lender to any liability hereunder or under the other Loan Documents.

8.2.                            Remedies Cumulative.

The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9.                                      TAXES AND EXPENSES.

If any Loan Party fails to pay any monies (whether taxes, Statutory Lien Payments, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, the applicable Agent, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:  (a) make payment of the same or any part thereof, (b) set up such reserves against the US Borrowing Base, the Foreign Borrowing Base or the Maximum Revolver Amount as applicable Agent deems necessary in its Permitted Discretion to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 5.7 hereof, obtain and maintain insurance policies of the type described in Section 5.7 and take any action with respect to such policies as Administrative Agent deems prudent in its Permitted Discretion.  Any such amounts paid by any Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement.  Agents need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.                               WAIVERS; INDEMNIFICATION.

10.1.                     Demand; Protest; etc.

Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

10.2.                     The Lender Group’s Liability for Borrower Collateral.

Each Borrower hereby agrees that:  (a) so long as Agents comply with their obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrowers except with respect to Borrower Collateral in the possession of Collateral Agent or any Lender to the extent such loss, damage or destruction directly results from Collateral Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction).

10.3.                     Indemnification.

Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers’ and their Subsidiaries’ compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that in no event shall Foreign Borrowers be liable with respect to Indemnified Liabilities of US Loan Parties.  The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement and the repayment of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

10.4.                     Currency Indemnity.

If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”) (or for the purposes of Section 2.4(a)(iii)), then, to the extent permitted by law, conversion shall be made at the Currency Exchange Rate on the Business Day before the day on which judgment is given (or for the purposes of Section 2.4(a)(iii), on the Business Day on which the payment was received by the applicable Agent).  In the event that there is a change in the Currency Exchange Rate between the Business Day before the day on which the judgment is given and the date of receipt by the applicable Agent of the amount due, Borrowers shall to the extent permitted by law, on the date of receipt by such Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by such Agent on such date is the amount in the Judgment Currency which (when converted at the Currency Exchange Rate on the date of receipt by such Agent in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such other Loan Document in the Currency Due.  If the amount of the Currency Due (including any Currency Due for purposes of Section 2.4) which the applicable Agent is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 2.4) originally due to it, Borrowers shall to the extent permitted by law jointly and severally indemnify and save such Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency; provided, that in no event shall Foreign Borrowers be liable with respect to any such deficiency arising out of the Obligations of US Borrowers.  To the extent permitted by law, this indemnity shall (i) constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, (ii) give rise to a separate and independent cause of action, (iii) apply irrespective of any indulgence granted by any Agent or any Lender from time to time, (iv) survive the payment in full of the Obligations and the termination of this Agreement, and (v) continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

11.                               NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Borrowers or any Agent to the others relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or any Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to the applicable Agent, as the case may be, at its address set forth below:

If to Administrative Borrower:	SITEL CORPORATION
7277 World Communications Drive
Omaha, Nebraska 68122
Attn: Chief Financial Officer
Fax No.: (402) 963-2699

with copies to:	SITEL CORPORATION
7277 World Communications Drive
Omaha, Nebraska 68122
Attn: General Counsel
Fax No.: (402) 963-2699

If to Administrative Agent, European Administrative Agent, Collateral Agent or Fronting Lender:	WELLS FARGO FOOTHILL, INC.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Manager
Fax No.:

with copies to:	GOLDBERG, KOHN, BELL, BLACK, ROSENBLOOM & MORITZ, LTD.
55 East Monroe Street, Suite 3700
Chicago, Illinois 60603
Attn: Keith G. Radner, Esq.
Fax No.: (312) 332-2196

If to Canadian Administrative Agent:	WELLS FARGO FINANCIAL CORPORATION CANADA 55 Standish Court, Suite 400 Mississauga, Ontario L5R 4J4 Attn: Nick Scarfo Fax No. 905-755-7106

with copies to:	WELLS FARGO FOOTHILL, INC. 1000 Abernathy Road, Suite 1450 Atlanta, Georgia 30328 Attn: Business Finance Manager Fax No. (770) 508-1375

Agents and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, other than notices by Collateral Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail.  Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall, to the extent permitted by law, be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)                                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                  THE PARTIES AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, TO THE FULLEST EXTENT PERMITTED BY LAW, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  BORROWERS AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)                                  BORROWERS AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR

STATUTORY CLAIMS.  BORROWERS AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.                               ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1.                     Assignments and Participations.

(a)                                  Any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum Dollar Equivalent amount of $5,000,000 (except such minimum amount shall not apply to an assignment or delegation by a Lender to any other Lender); provided, however, that Borrowers and Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Administrative Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Administrative Agent an Assignment and Acceptance, and (iii) the assigning Lender or Assignee has paid to Administrative Agent for Administrative Agent’s separate account a processing fee in the amount of $3,500.  Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.  Notwithstanding the foregoing, no Lender shall assign or delegate all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents to any direct competitor of Borrowers (provided, that a financial institution which is an affiliate of a direct competitor of Borrowers shall not constitute a direct competitor of Borrowers for this purpose).

(b)                                 From and after the date that Administrative Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee (if required), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and the Intercreditor Agreement, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan

Documents and the Intercreditor Agreement, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 16.8 of this Agreement.

(c)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Administrative Agent to take such actions and to exercise such powers under this Agreement, the other Loan Documents and the Intercreditor Agreement as are delegated to Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender, and (7) such Assignee expressly assumes all rights and obligations of such assigning Lender under the Intercreditor Agreement and agrees to be bound by the terms thereof.

(d)                                 Immediately upon Administrative Agent’s receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)                                  Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, the Commitments, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other

Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agents, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed, to the extent permitted by law, to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agents, Borrowers, the Collections of Loan Parties, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)                                    In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 16.8, disclose to such proposed assignee or participant and its representatives all documents and information which it now or hereafter may have relating to Borrowers and their Subsidiaries and their respective businesses.

(g)                                 Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR § 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under Applicable Law.

13.2.                     Successors.

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release any Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

14.                               AMENDMENTS; WAIVERS.

14.1.                     Amendments and Waivers.

No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements and Letters of Credit), and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the applicable Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers), do any of the following:

(a)                                  increase or extend any Commitment of any Lender,

(b)                                 postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(c)                                  reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

(d)                                 change the Pro Rata Share that is required to take any action hereunder,

(e)                                  amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(f)                                    other than as permitted by Section 15.12, release Agent’s Lien in and to any of the Collateral,

(g)                                 change the definition of “Required Lenders” or “Pro Rata Share”,

(h)                                 contractually subordinate any of the Agent’s Liens other than to a Lien permitted pursuant to clause (f) of the definition of “Permitted Lien”,

(i)                                     except as expressly permitted by the Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money,

(j)                                     change the definition of “US Borrowing Base” or “Foreign Borrowing Base” or “Canadian Borrowing Base” or “European Borrowing Base” or the definitions of “Eligible Foreign Accounts”, “Eligible Transferee”, “Eligible US Accounts”, “Eligible Unbilled US Accounts”, “Eligible Unbilled Foreign Accounts”, “Maximum Revolver Amount”, “Maximum Canadian Revolver Amount”, “Maximum European Revolver Amount”, “Maximum US Revolver Amount”, “Term Loan A Amount”, or change, modify or waive Section 2.1(b), or Section 2.4(b), or

(k)                                  amend any of the provisions of Section 15.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent, Canadian Administrative Agent, European Administrative Agent, US Issuing Lender, Fronting Lender, Canadian Issuing Lender, European Issuing Lender, US Swing Lender or Canadian Swing Lender, as applicable, affect the rights or duties of Administrative Agent, Canadian Administrative Agent, European Administrative Agent, US Issuing Lender, Fronting Lender, Canadian Issuing Lender, European Issuing Lender, US Swing Lender, European Swing Lender or Canadian Swing Lender, as applicable, under this Agreement or any other Loan Document.  The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

14.2.                     Replacement of Holdout Lender.

(a)                                  If any action to be taken by the Lender Group or any Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement, then Administrative Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)                                 Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever.  If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1.  Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

14.3.                     No Waivers; Cumulative Remedies.

No failure by any Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by any Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by any Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by any Agent or any Lender on any occasion shall affect or diminish each Agent’s and each Lender’s rights thereafter to require strict performance by Borrowers of any provision of this Agreement.  Each Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that any Agent or any Lender may have.

15.                               AGENT; THE LENDER GROUP.

15.1.                     Appointment and Authorization of Agents.

Each Lender hereby designates and appoints (i) WFF as its representative as Administrative Agent, European Administrative Agent and Collateral Agent (in respect of, inter alia, taking the Guarantees and a security interest in the Collateral for and on behalf of the Lender Group) and (ii) WF Canada as its representative as Canadian Administrative Agent under this Agreement and the other Loan Documents and, subject to Section 14.1, each Lender hereby irrevocably authorizes each Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Each Agent agrees to act as such on the express conditions contained in this Section 15.  The provisions of this Section 15 (other than Section 15.9, Section 15.11, the first and last sentences of Section 15.12(a), and Section 15.12(b)) are solely for the benefit of Agents, and the Lenders, and Borrowers and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that WFF and WF Canada are merely the representatives of the Lenders, and only have the contractual duties set forth herein.  Except as expressly otherwise provided in this Agreement, Agents shall have and may use their sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that each Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agents, Lenders agree that each Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Loan Parties, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Loan Parties as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as such Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Loan Parties, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections of Loan Parties, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as such Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2.                     Delegation of Duties.

Agents may execute any of their duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3.                     Liability of Agents.

None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrowers or the books or records or properties of any of Borrowers’ Subsidiaries or Affiliates.

15.4.                     Reliance by Agents.

Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by any Agent.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable.  If any Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5.                     Notice of Default or Event of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to any Agent for the account of the Lenders and, except with respect to Events of Default of which such Agent has actual knowledge, unless such Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default”.  Each Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which such Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agents of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4, the applicable Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that, after the occurrence of a Default or an Event of Default, if an event occurs or a circumstance exists that materially and imminently threatens the ability of the Lender Group to realize upon any material part of the Collateral (such as fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of Borrowers after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto), such Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6.                     Credit Decision.

Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by any Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent Related Persons.

15.7.                     Costs and Expenses; Indemnification.

Agents may incur and pay Lender Group Expenses to the extent such Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agents or Lenders for such expenses pursuant to this Agreement or otherwise.  Each Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Loan Parties received by such Agent to reimburse such Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders.  In the event any Agent is not reimbursed for such costs and expenses from the Collections of Loan Parties received by such Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse such Agent for the amount of such Lender’s Pro Rata Share thereof.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrowers.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the applicable Agent.

15.8.                     Agents in Individual Capacity.

WFF and WF Canada and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF and WF Canada were not Agents hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or WF Canada or their respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Administrative Agent will use its reasonable best efforts to obtain), Administrative Agent shall not be under any obligation to provide such information to them.  The terms “Lender” and “Lenders” include WFF and WF Canada in their in its individual capacity.

15.9.                     Successor Agent.

Any Agent may resign as an Agent upon 45 days notice to the Lenders and the Administrative Borrower.  If any Agent resigns under this Agreement, the Required Lenders shall, so long as no Event of Default has occurred and is continuing in consultation with Administrative Borrower, appoint a successor Agent for the Lenders.  If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, Administrative Agent may appoint, after consulting with the Lenders and, if no Event of Default has occurred and is continuing, Administrative Borrower, a successor Agent.  If any

Agent has materially breached or failed to perform any material provision of this Agreement or of Applicable Law, the Required Lenders so long as no Event of Default has occurred and is continuing in consultation with Administrative Borrower, may agree in writing to remove and replace such Agent with a successor Agent from among the Lenders.  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as an Agent shall be terminated.  After any retiring Agent’s resignation hereunder as an Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.  If no successor Agent has accepted appointment as an Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10.              Lender in Individual Capacity.

Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.  With respect to the Swing Loans, Swing Lenders shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the applicable Agent.

15.11.              Withholding Taxes.

(a)                                  All payments made by any Borrower hereunder or under any note or other Loan Document will be made free and clear of, and without deduction or withholding for, any present or future Taxes unless such deduction or withholding is required by Applicable Law.  If deduction or withholding for Taxes shall at any time be required by law, each applicable Borrower agrees to pay the full amount of such Taxes to the appropriate taxing authority and to pay to each Lender entitled to receive payments from which such Taxes are deducted or withheld such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.11(a) after withholding or deduction for or on account of such Taxes, will not be less than the payment that would have been received in the absence of such Taxes; provided, however, that Borrowers shall not be required to pay any such additional amounts to any Agent or any Lender (i) if such Agent or Lender fails to comply with the other requirements of this Section 15.11, (ii) if the obligation to pay such amounts results from such Agent’s or such Lender’s own bad faith, willful misconduct, or gross negligence, or (iii) on account of any Excluded Taxes and provided further that US Borrowers shall not be required to pay any US withholding tax that is imposed on amounts payable to a Lender that is attributable to such Lender’s failure to comply with Section 15.11.  Each Borrower will furnish to Administrative Agent as promptly as possible after the date the payment of any Tax is due pursuant to Applicable Law certified copies of tax receipts evidencing such payment by any Borrower.  “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to payments hereunder or under any Note or other Loan Document and all interest, penalties or similar liabilities with respect thereto, but excluding Excluded Taxes.  “Excluded Taxes” shall mean:

(i)                                     any Taxes imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the income, net income or profits or net profits of Lender, and any sales or use, franchise or similar (including branch profits) Taxes imposed on Lender, and

(ii)                                  any Taxes imposed by reason of a Lender being or having been a resident or deemed resident of, or incorporated in the jurisdiction imposing the Taxes or carrying on or having carried on or deemed to have been carrying on a trade or business or providing services therein or having or having had a fixed place of business or permanent establishment therein,  other than solely as a result of entering into, executing, delivering or performing its obligations or receiving payments under or enforcing this Agreement or any Loan Document.

Any Borrower shall have the right to dispute or contest, at its sole expense, the validity of any assessment or reassessment of Taxes in respect of which it is required to pay an additional amount to any Agent or Lender.  The Agent or Lender in respect of which such Taxes are assessed or reassessed shall assist and cooperate with such Borrower, at such Borrower’s expense, in any such dispute or contest as is reasonably requested by such Borrower.

(b)                                 If a Lender is eligible to claim an exemption from, or reduction in the rate of, United States withholding tax, such Lender agrees with and in favor of Administrative Agent and any Borrower, to deliver to Administrative Agent:

(i)                                     if such Lender is eligible to claim an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or any Borrower;

(ii)                                  if such Lender is eligible to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or any Borrower;

(iii)                               if such Lender is eligible to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or any Borrower; or

(iv)                              such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or any Borrower.

Each Lender agrees promptly to notify Administrative Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)                                  If a Lender is eligible to claim an exemption from the withholding or deduction of Taxes from payments made to it by a Borrower in a jurisdiction other than the United States, Lender agrees with and in favor of Administrative Agent and Borrowers, to deliver to Administrative Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction in the rate of, such withholding Taxes, including without limitation, any backup withholding Taxes before receiving its first payment under this Agreement and at any other time reasonably requested by Administrative Agent or Administrative Borrower.

Each Lender agrees promptly to notify Administrative Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)                                 If any Lender claims exemption from, or reduction in the rate of, applicable withholding Taxes and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to another Lender, such Lender agrees to notify Administrative Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender.  To the extent of such percentage amount, Administrative Agent and Borrowers will treat such Lender’s documentation provided pursuant to Sections 15.11(b) or 15.11(c) as no longer valid.  With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections 15.11(b) or 15.11(c), if applicable.

(e)                                  If any Lender is entitled to a reduction in the rate of applicable withholding tax, the applicable Borrower or the applicable Agent, as the case may be, may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding Tax after taking into account such reduction.  If the forms or other documentation required by subsection (b) or (c) of this Section 15.11 are not delivered to Administrative Agent, then the applicable Borrower or the applicable Agent, as the case may be, may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(f)                                    If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that any Borrower or any Agent, as the case may be, did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify any Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agents and Borrowers harmless for all amounts paid, directly or indirectly, by Agents and Borrowers, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to any Agent and Borrowers under this Section 15.11, together with all costs and expenses (including attorneys fees and expenses).  The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of any Agent.

(g)                                 Each Lender shall, at the request of Administrative Agent or Administrative Borrower, use reasonable efforts to comply timely with any certification, identification, information, documentation or other reporting requirements if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Taxes for which any Borrower is required to pay additional amounts to or for the account of such Lender pursuant to this Section 15.11; provided that complying with such requirements would not be materially more onerous (in form, in procedure or in substance of information disclosed) to such Lender than complying with the comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice.

(h)                                 If any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 15.11 as a result of a change of law occurring after the date hereof, then such Lender agrees to designate a different lending office if such designation will eliminate or materially reduce such additional payment which may thereafter accrue and would not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

(i)                                     If any additional amount payable by any Borrower is made to or for the account of any Lender pursuant to this Section 15.11 on account of Taxes then, if any Lender receives or is granted a refund of, credit for or remission of such Taxes, such Lender shall reimburse to Borrowers such amounts as such Lender, acting reasonably, shall determine to be attributable to the relevant Taxes; provided, that (i) such Lender shall not be obligated to disclose to Borrowers any information regarding its tax affairs and computations, and (ii) nothing herein shall be construed so as to interfere with the right of such Lender to arrange its tax affairs as it deems appropriate.

(j)                                     Lenders shall use their best efforts to not sell, assign, or grant a participation in, or otherwise transfer all or part of the Obligations of Borrowers to a Lender that is not eligible to claim an exemption from United States withholding tax.

15.12.              Collateral Matters.

(a)                                  All Liens on Collateral (i) shall be automatically released upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property (including the equity interests of a Subsidiary of Parent) being sold or disposed of in a sale or disposition permitted under Section 6.4 of this Agreement or the other Loan Documents shall be automatically released upon such sale or disposition, and in the event of a sale or other disposition of all of the equity interests of a Subsidiary of Parent that is a Loan Party permitted under this Agreement and the other Loan Documents, such Subsidiary shall be automatically released of its obligations under the Loan Documents, (iii) constituting property in which no Loan Party owned any interest at the time the Agent’s Lien was granted nor at any time thereafter shall be automatically released, or (iv) constituting property leased to a Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement shall be automatically released.  The Lenders hereby irrevocably authorize Collateral Agent to take such actions and execute such documents that it deems necessary or appropriate, at its option and in its sole discretion, to evidence the foregoing releases.  Except as provided above, Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders.  Upon request by Collateral Agent or Administrative Borrower at any time, the Lenders will confirm in writing Collateral Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, however, that (1) Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in Collateral Agent’s opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)                                 Collateral Agent agrees, at the request of the Administrative Borrower, to take such actions and execute such documents that are reasonably requested by Administrative Borrower to evidence the release of all Liens on Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property (including the equity interests of a Subsidiary of Parent) being sold or disposed of if Administrative Borrower certifies to Collateral Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan

Documents and, in the event of a sale or other disposition of all of the equity interests of a Subsidiary of Parent that is a Loan Party permitted under this Agreement and the other Loan Documents, to evidence the release of such Subsidiary’s obligations under the Loan Documents (and Lenders hereby agree Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party owned any interest at the time the Agent’s Lien was granted nor at any time thereafter, and (iv) constituting property leased to a Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement.  Agents and Lenders agree that after the payment in full of the Term Loan A and the Term B Debt and the receipt by Collateral Agent of evidence, in form and substance reasonably satisfactory to Collateral Agent, that all Liens securing the Term B Debt have been released (or will be released contemporaneously), Collateral Agent shall take such actions and execute such documents that are reasonably requested by Administrative Borrower to evidence the release of all Agent’s Liens on the Stock of Foreign Subsidiaries, Real Property of the US Borrowers and the assets of the US Borrowers referred to in clauses (c), (e), (f), (g), (h), (i), (j), and (k) of Section 2 of the US Security Agreement other than (i) General Intangibles (as defined in the US Security Agreement) relating to Accounts, (ii) Stock of US Loan Parties, (iii) all monetary obligations owed by a Borrower to another Borrower in connection with any intercompany loans or advances and all promissory notes and instruments evidencing any such monetary obligation, loan or advance and (iv) letters of credit, letter of credit rights and Supporting Obligations (as defined in the US Security Agreement) issued in support of Accounts (and, following such release, such assets shall no longer constitute “Collateral” for purposes of the Loan Documents).

(c)                                  Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given Collateral Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.13.              Restrictions on Actions by Lenders; Sharing of Payments.

(a)                                  Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent after the occurrence and during the continuance of an Event of Default, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent after the occurrence and during the continuance of an Event of Default, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)                                 If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from any Agent pursuant to the terms of this Agreement, or (ii) payments from any Agent in excess of such Lender’s ratable portion of all such distributions by Agents, such Lender promptly shall (1) turn the same over to the applicable Agent, in kind, and with such endorsements as may be required to negotiate the same to such Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.14.              Agency for Perfection.

Collateral Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code and/or the PPSA, as applicable, can be perfected only by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.

15.15.              Payments by Agent to the Lenders.

All payments to be made by an Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the applicable Agent.  Concurrently with each such payment, the applicable Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.16.              Concerning the Collateral and Related Loan Documents.

Each member of the Lender Group authorizes and directs each Agent to enter into this Agreement, the other Loan Documents and the Intercreditor Agreement.  Each member of the Lender Group agrees that any action taken by any Agent in accordance with the terms of this Agreement, the other Loan Documents and the Intercreditor Agreement relating to the Collateral and the exercise by any Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.17.              Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.

By becoming a party to this Agreement, each Lender:

(a)                                  is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or at the request of such Agent, and such Agent shall so furnish each Lender with such Reports,

(b)                                 expressly agrees and acknowledges that no Agent (i) makes any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)                                  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the books and records of Borrowers and their Subsidiaries, as well as on representations of Borrowers’ personnel,

(d)                                 agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans and any information relating to any agreement which any Borrower or any of its Subsidiaries is a party (other than the Loan Documents) in a confidential manner in accordance with Section 16.8, and

(e)                                  without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold any Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold any Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by any Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing:  (x) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by Borrowers to Administrative Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, or any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Administrative Agent promptly shall provide a copy of same to such Lender, and (z) any time that Administrative Agent renders to Administrative Borrower a statement regarding a Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

15.18.              Several Obligations; No Liability.

Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of any Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of any Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 16.8, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

15.19.              Bank Product Providers.

Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agents are acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s right to share in payments and collections out of the Collateral as more fully set forth herein.  In connection with any such distribution of payments and collections, Agents shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified such Agent in writing of the amount of any such liability owed to it prior to such distribution.

15.20.              Quebec Security.

For greater certainty, and without limiting the powers of the Collateral Agent, or any other Person acting as an agent or mandatary for the Collateral Agent hereunder or under any other Loan Documents, the Borrowers hereby acknowledge that, for purposes of holding any hypothecs and security granted by the Borrowers or their Subsidiaries on property pursuant to the laws of the Province of Quebec to secure obligations of the Borrowers or their Subsidiaries under any debenture or bond issued by the Borrowers or their Subsidiaries, the Collateral Agent shall be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for the Lender Group and the Bank Product Provider, including without limitation, all present and future Lenders and any Affiliate of a Lender that may from time to time enter into Hedge Agreements with the Borrowers or their Subsidiaries, and in particular for all present and future holders of any such debenture or bond.  The Lender Group and the Bank Product Provider hereby : (i) irrevocably constitute, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold hypothecs and security granted by the Borrowers or their Subsidiaries on property pursuant to the laws of the Province of Quebec to secure the obligations of the Borrowers or their Subsidiaries under any debenture or bond issued by the Borrowers or their Subsidiaries; and (ii)  appoint and agree that the Canadian Administrative Agent or the Collateral Agent may act as the bondholder and mandatary with respect to any debenture or bond that may be issued by the Borrowers or their Subsidiaries and pledged in its favour from time to time.

The said constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) and of the Canadian Administrative Agent or the Collateral Agent as bondholder and mandatory shall be deemed to have been ratified and confirmed as follows:

(i)                                     by any Assignee, by the execution of an Assignment and Acceptance; and

(ii)                                  by any Affiliate of a Lender that enters into Hedge Agreements, by the execution of the Hedge Agreements.

Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Collateral Agent may acquire and be the holder of any debenture or bond issued by the Borrowers or their Subsidiaries (i.e. the fondé de pouvoir may acquire and hold the first debenture or bond issued under any deed of hypothec by the Borrowers or their Subsidiaries).  The Borrowers hereby acknowledge that such debenture or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

The Collateral Agent herein appointed as fondé de pouvoir shall have the same rights, powers and immunities as the Agents as stipulated herein, including under this Section 15, which shall apply mutatis mutandis.  Without limitation, the provisions of Section 15.9 shall apply mutatis mutandis to the resignation and appointment of a successor Collateral Agent acting as fondé de pouvoir.

16.                               GENERAL PROVISIONS.

16.1.                     Intentionally Omitted.

16.2.                     Effectiveness.

This Agreement shall be binding and deemed effective when executed by Borrowers, Agents, and each Lender whose signature is provided for on the signature pages hereof.

16.3.                     Section Headings.

Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

16.4.                     Interpretation.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrowers, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

16.5.                     Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

16.6.                     Counterparts; Electronic Execution.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

16.7.                     Revival and Reinstatement of Obligations.

If the incurrence or payment of the Obligations by any Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

16.8.                     Confidentiality.

Agents and Lenders each individually (and not jointly or jointly and severally) agree that (i) material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans and (ii) any information relating to any agreement which any Borrower or any of its Subsidiaries is a party (other than the Loan Documents) shall be treated by Agents and the Lenders in a confidential manner, and shall not be disclosed by Agents and the Lenders to Persons who are not parties to this Agreement, except:  (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agents or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents.  The provisions of this Section 16.8 shall survive for 2 years after the payment in full of the Obligations.

16.9.                     Know Your Customer.

If:

(a)                                  the introduction of or any change in (or in the interpretation, administration or application of) any Law or regulation made after the date of this Agreement; or

(b)                                 any change in the status of any Borrower or the composition or ownership of the shareholders or partners of any Borrower, as the case may be, after the date of this Agreement; or

(c)                                  a proposed assignment or transfer by the Agent or any Lender of any of their respective rights and/or obligations under this Agreement to a third party prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Agent or new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower concerned shall, promptly upon the request of Agent or such Lender supply such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of any event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all Applicable Law and regulations pursuant to the transactions contemplated in the Loan Documents.

16.10.              Integration.

This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

16.11.              Parent as Administrative Agent for Borrowers.

Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Administrative Agent, Canadian Administrative Agent and European Administrative Agent, as applicable, with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Accounts and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Accounts and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Accounts and Collateral of Borrowers as herein provided, (b) the Lender Group’s relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 16.11 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be; provided, that in no event shall Foreign Borrowers be liable with respect to any liability hereunder of US Loan Parties.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SITEL CORPORATION a Minnesota corporation

By:	/s/
Title:

NATIONAL ACTION FINANCIAL SERVICES, INC. a Georgia corporation

By:	/s/
Title:

SITEL HOME MORTGAGE CORP. a Nebraska corporation

By:	/s/
Title:

FINANCIAL INSURANCE SERVICES, INC. a Nebraska corporation

By:	/s/
Title:

SITEL INTERNATIONAL LLC a Delaware limited liability company

By:	/s/
Title:

Credit Agreement Signature Page

SITEL UK LIMITED a corporation organized under the laws of England and Wales

By:	/s/
Title:

SITEL EUROPE LIMITED a corporation organized under the laws of England and Wales

By:	/s/
Title:

SITEL IRELAND LIMITED a corporation organized under the laws of Ireland

By:	/s/
Title:

SITEL TELESERVICES CANADA INC. an Ontario corporation

By:	/s/
Title:

SITEL INSURANCE SERVICES CANADA INC. an Ontario corporation

By:	/s/
Title:

2

SITEL CUSTOMER CARE, INC. an Ontario corporation

By:	/s/
Title:

SITEL GmbH a limited liability company organized under the laws of Germany

By:	/s/
Title:

By:	/s/
Title:

SRM INKASSO GMBH a limited liability company organized under the laws of Germany

By:	/s/
Title:

By:	/s/
Title:

3

WELLS FARGO FOOTHILL, INC., a California corporation, as Administrative Agent, European Administrative Agent, Collateral Agent, Fronting Lender and as a Lender

By:	/s/
Title:

WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as Canadian Administrative Agent and as a Lender

By:	/s/
Title:

4

SCHEDULE 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Loan Parties and Significant Subsidiaries.

“Additional German Opinion Costs” means any costs or expenses incurred by any Agent in connection with obtaining a German law legal opinion for the benefit of any Lender that has requested such an opinion to the extent such Lender is not permitted to rely on any German legal opinion (either directly or through a reliance letter in form and substance reasonably satisfactory to such Lender) delivered on the Closing Date to the same extent as the Lenders party to the Credit Agreement on the Closing Date.

“Additional Permitted Debt” means Indebtedness of any Loan Party or Significant Subsidiary to the extent (i) that, after giving effect to the incurrence of such Indebtedness, the Leverage Ratio, on a pro forma basis as of the last day of the then most recently ended month for which financial statements have been delivered, is equal to or less than 5.0:1.0, (ii) that, after giving effect to the incurrence of such Indebtedness, Borrowers are in compliance with Section 6.17(a)(ii) (determined as if no Covenant Suspension Event has occurred) on a pro forma basis, as of the then most recent month end for which financial statements have been delivered, (iii) such Indebtedness is incurred on customary, market terms that have been negotiated on an arm’s-length basis with a Person other than an Affiliate of any Borrower, (iv) such Indebtedness has terms or conditions (other than pricing terms) that, taken as a whole, are not more burdensome or restrictive to the Loan Parties than the Loan Documents, (v) no Event of Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness, (vi) such Indebtedness is not secured by Liens on Collateral and (vii) to the extent such Indebtedness is secured by Liens on assets of any Borrower, such Indebtedness is subject to an Intercreditor Agreement reasonably acceptable to Administrative Agent.

“Administrative Agent” has the meaning specified therefor in the preamble to the Agreement.

“Administrative Agent’s Account” means, with respect to Dollars, the applicable Deposit Account of Administrative Agent identified on Schedule A-1 as the Administrative Agent’s Dollar Deposit Account, with respect to Euro, the applicable Deposit Account of Administrative Agent identified on Schedule A-1 as the Administrative Agent’s

Euro Deposit Account and, with respect to Sterling, the applicable Deposit Account of Administrative Agent identified on Schedule A-1 as the Administrative Agent’s Sterling Deposit Account.

“Administrative Borrower” has the meaning specified therefor in Section 16.11.

“Advances” means the Canadian Advances, European Advances and the US Advances.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definitions of Eligible Accounts, Eligible Unbilled Accounts, Eligible US Accounts, Eligible Foreign Accounts, Eligible Unbilled Foreign Accounts, Eligible Unbilled US Accounts and Section 6.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.  Notwithstanding anything to the contrary in the foregoing sentence, for the purpose of determining the Affiliates of any Account Debtor of the Parent and its Subsidiaries as such term is used in the definitions of Eligible Accounts, Eligible Unbilled Accounts, Eligible US Accounts, Eligible Foreign Accounts, Eligible Unbilled Foreign Accounts, and Eligible Unbilled US Accounts, “Affiliate” shall mean, as applied to such Account Debtor, any other Person that would be part of a group of customers under common control or customers that are affiliates of each other that would together with such Account Debtor be considered a “single customer” for purposes of paragraph (c)(vii) of Item 101 of Regulation S-K of the Exchange Act (or any successor provision) and any other Person that, to the knowledge of the Loan Parties, would otherwise constitute an Affiliate of such Account Debtor pursuant to the foregoing sentence.

“Agents” means Administrative Agent, Canadian Administrative Agent, European Administrative Agent and Collateral Agent and “Agent” means any one of them.

“Agent-Related Persons” means each Agent, together with its respective Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means a Canadian Administrative Agent’s Account, a European Administrative Agent’s Account or the Administrative Agent’s Account, as applicable.

2

“Agent’s Liens” means the Liens granted by the Loan Parties to Collateral Agent for the benefit of the Lender Group and the Bank Product Providers under the Loan Documents.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Annual Acquisition Limit” means, initially $5,000,000 and, if at any time after the second anniversary of the date hereof, as of the then most recent month end for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.3, the Leverage Ratio is less than 2.0:1.0 (“Limit Increase Event”), $8,000,000; provided, that if, after a Limit Increase Event has occurred, as of the then most recent month end for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.3, the Leverage Ratio is equal to or greater than 2.0:1.0, the Annual Acquisition Limit shall reduce to $5,000,000 until the occurrence of a subsequent Limit Increase Event.

“Applicable Currency” means, with respect to any Obligation, the currency in which such Obligation is denominated.

“Applicable Law” means, in the context that refers to one or more Persons, those Laws that apply to that Person or Persons or its or their business, undertaking, property or securities.

“Applicable Prepayment Premium” has the meaning specified therefor in the Fee Letter.

“Approved Offshore Currency” means Sterling or Euro.

“Approved Offshore Currency Rate” means, for each Interest Period for each Offshore Currency Rate Loan, the rate per annum, (i) reported by Bloomberg as established by the British Bankers Association on the date following such establishment (rounded upwards, if necessary, to the next 1/100%), to be the rate at which deposits in the Approved Offshore Currency (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, or (ii) if the Bloomberg rate is unavailable, as determined by European Administrative Agent using a commercially available source in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, for a term and in an amount comparable to the Interest Period and the amount of the Offshore Currency Rate Loan requested (whether as an initial Offshore Currency Rate Loan or as a continuation of an Offshore Currency Rate Loan or as a conversion of a Base Rate Loan to an Offshore Currency Rate Loan) by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

“Approved Offshore Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the Approved Offshore Currency Rate.

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“Assignee” has the meaning specified therefor in Section 13.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any officer or employee of Administrative Borrower.

“Auditors’ Determination” has the meaning specified therefor in Section 2.15(j).

“Availability” means, as of any date of determination, the aggregate amount that Borrowers are entitled to borrow as Advances hereunder (after giving effect to the Dollar Equivalent of the principal amount of all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

“Availability Reserve” means an amount equal to (x) at any time prior to the repayment in full of all Indebtedness under the Indenture, $30,000,000 and (y) at any time after the repayment in full of all Indebtedness under the Indenture, $0.

“Bank Product” means any financial accommodation extended to any Loan Party or any Significant Subsidiary by a Bank Product Provider (other than pursuant to the Loan Documents other than the Bank Product Agreements) including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or any Significant Subsidiary with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Loan Parties or the Significant Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Loan Parties or the Significant Subsidiaries are obligated to reimburse to any Agent or any member of the Lender Group as a result of such Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Loan Parties or the Significant Subsidiaries.

“Bank Product Provider” means Wells Fargo or any of its Affiliates.

“Bank Product Reserve” means, as of any date of determination, the lesser of (a) $5,000,000 less the amount of the Foreign Bank Product Reserve, if any, and (b) the amount of reserves that Administrative Agent has established (based upon the Bank Product

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Providers’ reasonable determination of the credit exposure of US Loan Parties in respect of Bank Products) in respect of Bank Products then provided or outstanding; provided, that in order to qualify as Bank Product Reserves such reserves must be established on or prior to the time that the Bank Product Provider first provides the applicable Bank Product.

“Bankruptcy Code” means (i) title 11 of the United States Code, (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies’ Creditors Arrangement Act (Canada), or (iv) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time.

“Base LIBOR Rate” means the rate per annum (i) reported by Bloomberg as established by the British Bankers Association on the date following such rate being established (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, or (ii) if the Bloomberg rate is unavailable, as determined by Administrative Agent using a commercially available source in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means, as applicable, the US Base Rate or the Canadian Base Rate.

“Base Rate Loan” means each portion of an Advance or the Term Loan A that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means 0.25%; provided that, at any time that the outstanding principal balance of the Term Loan A has been paid in full, the Base Rate Margin shall be minus 0.50%.

“Base Rate Term Loan A Margin” means 0.25%.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA or a benefit plan under Canadian Employee Benefits Legislation) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an “employer” (as defined in Section 3(5) of ERISA or has held equivalent status under Canadian Employee Benefits Legislation) within the past six years.

“Board of Directors” means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

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“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing hereunder consisting of Advances (or Term Loan A, as applicable) made on the same day by the Lenders (or Administrative Agent, Canadian Administrative Agent or European Administrative Agent on behalf thereof), or by a Swing Lender in the case of a Swing Loan, or by Administrative Agent, Canadian Administrative Agent or European Administrative Agent in the case of a Protective Advance, in each case, to Administrative Borrower, Canadian Administrative Borrower or European Administrative Borrower, as applicable.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the states of New York or California or, with respect to the obligations of a Foreign Borrower, are authorized or required to close in Ireland, United Kingdom, Germany or Canada, as applicable, provided that, (a) if a determination of a Business Day shall relate to a LIBOR Rate Loan denominated in Dollars, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits or Approved Offshore Currency deposits in the London interbank market, (b) if a determination of a Business Day shall relate to a Loan or a Letter of Credit denominated in Canadian Dollars, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Canadian Dollar deposits in the London interbank market, and (c) if a determination of a Business Day shall relate to a Loan or a Letter of Credit denominated in an Approved Offshore Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable Approved Offshore Currency in the London interbank market.

“Canadian Administrative Agent” has the meaning specified therefor in the preamble to the Agreement.

“Canadian Administrative Agent’s Account” means, with respect to Dollars, the Deposit Account of Canadian Administrative Agent identified on Schedule A-2 as the Canadian Administrative Agent’s Dollar Deposit Account and, with respect to Canadian Dollars, the Deposit Account of Canadian Administrative Agent identified on Schedule A-2 as the Canadian Administrative Agent’s Canadian Dollar Deposit Account.

“Canadian Administrative Borrower” means SITEL Teleservices Canada Inc.

“Canadian Advances” has the meaning specified therefor in Section 2.1(a).

“Canadian Availability” means, as of any date of determination, the amount that Canadian Borrowers are entitled to borrow as Canadian Advances hereunder (after giving effect to all then outstanding Canadian Revolver Usage and all sublimits and reserves then applicable hereunder).

“Canadian Base Rate” means, the rate of interest announced, from time to time, within Canadian Imperial Bank of Commerce in Toronto, Canada as its “prime rate”,

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with the understanding that the “prime rate” is one of such bank’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those Canadian Dollar loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as such bank may designate.

“Canadian Borrowers” means SITEL Teleservices Canada Inc., SITEL Insurance Services Canada Inc., and SITEL Customer Care, Inc. and each other Subsidiary of Parent created or organized under the laws of Canada or any province thereof that becomes a Borrower hereunder pursuant to Section 5.15, and “Canadian Borrower” means any one of them.

“Canadian Borrowing” means a Borrowing hereunder consisting of Canadian Advances made on the same day by the Lenders (or Canadian Administrative Agent on behalf thereof), or by the Canadian Swing Lender in the case of a Canadian Swing Loan, or by Canadian Administrative Agent in the case of a Protective Advance, in each case, to any Canadian Borrower.

“Canadian Borrowing Base” means, as of any date of determination, the Foreign Borrowing Base less European Revolver Usage.

“Canadian Designated Account” means, with respect to Dollars, the applicable Deposit Account of Canadian Administrative Borrower identified on Schedule D-1 as the Canadian Designated Account for Dollars and, with respect to Canadian Dollars, the applicable Deposit Account of Canadian Administrative Borrower identified on Schedule D-1 as the Canadian Designated Account for Canadian Dollars or, in each case, such other account as Canadian Administrative Borrower may specify by notice to Canadian Administrative Agent.

“Canadian Designated Account Bank” has the meaning specified therefor in Schedule D-1 or such other bank as Canadian Administrative Borrower may specify by notice to Canadian Administrative Agent.

“Canadian Dollar” means the lawful currency of Canada.

“Canadian Employee Benefits Legislation” means the Canadian Pension Plan Act (Canada), the Canadian Income Tax Act, the Pension Benefits Standards Act 1985 (Canada), the Employment Insurance Act (Canada), the Pension Benefits Act (Ontario), the Health Insurance Act (Ontario), the Employment Standards Act 2000 (Ontario), the Workplace Safety and Insurance Act 1997 (Ontario), the Occupational Health and Safety Act (Ontario) and any federal, provincial or local counterparts or equivalents, in each case, as applicable and as amended from time to time.

“Canadian Income Tax Act” means the Income Tax Act (Canada), R.S.C. 1985 C.1 (5th Supp.), as amended from time to time.

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“Canadian Issuing Lender” means Wells Fargo Financial Corporation Canada or any other Lender that, at the request of Administrative Borrower and with the consent of Canadian Administrative Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Canadian L/Cs or Canadian L/C Undertakings pursuant to Section 2.12.

“Canadian L/C” has the meaning specified therefor in Section 2.12(b).

“Canadian L/C Disbursement” means a payment made by the Canadian Issuing Lender pursuant to a Canadian Letter of Credit.

“Canadian L/C Undertaking” has the meaning specified therefor in Section 2.12(b)(i).

“Canadian Lender” means a Lender that has an interest in the Canadian Revolver Commitment and/or the Canadian Revolver Usage.

“Canadian Letter of Credit” means a Canadian L/C or a Canadian L/C Undertaking, as the context requires.

“Canadian Letter of Credit Usage” means, as of any date of determination, the Dollar Equivalent of the aggregate undrawn amount of all outstanding Canadian Letters of Credit.

“Canadian LIBOR Rate” means, for each Interest Period for each Canadian LIBOR Rate Loan, the rate per annum (i) reported by Bloomberg as established by the British Bankers Association on the date following such establishment (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Canadian Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, or (ii) if the Bloomberg rate is unavailable, as determined by Canadian Administrative Agent using a commercially available source in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

“Canadian Loan Account” has the meaning specified therefor in Section 2.10.

“Canadian Protective Advances” has the meaning specified therefor in Section 2.3(d)(ii).

“Canadian Revolver Commitment” means, with respect to each Lender, its Canadian Revolver Commitment, and, with respect to all Lenders, their Canadian Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name

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under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Canadian Revolver Usage” means, as of any date of determination, the sum of (a) the Dollar Equivalent of the principal amount of outstanding Canadian Advances, plus (b) the amount of the Canadian Letter of Credit Usage, in each case as determined as of such date.

“Canadian Risk Participation Liability” means, as to each Canadian Letter of Credit, all reimbursement obligations of Canadian Borrowers to the Canadian Issuing Lender with respect to a Canadian L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Canadian Issuing Lender to the Canadian Underlying Issuer to the extent not reimbursed by Canadian Borrowers, whether by the making of a Canadian Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“Canadian Swing Lender” means Wells Fargo Financial Corporation Canada or any other Lender that, at the request of Administrative Borrower and with the consent of Canadian Administrative Agent agrees, in such Lender’s sole discretion, to become the Canadian Swing Lender under Section 2.3(b).

“Canadian Swing Loan” has the meaning specified therefor in Section 2.3(b)(ii).

“Canadian Underlying Issuer” means a third Person which is the beneficiary of a Canadian L/C Undertaking and which has issued a letter of credit at the request of the Canadian Issuing Lender for the benefit of one or more of the Canadian Borrowers.

“Canadian Underlying Letter of Credit” means a letter of credit that has been issued by a Canadian Underlying Issuer.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of (a) all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed but excluding expenditures in respect of reinvestments of casualty proceeds and proceeds of asset dispositions and Extraordinary Receipts permitted pursuant to Section 2.4(d) (in all cases other than with respect to the definition of “Permitted Investments”, excluding any such Capital Expenditures that have been funded by customers of Parent and its Subsidiaries to the extent Parent and its Subsidiaries have received cash in respect thereof from such customers), and (b) to the extent not covered by clause (a) of this definition, any Investments made in reliance on clause (r) of the definition of “Permitted Investments”.

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“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof or the District of Columbia so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above and (g) in the case of any Foreign Loan Party or any Significant Subsidiary, other investments made in investments of a type analogous to the foregoing in accordance with normal investment practices for cash management.

“Cash Management Account” has the meaning specified therefor in Section 2.7(a).

“Cash Management Agreements” means those certain cash management agreements, in form and substance reasonably satisfactory to Collateral Agent, each of which is among Administrative Borrower or one of its Subsidiaries, Collateral Agent, Term B Agent (to the extent the Term B Debt is outstanding on the date of such Cash Management Agreement and such Cash Management Agreement relates to a US Loan Party’s Cash Management Account), and one of the Cash Management Banks.

“Cash Management Bank” has the meaning specified therefor in Section 2.7(a).

“Cash Management Reinstatement Event” means January 1 or July 1 of any fiscal year after the occurrence of a Cash Management Triggering Event if on such date no Event of Default exists and the Borrowers have maintained daily average Dollar Equivalent

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of Excess Availability for the immediately preceding 60 consecutive day period of at least $15,000,000.

“Cash Management Triggering Event” means the occurrence of an Event of Default or the failure of the Borrowers to maintain daily average Dollar Equivalent of Excess Availability for a 30 consecutive day period of at least $15,000,000.

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent, or (b) individuals who, at the beginning of any period of 24 consecutive months, constitute the Parent’s board of directors (together with any new director whose election by the Parent’s board of directors or whose nomination for election by the Parent’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Parent’s board of directors then in office or (c) any “person” or “group” (within the meaning of the Exchange Act) other than the Permitted Holders shall own or control directly or indirectly that percentage of the outstanding Stock of Parent necessary to elect a majority of the board of directors (or similar governing body) of Parent or (d) Parent or any Loan Party fails to own and control directly or indirectly, 100% of the outstanding Stock of each of their respective Subsidiaries that are Loan Parties or Significant Subsidiaries (other than SITEL Insurance Services Canada Inc.) extant as of the Closing Date other than nominee shares and director’s qualifying shares required by law, except in connection with a transaction expressly permitted under Section 6.3, the Pre-approved Asset Disposition Letter or, with respect to any Subsidiary that is not a Loan Party, Section 6.4 or (e) Parent or any Loan Party fails to own directly or indirectly, at least 49% of the outstanding Stock of SITEL Insurance Services Canada Inc. and either have the option to purchase the remaining Stock of SITEL Insurance Services Canada Inc. for nominal consideration or own directly or indirectly the remaining Stock of SITEL Insurance Services Canada Inc., except in connection with a transaction expressly permitted under Section 6.3.

“Closing Date” means the earlier of (x) the date of the making of the initial Advance (or other extension of credit) hereunder and (y) the date that the conditions in Section 3.1 are either satisfied or waived in accordance with the terms thereof.

“Closing Date Projections” means the Projections for fiscal year 2005 delivered on or prior to the Closing Date.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means the US Collateral and the Foreign Collateral.

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“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Administrative Borrower’s or its Subsidiaries’ books and records, in each case, in form and substance reasonably satisfactory to Collateral Agent.

“Collateral Agent” has the meaning specified therefor in the preamble to the Agreement.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, its Revolver Commitment, its Term Loan A Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan A Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer, controller, treasurer or vice president of finance of Parent to Administrative Agent.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by a Loan Party, Collateral Agent, Term B Agent (to the extent the Term B Debt is outstanding on the date of such Control Agreement), and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Convertible Note Offering” means an offering by Parent of convertible debt securities in an aggregate initial principal amount not to exceed $70,000,000 that (i) has a maturity date on or after February 19, 2011, (ii) does not require any cash payments of principal or interest prior to February 19, 2011, (iii) has terms or conditions that, taken as a whole, are not more burdensome or restrictive to the Loan Parties than the Loan Documents and (iv) is unsecured, and any refinancing thereof that meets the criteria set forth in clauses (i) through (iv) of this definition.

“Covenant Event” means the occurrence of any of the following events at any time after the Covenant Suspension Date:

(i)                                     a Default or Event of Default shall have occurred and be continuing; or

(ii)                                  (x) for purposes of Sections 6.17(a) and 6.17(b)(ii)(A), the failure of Borrowers to maintain average daily Dollar Equivalent of Excess Availability for any Fiscal

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Month of at least $20,000,000 and (y) for purposes of Section 6.17(b)(ii)(B) for the 30 day period ending on the day preceding the date on which the proposed transaction or event is to be consummated or incurred, the failure of Borrowers to maintain average daily Dollar Equivalent of Excess Availability of at least $20,000,000.

“Covenant Suspension Date” means the first date on which the Term Loan A and the Term B Debt have been paid in full and the following conditions have been satisfied:

(i)                                     no Default or Event of Default shall have occurred and be continuing; and

(ii)                                  for the 30 day period ending on such date, the Borrowers have maintained average daily Dollar Equivalent of Excess Availability of not less than $20,000,000.

“Currency Due” has the meaning specified therefor in Section 10.4.

“Currency Exchange Rate” means, with respect to a currency, the rate quoted by the Reference Bank as the spot rate for the purchase by the Reference Bank of such currency with another currency at approximately 10:30 a.m. (New York time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would, unless cured or waived, be an Event of Default.

“Defaulting Lender” means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder or fails to pay any amount that it is required to pay pursuant to Section 2.17(c) on the date that it is required to do so hereunder.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, with respect to amounts denominated in Dollars, the US Base Rate, with respect to amounts denominated in Canadian Dollars, the Canadian Base Rate, and with respect to amounts denominated in an Approved Offshore Currency, the applicable Approved Offshore Currency Rate with respect to LIBOR Rate Loans with an Interest Period of one month’s duration and (b) thereafter, with respect to amounts denominated in Dollars, the interest rate then applicable to Advances that are Base Rate Loans denominated in Dollars (inclusive of the Base Rate Margin applicable thereto), with respect to amounts denominated in Canadian Dollars, the interest rate then applicable to Advances that are Base Rate Loans denominated in Canadian Dollars (inclusive of the Base Rate Margin applicable thereto) and, with respect to amounts denominated in an Approved Offshore Currency, the interest rate then applicable to Advances that are LIBOR Rate Loans denominated in such

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Approved Offshore Currency with an Interest Period of one month’s duration (inclusive of the LIBOR Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Disbursement Letter” means an instructional letter executed and delivered by the Administrative Borrower to the Administrative Agent, Canadian Administrative Agent and European Administrative Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to the Administrative Agent, Canadian Administrative Agent and European Administrative Agent.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Administrative Agent at such time on the basis of the Currency Exchange Rate for the purchase of Dollars with such currency.

“Dollars” or “$” means United States dollars.

“EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net income (or loss), minus to the extent not included in determining net income (or loss) for such period, cash expenditures during such period in respect of the acceleration of lease expense for facilities that have been, or are intended to be, closed, minus, to the extent included in the calculation of net income (or loss), extraordinary gains and interest income, and plus, to the extent deducted in determining net income (or loss), non-cash losses on sales of assets outside of the ordinary course of business, write-downs or non-cash losses on dispositions of fixed assets and intangible assets (including goodwill write-downs as required under FAS pronouncement 142), non-cash charges in respect of the acceleration of lease expense for facilities that have been, or are intended to be, closed, interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, income tax expense, depreciation and amortization expense, amortization of intangibles (including, without limitation, goodwill) and organization costs, cash restructuring and severance charges incurred and paid during the fiscal year ending December 31, 2005 in an aggregate amount not to exceed $5,500,000 and reflected on the financial Projections for fiscal year 2005, delivered to Administrative Agent and in form and substance satisfactory to Administrative Agent, cash restructuring charges expensed during the fiscal year ending December 31, 2004 in an aggregate amount not to exceed $8,000,000, and any other non-cash charges (including, without limitation, the amount of any non-cash deduction to consolidated net income (or loss) as a result of any grant to members of management of any capital stock of Parent), in each case, for such period as determined in accordance with GAAP.

“Eligible Accounts” means Eligible Foreign Accounts and Eligible US Accounts.

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“Eligible Foreign Accounts” means those Accounts created by a Foreign Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Foreign Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in Administrative Agent’s Permitted Discretion to address the results of any audit performed by Administrative Agent from time to time after the Closing Date.  In determining the amount to be included, Eligible Foreign Accounts shall be calculated net of customer deposits and unapplied cash.  Eligible Foreign Accounts shall not include the following:

(a)                                  (i) Accounts with selling terms of more than 90 days or (ii) with respect to Accounts with selling terms of not more than 30 days, the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of the due date and, with respect to Accounts with selling terms of more than 30 days, the Account Debtor has failed to pay within 30 days of the due date,

(b)                                 Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)                                  Accounts with respect to which the Account Debtor is an Affiliate of any Foreign Borrower or an employee or agent of any Foreign Borrower or any Affiliate of any Foreign Borrower,

(d)                                 Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e)                                  Accounts that are not payable in Dollars, Canadian Dollars or an Approved Offshore Currency,

(f)                                    Accounts with respect to which the Account Debtor either (i) with respect to Accounts of a Canadian Borrower, does not maintain its chief executive office, or other office acceptable to Administrative Agent in its Permitted Discretion, in the United States or Canada, with respect to Accounts of a UK Borrower, does not maintain its chief executive office, or other office acceptable to Administrative Agent in its Permitted Discretion, in the United Kingdom, with respect to Accounts of an Irish Borrower, does not maintain its chief executive office, or other office acceptable to Administrative Agent in its Permitted Discretion, in Ireland or in the United Kingdom, or with respect to Accounts of a German Borrower, does not maintain its chief executive office, or other office acceptable to Administrative Agent in its Permitted Discretion, in Germany, or (ii) is not organized under the laws of the United States, Ireland, United Kingdom, Canada or Germany or any state or province or political subdivision thereof or the District of Columbia, or (iii) is the government of any country or sovereign state other than the United States, or of any state,

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province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless, in each case (y) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Collateral Agent and is directly drawable by Collateral Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent in its Permitted Discretion,

(g)                                 Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States,

(h)                                 Accounts with respect to which the Account Debtor is also a creditor of any Borrower and has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i)                                     Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (except with respect to (x) General Motors Corporation and its Affiliates, in which case the total obligations of such Account Debtor shall not exceed 30% (such percentage being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor materially deteriorates) of all Eligible Accounts and (y) the Specified Account Debtors and any other Account Debtor designated by Administrative Agent in its Permitted Discretion, in which case the total obligations of such Account Debtor shall not exceed 15% (such percentage being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor materially deteriorates) of all Eligible Accounts), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j)                                     Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, to the knowledge of the Loan Parties is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k)                                  Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Borrower has so qualified, filed such reports or forms, or taken such actions (and,

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in each case, paid any required fees or other charges), except to the extent that the applicable Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Administrative Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

(l)                                     Accounts, the collection of which, Administrative Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(m)                               Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(n)                                 Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

(o)                                 Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof or the District of Columbia, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has a Dollar Equivalent amount of total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) a Dollar Equivalent amount of total assets (including assets under management) in excess of $250,000,000, (d) any Lender or any Affiliate (other than individuals) of any Lender, and (e) any other Person approved by Administrative Agent.

“Eligible Unbilled Accounts” means Eligible Unbilled Foreign Accounts and Eligible Unbilled US Accounts.

“Eligible Unbilled Foreign Accounts” means those Accounts created by a Foreign Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that fail to constitute Eligible Foreign Accounts solely as a result of (i) the goods giving rise to such Account not having been billed to the Account Debtor, or (ii) the services giving rise to such Account not having been billed to the Account Debtor.

“Eligible Unbilled US Accounts” means those Accounts created by a US Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that fail to constitute Eligible US Accounts solely as a result of (i) the goods

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giving rise to such Account not having been billed to the Account Debtor, or (ii) the services giving rise to such Account not having been billed to the Account Debtor.

“Eligible US Accounts” means those Accounts created by a US Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible US Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in Administrative Agent’s Permitted Discretion to address the results of any audit performed by Administrative Agent from time to time after the Closing Date.  In determining the amount to be included, Eligible US Accounts shall be calculated net of customer deposits and unapplied cash.  Eligible US Accounts shall not include the following:

(a)                                  (i) Accounts with selling terms of more than 90 days or (ii) with respect to Accounts with selling terms of not more than 30 days, the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of the due date and, with respect to Accounts with selling terms of more than 30 days, the Account Debtor has failed to pay within 30 days of the due date,

(b)                                 Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)                                  Accounts with respect to which the Account Debtor is an Affiliate of any US Borrower or an employee or agent of any US Borrower or any Affiliate of any US Borrower,

(d)                                 Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e)                                  Accounts that are not payable in Dollars,

(f)                                    Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office, or other office acceptable to Administrative Agent in its Permitted Discretion, in the United States, or (ii) is not organized under the laws of the United States or any state thereof or the District of Columbia, or (iii) is the government of any country or sovereign state other than the United States, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless in each case (y) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Collateral Agent and is directly drawable by Collateral Agent, or (z) the Account

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is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent in its Permitted Discretion,

(g)                                 Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States,

(h)                                 Accounts with respect to which the Account Debtor is a creditor of any Borrower and has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i)                                     Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (except with respect to (x) General Motors Corporation and its Affiliates, in which case the total obligations of such Account Debtor shall not exceed 30% (such percentage being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor materially deteriorates) of all Eligible Accounts and (y) the Specified Account Debtors and any other Account Debtor designated by Administrative Agent in its Permitted Discretion, in which case the total obligations of such Account Debtor shall not exceed 15% (such percentage being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor materially deteriorates) of all Eligible Accounts), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j)                                     Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, to the knowledge of the Loan Parties is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k)                                  Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the applicable Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Administrative Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

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(l)                                     Accounts, the collection of which, Administrative Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(m)                               Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(n)                                 Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

(o)                                 Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, third party investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses onto any property of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or any Subsidiary of a Borrower, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under Section 414(b) of the IRC, (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or a Significant Subsidiary under Section 414(c) of the IRC, (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party or a Significant Subsidiary is a member under Section 414(m) of the IRC, or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party or a Significant Subsidiary and whose employees are aggregated with the employees of a Loan Party or a Significant Subsidiary under Section 414(o) of the IRC.

“Euro” or “€” means the currency of participating member states of the European Union that have adopted a single currency in accordance with the Treaty on European Union of February 7, 1992.

“European Administrative Agent” has the meaning specified therefor in the preamble to the Agreement.

“European Administrative Agent’s Account” means, with respect to Dollars, the applicable Deposit Account of European Administrative Agent identified on Schedule A-3 as the European Administrative Agent’s Dollar Deposit Account, with respect to Euro, the applicable Deposit Account of European Administrative Agent identified on Schedule A-3 as the European Administrative Agent’s Euro Deposit Account and, with respect to Sterling, the applicable Deposit Account of European Administrative Agent identified on Schedule A-3 as the European Administrative Agent’s Sterling Deposit Account.

“European Administrative Borrower” means SITEL Europe Limited.

“European Advances” has the meaning specified therefor in Section 2.1(a).

“European Availability” means, as of any date of determination, the amount that European Borrowers are entitled to borrow as European Advances hereunder (after giving effect to all then outstanding European Revolver Usage and all sublimits and reserves then applicable hereunder).

“European Borrowers” means SITEL UK Limited, SITEL Europe Limited, SITEL Ireland Limited, SITEL GmbH, and SRM Inkasso GmbH and each other Subsidiary of Parent created or organized under the laws of any jurisdiction other than the United States or any state thereof or the District of Columbia or Canada or any province thereof that becomes a Borrower hereunder pursuant to Section 5.15, and “European Borrower” means any one of them.

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“European Borrowing” means a Borrowing hereunder consisting of European Advances made on the same day by the Lenders (or Fronting Lender or European Administrative Agent on behalf thereof), or by the European Swing Lender in the case of a European Swing Loan, or by European Administrative Agent in the case of a Protective Advance, in each case, to any European Borrower.

“European Borrowing Base” means, as of any date of determination, the Foreign Borrowing Base less Canadian Revolver Usage.

“European Designated Account” means, with respect to Dollars, the applicable Deposit Account of European Administrative Borrower identified on Schedule D-1 as the European Designated Account for Dollars, with respect to Euro, the applicable Deposit Account of European Administrative Borrower identified on Schedule D-1 as the European Designated Account for Euro and, with respect to Sterling, the applicable Deposit Account of European Administrative Borrower identified on Schedule D-1 as the European Designated Account for Sterling or, in each case, such other account as European Administrative Borrower may specify by notice to European Administrative Agent.

“European Designated Account Bank” has the meaning specified therefor in Schedule D-1 or such other bank as European Administrative Borrower may specify by notice to European Administrative Agent.

“European Issuing Lender” means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of European Administrative Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing European L/Cs or European L/C Undertakings pursuant to Section 2.12.

“European L/C” has the meaning specified therefor in Section 2.12(c).

“European L/C Disbursement” means a payment made by the European Issuing Lender pursuant to a European Letter of Credit.

“European L/C Undertaking” has the meaning specified therefor in Section 2.12(c)(i).

“European Lender” means a Lender that has an interest in the European Revolver Commitment and/or the European Revolver Usage.

“European Letter of Credit” means a European L/C or a European L/C Undertaking, as the context requires.

“European Letter of Credit Usage” means, as of any date of determination, the Dollar Equivalent of the aggregate undrawn amount of all outstanding European Letters of Credit.

“European Loan Account” has the meaning specified therefor in Section 2.10.

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“European Protective Advances” has the meaning specified therefor in Section 2.3(d)(iii).

“European Revolver Commitment” means, with respect to each Lender, its European Revolver Commitment, and, with respect to all Lenders, their European Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“European Revolver Usage” means, as of any date of determination, the sum of (a) the Dollar Equivalent of the principal amount of outstanding European Advances, plus (b) the amount of the European Letter of Credit Usage, in each case as determined as of such date.

“European Risk Participation Liability” means, as to each European Letter of Credit, all reimbursement obligations of European Borrowers to the European Issuing Lender with respect to a European L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the European Issuing Lender to the European Underlying Issuer to the extent not reimbursed by European Borrowers, whether by the making of a European Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“European Swing Lender” means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of European Administrative Agent agrees, in such Lender’s sole discretion, to become the European Swing Lender under Section 2.3(b).

“European Swing Loan” has the meaning specified therefor in Section 2.3(b)(iii).

“European Underlying Issuer” means a third Person which is the beneficiary of a European L/C Undertaking and which has issued a letter of credit at the request of the European Issuing Lender for the benefit of one or more of the European Borrowers.

“European Underlying Letter of Credit” means a letter of credit that has been issued by a European Underlying Issuer.

“Event of Default” has the meaning specified therefor in Section 7.

“Excess Availability” means, as of any date of determination, the amount equal to Availability plus Qualified Cash minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of 90 days after such payables were created or aged in excess of their historical levels with respect thereto and all book overdrafts of Borrowers in excess of their historical practices with respect thereto, in each case as determined by Administrative Agent in its Permitted Discretion.

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“Excess Cash Flow” means, for any period, the remainder of (without duplication) (a)  EBITDA for such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of Term Loan A and other Indebtedness for borrowed money of Parent and its Subsidiaries (to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement) made in cash during such period, plus (ii) voluntary prepayments of Indebtedness, but only to the extent such Indebtedness cannot be reborrowed, plus (iii) cash payments (not financed with the proceeds of Indebtedness (other than Advances)) made in such period with respect to Capital Expenditures to the extent permitted to be made under this Agreement, plus (iv) all federal, state, local and foreign income taxes paid in cash by Parent and its Subsidiaries, during such period, plus (v) all Interest Expense paid in cash by Parent and its Subsidiaries during such period to the extent permitted to be paid under this Agreement plus (vi) mandatory prepayments of the Term Loan A pursuant to Section 2.4(c)(v) and mandatory prepayments of the Term B Debt, plus (vii) any non-cash items (including losses, charges, expenses, write-downs or write-offs or in respect of amortization or depreciation) included in the calculation of EBITDA, plus (viii) to the extent not otherwise deducted in calculating Excess Cash Flow, cash restructuring and severance charges incurred and paid during the fiscal year ending December 31, 2005 in an aggregate amount not to exceed $5,500,000, plus (ix) all other cash payments made during such period on account of fees, costs and expenses that were capitalized or otherwise were not deducted in calculating Excess Cash Flow for such period, plus (x) cash consideration paid during such period to make acquisitions of all or substantially all of the assets and/or business of a Person or all of the Stock of a Person that are permitted to be made under this Agreement.

“Excluded Deposit Accounts” means (i) Deposit Account no. 1-508-9055-9589 maintained with US Bank National Association to the extent such account is pledged to US Bank National Association to secure letters of credit issued for the account of a US Borrower and the aggregate Dollar Equivalent amount in such Deposit Account does not exceed $900,000 and (ii) Deposit Accounts of any Borrower solely to the extent all funds in such Deposit Accounts consist of amounts held in trust by such Borrower for or in escrow for or on behalf of customers of such Borrower.

“Existing Foreign Guarantors” means SITEL Asia Pacific Investments PTE Limited, SITEL Customer Care Philippines, Inc., SITEL (BVI) International, Inc., and Systems Integrated Telemarketing Netherlands B.V., and each other Subsidiary of Parent created or organized under the laws of any jurisdiction other than the United States, Ireland, United Kingdom, Germany or Canada or any state or province thereof or the District of Columbia that becomes a Guarantor hereunder as of the date hereof.

“Existing Lender” means Fleet Capital Corporation.

“Extraordinary Receipts” means any cash Collections received by any US Loan Party not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(c)(ii) or Section 2.4(c)(iv) hereof), including the following (solely to the extent any of the following is not in the ordinary course of business): (a) foreign, United States, state or local tax refunds (excluding value added tax payments received from a

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Governmental Authority that will be netted against future value added tax payments to such Governmental Authority), (b) pension plan reversions, (c) proceeds of insurance (including proceeds of key man life insurance policies) other than such proceeds to the extent that the amounts so received are applied by a Loan Party for the purpose of satisfying the condition giving rise to the insurance claim, (d) proceeds of judgments, proceeds of settlements, or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments, and (g) any purchase price adjustment received in connection with any purchase agreement); provided, that, individual, unrelated Collections in a Dollar Equivalent amount of less than or equal to $5,000 shall be deemed not to constitute Extraordinary Receipts for purposes of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Fiscal Month” means a calendar month.

“Fee Letter” means that certain fee letter between Borrowers and Administrative Agent, in form and substance satisfactory to Administrative Agent.

“Fixed Charges” means with respect to Parent and its Subsidiaries for any period, the sum, without duplication, of (a) Interest Expense (net of interest income) paid in cash during such period, (b) scheduled principal payments required to be paid during such period in respect of Indebtedness, and (c) all federal, state, and local income taxes paid during such period.

“Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.

“Foreign Advances” means Canadian Advances and European Advances.

“Foreign Bank Product Reserve” means, as of any date of determination, the lesser of (a) $5,000,000 less the amount of the Bank Product Reserve, if any, and (b) the amount of reserves that Administrative Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Foreign Borrowers’ and Foreign Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding to Foreign Loan Parties; provided, that in order to qualify as Foreign Bank Product Reserves such reserves must be established on or prior to the time that the Bank Product Provider first provides the applicable Bank Product.

“Foreign Borrowers” means European Borrowers and Canadian Borrowers, and “Foreign Borrower” means any one of them.

“Foreign Borrowing” means a Borrowing hereunder consisting of European Advances and Canadian Advances made on the same day by the Lenders (or Fronting Lender, Canadian Administrative Agent or European Administrative Agent on behalf

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thereof), or by the Canadian Swing Lender in the case of a Canadian Swing Loan, or by the European Swing Lender in the case of a European Swing Loan, or by Canadian Administrative Agent or European Administrative Agent in the case of a Protective Advance, in each case, to any European Borrower or Canadian Borrower.

“Foreign Borrowing Base” means, as of any date of determination, the result of:

(a)                                  (i)                                     (x) 85% of the amount of the Dollar Equivalent of Eligible Foreign Accounts, plus (y) the lesser of (A) 85% of the amount of the Dollar Equivalent of Eligible Unbilled Foreign Accounts and (B) $30,000,000, less (z) the amount, if any, of the Foreign Dilution Reserve, less

(ii)                                  the sum of (A) the Foreign Bank Product Reserve, and (B) the aggregate amount of reserves, if any, established by Administrative Agent under Section 2.1(b) with respect to Foreign Borrowers, plus

(b)                                 (i)                                     (x) 85% of the amount of Eligible US Accounts, plus (y) the lesser of (A) 85% of the amount of Eligible Unbilled US Accounts and (B) $30,000,000, less (z) the amount, if any, of the US Dilution Reserve, less

(ii)                                  the sum of (A) the Bank Product Reserve, and (B) without duplication of clause (a)(ii)(B) above, the aggregate amount of reserves, if any, established by Administrative Agent under Section 2.1(b), less

(c)                                  US Revolver Usage,

provided, however, that the sum of clauses (a)(i)(y) and (b)(i)(y) above shall not exceed $30,000,000.

“Foreign Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1(B) or any other form acceptable to Administrative Agent.

“Foreign Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Foreign Borrower in or upon which a Lien is granted by such Foreign Borrower under any of the Loan Documents.

“Foreign Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 Fiscal Months, that is the result of dividing the Dollar Equivalent amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Foreign Borrowers’ Accounts during such period, by (b) Foreign Borrowers’ gross billings with respect to Accounts during such period.

“Foreign Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Foreign Accounts by 1 percentage point for each percentage point by which Foreign Dilution is in excess of 5%.

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“Foreign Guarantors” means Existing Foreign Guarantors and any other Subsidiary (other than a Foreign Borrower or an Immaterial Subsidiary) of a Borrower organized under the laws of any jurisdiction within Ireland, United Kingdom, Germany or Canada that becomes a Guarantor after the date hereof, and “Foreign Guarantor” means any one of them.

“Foreign Loan Parties” means the Foreign Borrowers and Foreign Guarantors, and “Foreign Loan Party” means any one of them.

“Foreign Obligations” means (a) all loans, Foreign Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement obligations with respect to outstanding Canadian Letters of Credit, contingent reimbursement obligations with respect to outstanding European Letters of Credit, premiums, liabilities (including all amounts charged to the Canadian Loan Account and European Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by Foreign Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Foreign Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations owing by the Foreign Borrowers.  Any reference in the Agreement or in the Loan Documents to the Foreign Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Foreign Revolver Usage” means, as of any date of determination, the sum of (a) the Dollar Equivalent of the principal amount of outstanding European Advances, plus (b) the Dollar Equivalent of the principal amount of outstanding Canadian Advances, plus (c) the amount of the European Letter of Credit Usage, plus (d) the amount of the Canadian Letter of Credit Usage, in each case as determined as of such date.

“Foreign Subsidiaries” means the Foreign Borrowers, the Foreign Guarantors and each other Subsidiary of Administrative Borrower not created or organized under the laws of the United States or any state thereof or the District of Columbia, and “Foreign Subsidiary” means any one of them.

“Fraudulent Conveyance” has the meaning specified therefor in Section 2.15(i).

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“Fronted Loans” means that portion of the Advances which is funded by the Fronting Lender and has not been funded by another Lender.

“Fronting Lender” has the meaning set forth in the preamble to the Agreement.

“Fronting Loan Event” means in the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of Fronting Lender, make it unlawful or impractical for Fronting Lender to fund or maintain Fronted Loans or to continue such funding or maintaining.

“Funding Date” means any date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.13(b)(ii).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“German Borrowers” means SITEL GmbH and SRM Inkasso GmbH and each other Subsidiary of Parent created or organized under the laws of Germany or any state or province thereof that becomes a Borrower hereunder pursuant to Section 5.15, and “German Borrower” means any one of them.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, unanimous shareholder agreement or unanimous shareholder declaration, if any, or other organizational documents of such Person, and all amendments thereto.

“Governmental Authority” means any federal (including the federal governments of Canada, Germany, Spain and the United Kingdom), the government of the Republic of Ireland, state, provincial, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means each US Guarantor and each Foreign Guarantor, and “Guarantor” means any one of them.

“Guaranty” means a US Guaranty or a general continuing guaranty executed and delivered by each Guarantor in favor of Collateral Agent for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Collateral Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Applicable Laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP

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toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means any and all agreements, or documents now existing or hereafter entered into by Administrative Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower’s or any of its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a).

“Immaterial Subsidiary” means a Person that is (i) a Subsidiary of Parent, and (ii) listed on Schedule I-1 attached hereto, or otherwise designated in a written notice by Administrative Borrower as an “Immaterial Subsidiary” for the purposes of the Agreement; provided, that, any such Subsidiary shall not continue to constitute a “Immaterial Subsidiary” for more than thirty (30) days after such Subsidiary was formed or acquired unless approved as an Immaterial Subsidiary by Administrative Agent in its Permitted Discretion.

“Indebtedness” of any Person means, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, or other similar financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business, payable in accordance with customary trade practices and not outstanding for more than 90 days after the date such payable was created), (f) all obligations of such Person owing under Hedge Agreements, and (g) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.  For purposes of this definition (x) the amount of the obligations of a Person under a Hedge Agreement at any date shall be equal to the amount payable by such Person to the relevant counterparties on such date (net of any amounts payable to such Person by such counterparties) and (y) the amount of any guarantee obligation of a Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined

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by such Person in good faith.  For purposes of Section 6.1, (i) reimbursement obligations of a US Borrower in respect of standby letters of credit shall not constitute Indebtedness to the extent such letters of credit support Indebtedness of another US Borrower that is otherwise permitted under Section 6.1, (ii) reimbursement obligations of a US Guarantor in respect of standby letters of credit shall not constitute Indebtedness to the extent such letters of credit support Indebtedness of another US Loan Party that is otherwise permitted under Section 6.1, (iii) reimbursement obligations of a Foreign Borrower in respect of standby letters of credit shall not constitute Indebtedness to the extent such letters of credit support Indebtedness of a US Loan Party or another Foreign Borrower that is otherwise permitted under Section 6.1, (iv) reimbursement obligations of a Foreign Guarantor in respect of standby letters of credit shall not constitute Indebtedness to the extent such letters of credit support Indebtedness of another Loan Party that is otherwise permitted under Section 6.1 and (v) reimbursement obligations of a Significant Subsidiary in respect of standby letters of credit shall not constitute Indebtedness to the extent such letters of credit support Indebtedness of Parent or any other Subsidiary of Parent that is otherwise permitted under Section 6.1.  For purposes of Section 6.17, reimbursement obligations in respect of standby letters of credit shall not constitute Indebtedness to the extent such letters of credit support Indebtedness of Parent or any Subsidiary of Parent.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3.

“Indemnified Person” has the meaning specified therefor in Section 10.3.

“Indenture” means the Indenture dated as of March 10, 1998 among the Parent, the subsidiary guarantors named therein and Manufacturers & Traders Trust Company, successor to Allfirst Bank, formerly The First National Bank of Maryland, as Trustee, in respect of the Parent’s Series A and Series B 9 1/4% Senior Subordinated Notes due 2006, as amended, supplemented or otherwise modified.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, England’s Insolvency Act of 1986, Ireland’s Companies Acts of 1963 to 2003 or under any other state or federal or non-US jurisdiction bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means a subordination agreement executed and delivered by Loan Parties and Collateral Agent, the form and substance of which is satisfactory to Collateral Agent.

“Intercreditor Agreement” means the Lien Intercreditor Agreement of even date herewith among Term B Agent, and Collateral Agent, and acknowledged by the US Borrowers, as amended, supplemented, restated or otherwise modified from time to time.

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“Interest Expense” means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to each LIBOR Rate Loan other than Approved Offshore Rate Loans, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, or 6 months thereafter and, with respect to each Approved Offshore Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1 or 2 Weeks or 1, 2, 3, or 6  months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1 or 2 Weeks or 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Irish Borrowers” means SITEL Ireland Limited and each other Subsidiary of Parent created or organized under the laws of the Republic of Ireland or any state or province thereof that becomes a Borrower hereunder pursuant to Section 5.15, and “Irish Borrower” means any one of them.

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“Issuing Lenders” means the US Issuing Lender, the Canadian Issuing Lender and the European Issuing Lender.

“Judgment Currency” has the meaning specified therefor in Section 10.4.

“Law (or Laws)” means, in respect of the United States, Canada and any other country, all published laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions or any grant of approval, permission, authority or license of any court, Governmental Authority, statutory body or self-regulatory authority.

“Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1.

“Lender Group” means, individually and collectively, each of the Lenders (including the Fronting Lender and the Issuing Lenders) and Agents.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by any one or more members of the Lender Group, (b) fees or charges paid or incurred by any Agent in connection with the Lender Group’s transactions contemplated by the Loan Documents with Borrowers or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles to the extent Liens on motor vehicles are required to be perfected under the Loan Documents), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations) to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement and, in the event any real estate is pledged as Collateral, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by any Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by any Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of any Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Borrower or any Subsidiary of a Borrower, (h) each Agent’s reasonable costs and expenses (including reasonable attorneys

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fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating (including, without limitation, any Additional German Opinion Costs), or amending the Loan Documents, (i) any foreign exchange costs incurred by Agents or Lenders resulting from converting currencies to the extent necessary and in accordance with this Agreement, and (j) each Agent’s and each Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any Subsidiary of a Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit Usage” means, as of any date of determination, the sum of the Canadian Letter of Credit Usage, the European Letter of Credit Usage and the US Letter of Credit Usage, as determined as of such date.

“Letters of Credit” means Canadian Letters of Credit, European Letters of Credit and US Letters of Credit, as applicable.

“Leverage Ratio” means, as of any date, the ratio of (a) the sum of the Revolver Usage (other than Letter of Credit Usage cash collateralized in an amount up to 105% of such Letter of Credit Usage), the outstanding principal balance of the Term Loan A and Term B Debt and the aggregate principal amount of all other Indebtedness (other than cash collateralized letters of credit) of Parent and its Subsidiaries outstanding as of such date in the amount that would be reflected as debt on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP to (b) EBITDA for the 12 month period ended as of such date.

“LIBOR Deadline” has the meaning specified therefor in Section 2.13(b)(i).

“LIBOR Notice” means a written notice substantially in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.13(a).

“LIBOR Rate” means, as applicable, the US LIBOR Rate, the Canadian LIBOR Rate or the Approved Offshore Currency Rate.

“LIBOR Rate Loan” means each portion of an Advance or the Term Loan A that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means 2.75%; provided that, at any time that the outstanding principal balance of the Term Loan A has been paid in full, the LIBOR Rate Margin shall be 2.00%.

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“LIBOR Rate Term Loan A Margin” means 2.75%.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, civil law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.  Without limiting the generality of the foregoing, the term “Lien” includes the lien, hypothec or security interest arising from a mortgage, deed of trust, encumbrance, notice of Lien, levy or assessment, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Loan Account” has the meaning specified therefor in Section 2.10.

“Loan Documents” means the Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Fee Letter, the Pre-approved Asset Disposition Letter, the Guaranties, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, if any, the Security Agreements, the Disbursement Letter, the Officers’ Certificate, any note or notes executed by a Borrower or any Guarantor in connection with the Agreement and payable to a member of the Lender Group and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with the Agreement.

“Loan Parties” means the US Loan Parties and the Foreign Loan Parties, and “Loan Party” means any one of them.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrowers and their Subsidiaries, taken as a whole, (b) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of US Loan Parties, taken as a whole, (c) a material impairment of a Borrower’s or any of its Subsidiaries’ ability to perform its material obligations under the Loan Documents to which it is a party or of the Lender Group’s ability to enforce the Obligations or realize upon a material portion of the Collateral, or (d) a material impairment of the enforceability or priority of the Agent’s Liens with respect to a material portion of the Collateral as a result of an action or failure to act on the part of a Borrower or a Subsidiary of a Borrower.

“Maturity Date” has the meaning specified therefor in Section 3.3.

“Maximum Canadian Revolver Amount” means the least of (x) $10,000,000, (y) $30,000,000 less the European Revolver Usage and (z) $90,000,000 less the sum of the Availability Reserve, US Revolver Usage and European Revolver Usage.

“Maximum European Revolver Amount” means the lesser of (x) $30,000,000 less the Canadian Revolver Usage and (y) $90,000,000 less the sum of the Availability Reserve, US Revolver Usage and Canadian Revolver Usage.

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“Maximum Non-Loan Party Percentage” means (x) if the Leverage Ratio for the 4 fiscal quarters ending on the last day of the then most recently ended fiscal quarter for which financial statements have been delivered is greater than 2.00:1.00, 10% and (y) if the Leverage Ratio for the 4 fiscal quarters ending on the last day of the then most recently ended fiscal quarter for which financial statements have been delivered is equal to or less than 2.00:1.00, 12.5%.

“Maximum Revolver Amount” means $90,000,000.

“Maximum US Revolver Amount” means $90,000,000 less the sum of the Availability Reserve and the Foreign Revolver Usage.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a US Borrower in favor of Collateral Agent for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Collateral Agent, that encumber the Real Property Collateral.

“Net Assets” has the meaning specified therefor in Section 2.15(j).

“Net Cash Proceeds” means, (i) with respect to any sale or disposition by any Person of property or assets, the amount of cash Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person, but only as and when received, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (1) Indebtedness owing under this Agreement or the other Loan Documents and (2) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (B) reasonable fees and expenses related thereto incurred by such Person in connection therewith, (C) taxes paid or payable to any taxing authorities by such Person in connection therewith and (D) in the case of the asset sale described in the Pre-approved Asset Disposition Letter, reserves established by such Person and reasonably acceptable to Administrative Agent to fund contingent liabilities reasonably estimated to be payable in connection therewith solely to the extent such contingent liabilities are funded within 90 days of the consummation of such asset sale and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred compensation) by or on behalf of such Person, but only as and when received, in connection therewith, after deducting therefrom only (A) reasonable fees and expenses related thereto incurred by such Person in connection therewith, (B)  taxes paid or payable by such Person in connection therewith and (C) income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax

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sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (1) actually paid or are payable or, in the case of the asset sale described in the Pre-Approved Asset Disposition Letter, accrued as a liability, to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (2) properly attributable to such transaction or to the asset that is the subject thereof.

“Non-Loan Party Subsidiaries” means the Subsidiaries of Parent identified on Schedule N-1 and Subsidiaries of the Parent formed or acquired after the Closing Date, designated in a written notice by Administrative Borrower as a “Non-Loan Party Subsidiary” for purposes of this Agreement, in each case that (i) have not been designated as Loan Parties or Significant Subsidiaries by Administrative Borrower in accordance with Section 6.16 or otherwise and (ii) are not created or organized under the laws of the United States, Ireland, United Kingdom, Germany or Canada or any state or province thereof or the District of Columbia, and “Non-Loan Party Subsidiary” means any one of them; provided, that, any such Subsidiary shall not continue to constitute a “Non-Loan Party Subsidiary” for more than thirty (30) days after such Subsidiary was formed or acquired unless approved by Administrative Agent in its Permitted Discretion.

“Non-Offshore Currency Lender” means a Lender (other than the Fronting Lender) which has given notice to the Administrative Agent and the Fronting Lender that such Lender can not fund Offshore Currency Rate Loans (except as provided in Section 2.17).

“Obligations” means (a) all loans (including the Term Loan A), Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to the Borrowers’ Loan Accounts pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by the applicable Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations.  Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Officers’ Certificate” means the representations and warranties of officers form submitted by Administrative Agent to Parent, together with the Borrowers’ and

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Guarantors’ completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Administrative Agent.

“Originating Lender” has the meaning specified therefor in Section 13.1(e).

“Offshore Currency Rate Loan” means each portion of an Advance that is denominated in an Approved Offshore Currency.

“Overadvance” has the meaning specified therefor in Section 2.5.

“Parent” has the meaning specified therefor in the preamble to the Agreement.

“Patriot Act” means Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Participant” has the meaning specified therefor in Section 13.1(e).

“Permitted Acquisition” means an acquisition of the assets and/or business of a Person by a Borrower or the acquisition of all of the Stock of a Person (such Person, the “Target”) by a Borrower in which (a) (i) the business and assets acquired by a US Borrower are located in the United States, the business and assets acquired by a Foreign Borrower are located in Canada, UK, Germany or Ireland and or the business and assets of the Target are located in the United States, Canada, UK, Germany or Ireland and (ii) such business is, and such assets are for use in, the same business engaged in by Borrowers as of the Closing Date or a business reasonably related, complementary or incidental thereto or a reasonable extension thereof, (b) immediately before and after giving effect to such asset acquisition or Stock acquisition and the making of any Advances in connection therewith, no Default or Event of Default exists (and, with respect to the financial covenants included in Section 6.17, Administrative Agent has been provided with calculations showing compliance with such financial covenants on a pro forma basis as of the most recent month end for which financial statements have been delivered, after giving effect to such asset or Stock acquisition), (c) the Dollar Equivalent of the aggregate consideration to be paid by the Borrowers (including any liabilities assumed by Borrower and the liabilities retained by the Target) in connection with such asset or Stock acquisition, together with the consideration paid in connection with all other asset or Stock acquisitions completed by Borrowers during the consecutive 12-month period ending on the date of such asset or Stock acquisition, does not exceed the Annual Acquisition Limit, (d) the Dollar Equivalent of the aggregate consideration to be paid by Borrowers (including any liabilities assumed by Borrowers and any liabilities retained by the Target) in connection with such asset or Stock acquisition, together with the consideration paid in connection with all of the asset or Stock acquisitions completed by Borrowers during the period commencing on the Closing Date and ending on the date of such asset or Stock acquisition, does not exceed $20,000,000, (e) the acquisition is consensual and has been approved by the respective board of directors of the parties to such acquisition (including in the case of a Stock acquisition, the board of directors of the Target), (f) at the time of and

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immediately after giving effect to such asset or Stock acquisition and the making of any Advances in connection therewith, the Dollar Equivalent of Excess Availability is not less than $25,000,000, (g) at least 30 days prior to such acquisition, Administrative Agent shall have received a description of such acquisition and such due diligence as is customarily required by Administrative Agent, and projections for the succeeding three-year period, which projections shall be in form and substance satisfactory to Administrative Agent and shall take into account the proposed Permitted Acquisition, (h) at least 5 days prior to the consummation of such asset or Stock acquisition, Administrative Agent has received complete executed or conformed copies of the material documentation to be executed in connection with such acquisition, (i) consents have been obtained in favor of Agents and Lenders to the collateral assignment of rights and indemnities under the material acquisition documents, and (j) to the extent required pursuant to the provisions of Section 5.15, Collateral Agent shall have received a perfected, first-priority Lien in the assets so acquired (except for Permitted Liens) and in the case of a Stock acquisition, Collateral Agent shall have received a perfected, first-priority Lien (except for Permitted Liens) in all of the assets of the Target and the Target shall have, at Administrative Agent’s election, either executed and delivered a joinder to this Agreement or a Guaranty of all of the Obligations.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means (a) sales or other dispositions of Equipment or fixtures that is surplus, substantially worn, damaged, uneconomic or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or disposition of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) dispositions of assets of a Loan Party or a Significant Subsidiary in the aggregate Dollar Equivalent amount not to exceed $1,000,000 in any fiscal year of Borrowers so long as the consideration received therefor is at least fair market value (as determined in the good faith judgment of the applicable Loan Party or Significant Subsidiary), (f) any leases or subleases to other Persons that are not Affiliates of any Borrower not materially interfering with the conduct of the business of the Borrowers taken as a whole, (g) transactions between and among US Borrowers and transactions between and among US Guarantors, (h) any sale and leaseback transaction which (i) involves the financing of a tangible fixed asset not owned by any Borrower or Significant Subsidiary as of the Closing Date, (ii) is consummated on customary, market terms that have been negotiated on an arm’s-length basis with a Person other than an Affiliate of any Borrower, (iii) to the extent the applicable lease constitutes Indebtedness, constitutes Permitted Purchase Money Indebtedness, (iv) involves Capital Expenditures that are permitted to be made under Section 6.17(b) and (v) is consummated at a time when no Default or Event of Default exists or would be caused by the consummation of such transaction, (i) transactions between and among Foreign Borrowers, transactions between and among Foreign Guarantors and dispositions by any Foreign Loan Party to any US Borrower, (j) transactions between and

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among Significant Subsidiaries and dispositions by Significant Subsidiaries to any Borrower or any Subsidiary of any Borrower, (k) (x) the asset sale described in, and subject to the terms of, the Pre-approved Asset Disposition Letter and (y) the transactions described in, and subject to the terms of, the Pre-approved Restructurings Letter, (l) any disposition or series of related dispositions in respect of Equipment where the Dollar Equivalent of the Net Cash Proceeds received are less than or equal to $5,000 so long as the consideration received therefor is at least fair market value (as determined in the good faith judgment of the applicable Loan Party or Significant Subsidiary), (m) any other dispositions in the aggregate Dollar Equivalent amount not to exceed $500,000 so long as the consideration received therefor is at least fair market value (as determined in the good faith judgment of the applicable Loan Party or Significant Subsidiary) and at least 75% of the total consideration received is in cash, (n) dispositions of fixed assets of a Loan Party or a Significant Subsidiary to other Subsidiaries of Parent so long as the Dollar Equivalent amount of the aggregate fair market value of all fixed assets disposed of in reliance on this clause (n) does not exceed $2,000,000, and (o) the sale of all or a substantial portion of the assets of Financial Insurance Services, Inc. or the sale of all of the issued and outstanding capital stock of Financial Insurance Services, Inc. (including by merger) so long as no Default or Event of Default exists or would be caused by the consummation of such transaction.

“Permitted Holder” means State of Wisconsin Investment Board, James Lynch, Ida Eggens Kruithof, Private Equity Investors IV, L.P., Rohit Desai, JANA Partners and Heartland Advisors, Inc.

“Permitted Investments” means:

(a)                                  Investments in cash and Cash Equivalents, including Excluded Deposit Accounts,

(b)                                 Investments in negotiable instruments for collection,

(c)                                  advances made in connection with purchases of goods or services in the ordinary course of business,

(d)                                 (i) advances made to employees and officers in the ordinary course of business for salary, relocation and other similar expenses the Dollar Equivalent amount of which do not exceed $750,000 in the aggregate at any one time outstanding and (ii) Investments in respect of the cash value of split premium insurance policies in effect on the Closing Date (and renewals thereof), so long as the Dollar Equivalent amount of premiums payable in respect of such policies does not exceed $80,000 in any fiscal year,

(e)                                  Investments received in settlement of amounts due to a Loan Party or a Significant Subsidiary effected in the ordinary course of business or owing to a Loan Party or a Significant Subsidiary as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or any Subsidiary of a Borrower,

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(f)                                    Investments by a Loan Party or a Significant Subsidiary, to the extent existing on the Closing Date and listed on Schedule 6.12; provided, that no US Loan Party shall write-off, forgive, otherwise reduce or accept payment with respect to the unpaid principal amount of any intercompany loan owed by a Foreign Subsidiary without the prior written consent of Administrative Agent except Permitted Repayments,

(g)                                 Investments in respect of intercompany loans made by Foreign Subsidiaries (other than SITEL Iberica Teleservices, S.A.) to other Foreign Subsidiaries; provided, that (x) the aggregate Dollar Equivalent principal amount of such intercompany loans made in reliance on this clause (g) (other than (i) intercompany loans made with proceeds of Investments made by SITEL Iberica Teleservices, S.A. pursuant to clause (l) of this definition and (ii) intercompany loans made by a Foreign Subsidiary with the proceeds of intercompany loans made by another Foreign Subsidiary pursuant to this clause (g) to the extent the applicable cash proceeds of such intercompany loans are sent directly by the Foreign Subsidiary funding the initial intercompany loan to the Foreign Subsidiary that is the ultimate recipient of such series of intercompany loans) does not exceed $2,500,000 at any one time outstanding and (y) such intercompany loans are unsecured,

(h)                                 Investments in respect of intercompany loans made by US Loan Parties to Foreign Subsidiaries; provided, that (i) (A) to the extent the proceeds of such intercompany loans are used to finance Capital Expenditures incurred in connection with the repair, restoration or acquisition of revenue generating assets, the aggregate Dollar Equivalent principal amount of such intercompany loans (x) made to Foreign Subsidiaries organized under the laws of any single jurisdiction made in reliance on this clause (h) shall not exceed $7,500,000 in any fiscal year (net of repayments of intercompany loans made in such fiscal year by Foreign Subsidiaries organized under the laws of such jurisdiction to Loan Parties) or (y) made to all Foreign Subsidiaries in reliance on this clause (h) shall not exceed $50,000,000 during the term of this Agreement, (B) to the extent the proceeds of such intercompany loans are used to finance start up or expansion costs of a Foreign Subsidiary other than as described in clause (i)(A) above, the aggregate Dollar Equivalent principal amount of such intercompany loans made to Foreign Subsidiaries in reliance on this clause (h) shall not exceed $2,500,000 in any fiscal year and (C) to the extent the proceeds of such intercompany loans are used for purposes other than as described in clause (i)(A) or (i)(B) above, the aggregate Dollar Equivalent principal amount of such intercompany loans made to Foreign Subsidiaries in reliance on this clause (h) shall not exceed $7,500,000 at any one time outstanding, (ii) the aggregate principal amount of such intercompany loans made in reliance on clause (h)(i)(A) in any fiscal year shall not exceed 75% of the Capital Expenditure limit set forth in Section 6.17(b) with respect to such fiscal year, (iii) such intercompany loans are evidenced by promissory notes, in form and substance acceptable to Collateral Agent, which promissory notes have been pledged to Collateral Agent, (iv) no US Loan Party shall write-off, forgive, otherwise reduce or accept payment with respect to the unpaid principal amount of any such intercompany loan without the prior written consent of Administrative Agent except Permitted Repayments, (v) to the extent the aggregate Dollar Equivalent principal amount of such intercompany loans made to Foreign Subsidiaries organized under the laws of any single jurisdiction made in reliance on this clause (h)

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exceeds $1,000,000 at any one time outstanding, Administrative Borrower shall notify Administrative Agent of the existence of such intercompany loans and within 45 days of the request of Administrative Agent (or such later period reasonably acceptable to Administrative Agent), such intercompany loans shall be secured by the assets of such Foreign Subsidiary pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent except to the extent it is not possible under Applicable Law through the use of efforts and expenditures that are not unduly onerous to the Borrowers in relation to the benefits afforded to the Administrative Agent and the Lenders thereby, as reasonably determined by the Administrative Agent, to obtain valid and enforceable Liens on the assets of such Foreign Subsidiary, and (vi) the aggregate Dollar Equivalent principal amount of such intercompany loans made in any fiscal year to Foreign Subsidiaries organized under the laws of (A) jurisdictions in which it is not possible to obtain valid and enforceable Liens on such assets of a Foreign Subsidiary under Applicable Law through the use of efforts and expenditures that are not unduly onerous to the Borrowers in relation to the benefits afforded to the Administrative Agent and the Lenders thereby, as reasonably determined by the Administrative Agent, and (B) jurisdictions in which intercompany loans made to Foreign Subsidiaries organized under the laws of any such jurisdiction made in reliance on this clause (h) exceed $1,000,000 at any one time outstanding and Administrative Agent does not request that such intercompany loans be secured by the assets of such Foreign Subsidiaries in reliance on this clause (h), shall not exceed $10,000,000,

(i)                                     Investments consisting of other intercompany loans and advances made in compliance with Section 6.1 (other than clause (j) thereof) of the Agreement,

(j)                                     Investments by any US Borrower in another US Borrower and Investments by any US Guarantor in another US Loan Party,

(k)                                  Permitted Acquisitions,

(l)                                     Investments by SITEL Iberica Teleservices, S.A. in Foreign Subsidiaries,

(m)                               Investments in Hedge Agreements permitted by Section 6.1,

(n)                                 Investments by Loan Parties and Significant Subsidiaries in Subsidiaries of Parent arising in connection with the issuance of equity in satisfaction of intercompany loans owed to such Loan Parties or Significant Subsidiaries so long as (i) the aggregate Dollar Equivalent of such intercompany loans that are so satisfied plus the Dollar Equivalent of intercompany loans converted to equity pursuant to a Permitted Repayment does not exceed $5,000,000 in any fiscal year or $10,000,000 during the term of this Agreement and (ii) at the time of such issuance no Default or Event of Default exists or would be caused by such issuance,

(o)                                 non-cash consideration received by any Loan Party or Significant Subsidiary pursuant to a Permitted Disposition,

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(p)                                 guarantees of Indebtedness permitted under Section 6.1 and guarantees of ordinary course obligations of Subsidiaries of Parent not constituting Indebtedness,

(q)                                 transactions permitted by Sections 6.3 and 6.10,

(r)                                    Investments in joint ventures (and solely for purposes thereof, in any intermediate holding company) to the extent the proceeds of such Investments are used to finance Capital Expenditures incurred in connection with the repair, restoration or acquisition of revenue generating assets and associated working capital in an aggregate Dollar Equivalent amount not to exceed the lesser of (x) $15,000,000 in any fiscal year; provided, that, in no event shall the aggregate Dollar Equivalent amount of Investments made in reliance on this clause (r) that are used to finance working capital exceed $2,000,000 in any fiscal year, and (y) the then remaining amount of Capital Expenditures permitted to be made under Section 6.17(b) in such fiscal year,

(s)                                  Investments in Foreign Subsidiaries solely to the extent such Investments (i) are necessary for such Foreign Subsidiary to be in compliance with minimum capitalization requirements under Applicable Law or are necessary for such Foreign Subsidiary to be in compliance with minimum capitalization requirements established by the applicable tax authorities as a condition to such Foreign Subsidiary deducting interest expense on intercompany loans, or (ii) are necessary to permit such Foreign Subsidiary to make Investments in another Foreign Subsidiary for such other Foreign Subsidiary to be in compliance with minimum capitalization requirements under Applicable Law or are necessary for such other Foreign Subsidiary to be in compliance with minimum capitalization requirements established by the applicable tax authorities as a condition to such other Foreign Subsidiary deducting interest expense on intercompany loans; provided, that the aggregate Dollar Equivalent amount of such Investments made in reliance on this clause (s) do not exceed $5,000,000 during the term of this Agreement (it being understood, that for purposes of determining the aggregate amount of Investments made in reliance on this clause (s), an Investment made to a Foreign Subsidiary in reliance on clause (ii) of this clause (s) that is used to make an Investment in reliance on clause (i) of this clause (s) shall be treated as a single Investment); and

(t)                                    other Investments which do not exceed $2,500,000 in the aggregate Dollar Equivalent amount during any fiscal year of Parent.

“Permitted Liens” means (a) Liens held by Collateral Agent to secure the Obligations, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not constitute an Event of Default under Section 7.7 of the Agreement, (d) Liens set forth on Schedule P-1, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased, acquired, constructed or improved and the proceeds thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords,

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carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Loan Parties’ or Significant Subsidiaries’ business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (i) Liens on amounts deposited in the ordinary course of business in connection with bids, tenders, sales contracts, leases and other contractual obligations, statutory obligations, regulatory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (k) with respect to any real property, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, and zoning and other land use restrictions, leases and other title exceptions that do not materially interfere with or impair the use or operation thereof, (l) customary netting and setoff rights, banker’s liens and the like in favor of financial institutions, (m) Liens on the assets of the US Loan Parties securing the Term B Debt, (n) Liens incurred in connection with a sale and leaseback transaction that is permitted under Section 6.4, so long as any such Lien covers only the assets that are the subject of such sale and leaseback transaction, (o) any license, lease or sublease to a third party not interfering in any material respect with the business of the US Borrowers, taken as a whole, or the Borrowers, taken as a whole, (p) Liens on fixed assets securing acquired Indebtedness permitted by Section 6.1 in connection with an acquisition permitted by Section 6.12 or pursuant to an investment permitted hereby so long as such Lien covers only the assets purchased or acquired and the proceeds thereof and secures only such acquired Indebtedness, (q) other Liens on fixed assets, cash and Cash Equivalents securing obligations in an aggregate amount not exceeding $2,000,000, (r) Liens on cash and Cash Equivalents securing obligations owing under Hedge Agreements permitted by this Agreement, (s) Liens on assets (other than Collateral) of Loan Parties and Significant Subsidiaries securing the Additional Permitted Debt, (t) Liens on the assets of the Significant Subsidiaries securing Indebtedness permitted under Sections 6.1(l), (u) Liens on the assets of Foreign Subsidiaries securing intercompany loans due to any US Loan Party that have been pledged to Collateral Agent and (v) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 6.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness.

“Permitted Protest” means the right of Administrative Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes, assessments, charges or levies (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on a Borrower’s or any of its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Administrative Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.

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“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness (i) at any time on or prior to December 31, 2005, in an aggregate Dollar Equivalent principal amount outstanding at any one time not in excess of $15,000,000, (ii) at any time after December 31, 2005 and on or prior to December 31, 2006, in an aggregate Dollar Equivalent principal amount outstanding at any one time not in excess of $20,000,000, and (iii) at any time after December 31, 2006, in an aggregate Dollar Equivalent principal amount outstanding at any one time not in excess of $25,000,000.

“Permitted Repayments” means (A) payments on intercompany loans made by US Loan Parties to Foreign Subsidiaries to the extent such payments are used to make the mandatory prepayments due under Section 2.4(c)(i), (B) payments on intercompany loans made by US Loan Parties to Foreign Subsidiaries to the extent the Dollar Equivalent amount of all payments on such intercompany loans made in reliance on this clause (B) does not exceed $2,500,000 in any fiscal year and (C) the conversion of intercompany loans made by US Loan Parties to Foreign Subsidiaries to equity in the applicable Foreign Subsidiary to the extent the aggregate Dollar Equivalent amount of such intercompany loans converted to equity does not exceed $5,000,000 in any fiscal year or $10,000,000 during the term of this Agreement.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“PPSA” means the Personal Property Security Act of the applicable Canadian province or provinces in respect of Canadian Borrowers, and in the Province of Quebec, means the applicable provisions of the Civil Code of Quebec.

“Pre-approved Asset Disposition Letter” means the letter of even date herewith among Administrative Borrower, Lenders and Administrative Agent pursuant to which Administrative Agent and Lenders have consented to a specific asset sale pursuant to the terms of such letter.

“Pre-approved Restructurings Letter” means the letter of even date herewith among Administrative Borrower, Lenders, Term B Agent and Administrative Agent pursuant to which Administrative Agent, Term B Agent and Lenders have consented to certain proposed restructurings pursuant to the terms of such letter.

“Projections” means Parent’s consolidated forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

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(a)                                  with respect to a Lender’s obligation to make US Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the US Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s US Revolver Commitment, by (z) the aggregate US Revolver Commitments of all Lenders, and (ii) from and after the time that the US Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s US Advances by (z) the Dollar Equivalent of the aggregate outstanding principal amount of all US Advances,

(b)                                 with respect to a Lender’s obligation to make Canadian Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Canadian Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Canadian Revolver Commitment, by (z) the aggregate Canadian Revolver Commitments of all Lenders, and (ii) from and after the time that the Canadian Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s Canadian Advances by (z) the Dollar Equivalent of the aggregate outstanding principal amount of all Canadian Advances,

(c)                                  with respect to a Lender’s obligation to make European Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the European Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s European Revolver Commitment, by (z) the aggregate European Revolver Commitments of all Lenders, and (ii) from and after the time that the European Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s European Advances by (z) the Dollar Equivalent of the aggregate outstanding principal amount of all European Advances,

(d)                                 with respect to a Lender’s obligation to participate in US Letters of Credit, to reimburse the US Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the US Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s US Revolver Commitment, by (z) the aggregate US Revolver Commitments of all Lenders, and (ii) from and after the time that the US Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s US Advances by (z) the Dollar Equivalent of the aggregate outstanding principal amount of all US Advances,

(e)                                  with respect to a Lender’s obligation to participate in Canadian Letters of Credit, to reimburse the Canadian Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Canadian Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Canadian Revolver Commitment, by (z) the aggregate Canadian Revolver Commitments of all Lenders, and (ii) from and after the time that the Canadian Revolver Commitments have been terminated

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or reduced to zero, the percentage obtained by dividing (y) the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s Canadian Advances by (z) the Dollar Equivalent of the aggregate outstanding principal amount of all Canadian Advances,

(f)                                    with respect to a Lender’s obligation to participate in European Letters of Credit, to reimburse the European Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the European Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s European Revolver Commitment, by (z) the aggregate European Revolver Commitments of all Lenders, and (ii) from and after the time that the European Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s European Advances by (z) the Dollar Equivalent of the aggregate outstanding principal amount of all European Advances,

(g)                                 with respect to a Lender’s obligation to make the Term Loan A and right to receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan A, the percentage obtained by dividing (y) such Lender’s Term Loan A Commitment, by (z) the aggregate amount of all Lenders’ Term Loan A Commitments, and (ii) from and after the making of the Term Loan A, the percentage obtained by dividing (y) the principal amount of such Lender’s portion of the Term Loan A by (z) the principal amount of the Term Loan A, and

(h)                                 with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7), the percentage obtained by dividing (i) such Lender’s Revolver Commitment plus the outstanding principal amount of such Lender’s portion of the Term Loan A (or, prior to the making of the Term Loan A, such Lender’s Term Loan A Commitment), by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the outstanding principal amount of the Term Loan A (or, prior to the making of the Term Loan A, the aggregate amount of all Lenders’ Term Loan A Commitments); provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Dollar Equivalent of the outstanding principal amount of such Lender’s Advances plus such Lender’s ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of such Lender’s portion of the Term Loan A (or, prior to the making of the Term Loan A, such Lender’s Term Loan A Commitment), by (B) the Dollar Equivalent of the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of the Term Loan A (or, prior to the making of the Term Loan A, the aggregate amount of all Lenders’ Term Loan A Commitments).

“Protective Advances” means US Protective Advances, Canadian Protective Advances or European Protective Advances, as applicable.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within

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45 days prior to or after, the acquisition, construction or improvement of any fixed assets for the purpose of financing all or any part of the acquisition, construction or improvement cost thereof or any refinancings thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrowers that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of a bank or securities intermediary located within the United States.

“Real Property” means the parcels of owned real property identified on Schedule R-1 and any other parcels of owned real property hereafter acquired by any US Borrower and the improvements thereto.

“Real Property Collateral” means any Real Property hereafter acquired by a US Borrower which is required pursuant to Section 5.15 to be subject to a Mortgage.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Bank” means Wells Fargo, or such other bank as Administrative Agent may from time to time designate.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 14.2(a).

“Report” has the meaning specified therefor in Section 15.17.

“Required Availability” means that the Dollar Equivalent of Excess Availability exceeds $10,000,000.

“Required Lenders” means at any time, Lenders whose Pro Rata Shares of (a) the Revolver Commitment (or, if the Revolver Commitment has been terminated or reduced to zero, the then outstanding Revolver Usage) and (b) the outstanding principal amount of the Term Loan A (or, prior to the making of the Term Loan A, the aggregate amount of all Lenders’ Term Loan A Commitments), aggregate at least 50.1%.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any

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successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Revolver Commitment” means, with respect to each Lender, its US Revolver Commitment, its Canadian Revolver Commitment or European Revolver Commitment, as the context requires, and, with respect to all Lenders, their US Revolver Commitments, Canadian Revolver Commitments or European Revolver Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Revolver Usage” means, as of any date of determination, the sum of (a) the Dollar Equivalent of the principal amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage, in each case as determined as of such date.

“Risk Participation Liability” means, as to each Letter of Credit, all reimbursement obligations of Borrowers to an Issuing Lender with respect to a Canadian L/C Undertaking, a European L/C Undertaking or a US L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by an Issuing Lender to an Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a “securities account” (as that term is defined in the Code).

“Security Agreement” means the US Security Agreement and each other security agreement (including, without limitation, pledge agreements), in form and substance satisfactory to Collateral Agent, executed and delivered by each Borrower to Collateral Agent.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i).

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i).

“Significant Subsidiary” means SITEL Iberica Teleservices, S.A. and each other Subsidiary of Parent that is not a Loan Party, an Immaterial Subsidiary or a Non-Loan Party Subsidiary.  The Significant Subsidiaries on the Closing Date are identified on Schedule S-1.

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“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts or, with respect to a Canadian Borrower, is not an “insolvent person” (as such term is defined in the Bankruptcy and Insolvency Act (Canada) or a “debtor company” (as defined in the Companies Creditors Arrangement Act (Canada)).

“Specified Account Debtors” means the Account Debtors identified in that certain letter of even date herewith among Administrative Borrower, Lenders, and Administrative Agent pursuant to which Administrative Agent and Lenders have consented to the designation of such Account Debtors as Specified Account Debtors.

“Statutory Lien Payments” has the meaning set forth in Section 4.20.

“Sterling” means the lawful currency of the United Kingdom.

“Stock” means all shares, options, warrants, interests, participations, share capital or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Swing Lenders” means US Swing Lender, European Swing Lender and Canadian Swing Lender.

“Swing Loan” means a US Swing Loan, European Swing Loan or a Canadian Swing Loan.

“Target” has the meaning given to it in the definition of “Permitted Acquisition.”

“Taxes” has the meaning specified therefor in Section 15.11.

“Term B Agent” means Ableco Finance LLC, as agent for the lenders under the Term B Debt Documents (and its successors and assigns).

“Term B Credit Agreement” means that certain Credit Agreement dated as of the date hereof among Parent and each of Parent’s Subsidiaries identified on the signature pages thereto and that from time to time become parties thereto, as borrowers, the lenders party thereto as lenders, and Term B Agent, as amended, modified, supplemented, restated, or renewed in accordance with the terms thereof and the terms of this Agreement.

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“Term B Debt” means the Indebtedness of US Loan Parties in a maximum principal amount of $35,000,000 plus protective advances (and capitalized interest, fees, costs and other amounts) incurred pursuant to the terms of the Term B Debt Documents.

“Term B Debt Documents” means the Term B Credit Agreement and the other “Loan Documents” as such term is defined in the Term B Credit Agreement, in each case, as amended, amended and restated, supplemented, or modified in accordance with the terms hereof.

“Term Loan A” has the meaning set forth in Section 2.2(a).

“Term Loan A Amount” means $20,000,000.

“Term Loan A Commitment” means, with respect to each Lender, its Term Loan A Commitment, and, with respect to all Lenders, their Term Loan A Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Total Commitment” means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“UK Borrowers” means SITEL UK Limited and SITEL Europe Limited and each other Subsidiary of Parent created or organized under the laws of United Kingdom or any state or province thereof that becomes a Borrower hereunder pursuant to Section 5.15, and “UK Borrower” means any one of them.

“Underlying Issuer” means a US Underlying Issuer, a Canadian Underlying Issuer or a European Underlying Issuer, as the case may be.

“Underlying Letter of Credit” means a US Underlying Letter of Credit, a Canadian Underlying Letter of Credit or a European Underlying Letter of Credit, as the case may be.

“United States” means the United States of America.

“US Advances” has the meaning specified therefor in Section 2.1(a).

“US Availability” means, as of any date of determination, the amount that US Borrowers are entitled to borrow as US Advances hereunder (after giving effect to all then outstanding US Revolver Usage and all sublimits and reserves then applicable hereunder).

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“US Base Rate” means, the rate of interest publicly announced by the US Base Rate Bank in New York, New York as its reference rate, base rate or prime rate.  The reference rate, base rate or prime rate is determined from time to time by the US Base Rate Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the US Base Rate Bank to any particular class or category of customers.  Each change in the US Base Rate shall be effective from and including the date such change is publicly announced as being effective.

“US Base Rate Bank” means JPMorgan Chase Bank, N.A., its successors or any other commercial bank designated by the Agent to the Administrative Borrower from time to time.

“US Borrowers” means Parent, National Action Financial Services, Inc., a Georgia corporation, SITEL Home Mortgage Corp., a Nebraska corporation, Financial Insurance Services, Inc., a Nebraska corporation, SITEL International LLC, a Delaware limited liability company, and each other Subsidiary of Parent created or organized under the laws of the United States or any state thereof or the District of Columbia that becomes a Borrower hereunder after the date hereof pursuant to Section 5.15, and “US Borrower” means any one of them.

“US Borrowing” means a Borrowing hereunder consisting of US Advances made on the same day by the Lenders (or the Fronting Lender or Administrative Agent on behalf thereof), or by the US Swing Lender in the case of a US Swing Loan, or by Administrative Agent in the case of a Protective Advance, in each case, to any US Borrower.

“US Borrowing Base” means, as of any date of determination, the result of:

(a)                                  (x) 85% of the amount of Eligible US Accounts, plus (y) the lesser of (A) 85% of the amount of Eligible Unbilled US Accounts and (B) $30,000,000 less the Foreign Revolver Usage outstanding with respect to clauses (a)(i)(y) and (b)(i)(y) of the definition of “Foreign Borrowing Base”, less (z) the amount, if any, of the US Dilution Reserve, less

(b)                                 the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Administrative Agent under Section 2.1(b) with respect to US Borrowers, less

(c)                                  Foreign Revolver Usage less the amount of clause (a) of the definition of “Foreign Borrowing Base”; provided, that, such amount shall be deemed to be $0 if the amount of clause (a) of the definition of “Foreign Borrowing Base” is equal to or greater than the Foreign Revolver Usage.

“US Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1(A) or any other form acceptable to Administrative Agent.

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“US Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by US Loan Parties in or upon which a Lien is granted by such US Loan Party under any of the Loan Documents.

“US Designated Account” means, with respect to Dollars, the applicable Deposit Account of Administrative Borrower identified on Schedule D-1 as the US Designated Account for Dollars, with respect to Euro, the applicable Deposit Account of Administrative Borrower identified on Schedule D-1 as the US Designated Account for Euro and, with respect to Sterling, the applicable Deposit Account of Administrative Borrower identified on Schedule D-1 as the US Designated Account for Sterling or, in each case, such other account as Administrative Borrower may specify by notice to Administrative Agent.

“US Designated Account Bank” has the meaning specified therefor in Schedule D-1 or such other bank as Administrative Borrower may specify by notice to Administrative Agent.

“US Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 Fiscal Months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to US Borrowers’ Accounts during such period, by (b) US Borrowers’ gross billings with respect to Accounts during such period.

“US Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible US Accounts by 1 percentage point for each percentage point by which US Dilution is in excess of 5%.

“US Excess Availability” means, as of any date of determination, the amount equal to US Availability plus Qualified Cash minus the aggregate amount, if any, of all trade payables of US Borrowers aged in excess of 90 days after such payables were created or aged in excess of their historical levels with respect thereto and all book overdrafts of US Borrowers in excess of their historical practices with respect thereto, in each case as determined in good faith by Administrative Agent in its Permitted Discretion.

“US Guarantors” means each Subsidiary of each Borrower (other than SITEL Mexico Holdings LLC, a Nebraska limited liability company, SITMEX-USA, LLC, a Delaware limited liability company, US Borrowers and Immaterial Subsidiaries) created or organized under the laws of the United States or any state thereof or the District of Columbia that becomes a US Guarantor hereunder after the date hereof, and “US Guarantor” means any one of them.

“US Guaranty” means a general continuing guaranty executed and delivered by each US Guarantor in favor of Administrative Agent for the benefit of the Lender Group and the Bank Product Providers.

“US Issuing Lender” means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Administrative Agent, agrees, in such

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Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing US L/Cs or US L/C Undertakings pursuant to Section 2.12.

“US L/C” has the meaning specified therefor in Section 2.12(a).

“US L/C Disbursement” means a payment made by the US Issuing Lender pursuant to a US Letter of Credit.

“US L/C Undertaking” has the meaning specified therefor in Section 2.12(a).

“US Lender” means a Lender that has an interest in the US Revolver Commitment, the Term Loan A and/or the US Revolver Usage.

“US Letter of Credit” means a US L/C or a US L/C Undertaking, as the context requires.

“US Letter of Credit Usage” means, as of any date of determination, the Dollar Equivalent of the aggregate undrawn amount of all outstanding US Letters of Credit.

“US LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Administrative Agent (rounded upwards, if necessary, to the next 1/100%) equal to (a) the Base LIBOR Rate for such Interest Period, divided by (b) 100% minus the Reserve Percentage.  The US LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“US Loan Account” has the meaning specified therefor in Section 2.10.

“US Loan Parties” means the US Borrowers and US Guarantors, and “US Loan Party” means any one of them.

“US Obligations” means (a) all loans (including the Term Loan A), US Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement obligations with respect to outstanding US Letters of Credit, premiums, liabilities (including all amounts charged to US Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by US Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that US Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations other than Bank Product Obligations owing by Foreign Borrowers.  Any reference in the Agreement or in the

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Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“US Protective Advances” has the meaning specified therefor in Section 2.3(d)(i).

“US Revolver Commitment” means, with respect to each Lender, its US Revolver Commitment, and, with respect to all Lenders, their US Revolver Commitments, in each case as such amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“US Revolver Usage” means, as of any date of determination, the sum of (a) the Dollar Equivalent of the principal amount of outstanding US Advances, plus (b) the amount of the US Letter of Credit Usage, in each case as determined as of such date.

“US Risk Participation Liability” means, as to each US Letter of Credit, all reimbursement obligations of US Borrowers to the US Issuing Lender with respect to a US L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the US Issuing Lender to the US Underlying Issuer to the extent not reimbursed by US Borrowers, whether by the making of a US Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“US Security Agreement” means the security agreement, substantially in the form of Exhibit U-1 hereto, executed and delivered by each US Borrower to Collateral Agent.

“US Swing Lender” means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Administrative Agent agrees, in such Lender’s sole discretion, to become the US Swing Lender under Section 2.3(b).

“US Swing Loan” has the meaning specified therefor in Section 2.3(b).

“US Underlying Issuer” means a third Person which is the beneficiary of a US L/C Undertaking and which has issued a letter of credit at the request of the US Issuing Lender for the benefit of one or more US Borrowers.

“US Underlying Letter of Credit” means a letter of credit that has been issued by a US Underlying Issuer.

“Voidable Transfer” has the meaning specified therefor in Section 16.7.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

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“Week” means a period of five consecutive Business Days.

“WF Canada” means Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company.

“WFF” means Wells Fargo Foothill, Inc., a California corporation.

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